Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of March 2, 2017 (this “First Amendment”), among SS&C TECHNOLOGIES, INC. (the “Company”), SS&C EUROPEAN HOLDINGS, a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 2, rue Jean Monnet, L-2180 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg trade and companies register under number B 173.925 (the “Designated Borrower 1”), SS&C TECHNOLOGIES HOLDINGS EUROPE, a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 2, rue Jean Monnet, L-2180 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg trade and companies register under number B 163.061 (the “Designated Borrower 2”, and collectively with the Designated Borrower 1 and the Company, the “Borrowers” and each, a “Borrower”), SS&C TECHNOLOGIES HOLDINGS, INC. (the “Parent”), the Guarantors (collectively with the Parent and the Borrowers, the “Loan Parties”) under, and as defined in, the Credit Agreement (as defined below), DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (the “Administrative Agent”), MORGAN STANLEY SENIOR FUNDING, INC., as sole arranger and bookrunner (the “Arranger”), the 2017 Refinancing Term A-1 Lenders, the 2017 Refinancing Term A-2 Lenders, the 2017 Refinancing Term B-1 Lenders and the 2017 Refinancing Term B-2 Lenders (as each such term is defined below) party hereto and certain Lenders (as defined below) party hereto constituting the Required Lenders under, and as defined in, the Credit Agreement.

WHEREAS, the Borrowers have previously entered into that certain Credit Agreement, dated as of July 8, 2015 (as amended, restated, supplemented and/or otherwise modified prior to the First Amendment Effective Date referred to below, the “Credit Agreement”, and the Credit Agreement, as amended by the First Amendment, the “Amended Credit Agreement”), among, inter alios, the Borrowers, the Guarantors, the Administrative Agent and the lenders from time to time party thereto (the “Lenders”);

WHEREAS, the Designated Borrower 1 has requested, and (a) the Persons party hereto as “2017 Refinancing Exchanging Term A-1 Lenders” (the “2017 Refinancing Exchanging Term A-1 Lenders”) have agreed, subject to the terms and conditions contained herein and in the Amended Credit Agreement, to exchange all or a portion of their Term A-1 Loans under the Credit Agreement for 2017 Refinancing Exchanged Term A-1 Loans (as defined in the Amended Credit Agreement) in a principal amount for each such 2017 Refinancing Exchanging Term A-1 Lender equal to its Allocated 2017 Refinancing Term Loan Exchange Amount (as such term is defined in the Amended Credit Agreement) and (b) each Person party hereto as a “2017 Refinancing New Term A-1 Lender” (each, a “2017 Refinancing New Term A-1 Lender” and, together with the 2017 Refinancing Exchanging Term A-1 Lenders, the “2017 Refinancing Term A-1 Lenders”) has severally agreed to make, subject to the terms and conditions contained herein and in the Amended Credit Agreement, a 2017 Refinancing New Term A-1 Loan (as defined in the Amended Credit Agreement) in an aggregate principal amount equal to its 2017 Refinancing New Term A-1 Commitment (as defined in the Amended Credit Agreement);

WHEREAS, the Designated Borrower 2 has requested, and (a) the Persons party hereto as “2017 Refinancing Exchanging Term A-2 Lenders” (the “2017 Refinancing Exchanging Term A-2 Lenders” and, together with the 2017 Refinancing Exchanging Term A-1 Lenders, the “2017 Refinancing Exchanging Term A Lenders”) have agreed, subject to the terms and conditions contained herein and in the Amended Credit Agreement, to exchange all or a portion of their Term A-2 Loans under the Credit Agreement for 2017 Refinancing Exchanged Term A-2 Loans (as defined in the Amended Credit Agreement) in a principal amount for each such 2017 Refinancing Exchanging Term A-2 Lender equal to its Allocated 2017 Refinancing Term Loan Exchange Amount and (b) each Person party hereto as a “2017 Refinancing New Term A-2 Lender” (each, a “2017 Refinancing New Term A-2 Lender” and, (x) together with the 2017 Refinancing Exchanging Term A-2 Lenders, the “2017 Refinancing Term A-2 Lenders” and (y) together with the 2017 Refinancing New Term A-1 Lenders, the “2017 Refinancing New Term A Lenders”) has severally agreed to make, subject to the terms and conditions contained herein and in the Amended Credit Agreement, a 2017 Refinancing New Term A-2 Loan (as defined in the Amended Credit Agreement) in an aggregate principal amount equal to its 2017 Refinancing New Term A-2 Commitment (as defined in the Amended Credit Agreement);

WHEREAS, the Company has requested, and (a) the Persons party hereto as “2017 Refinancing Exchanging Term B-1 Lenders” (the “2017 Refinancing Exchanging Term B-1 Lenders”) have agreed, subject to the terms and conditions contained herein and in the Amended Credit Agreement, to exchange all or a portion of their Term B-1 Loans under the Credit Agreement for 2017 Refinancing Exchanged Term B-1 Loans (as defined in the Amended Credit Agreement) in a principal amount for each such 2017 Refinancing Exchanging Term B-1 Lender equal to its Allocated 2017 Refinancing Term Loan Exchange Amount and (b) each Person party hereto as a “2017 Refinancing New Term B-1 Lender” (each, a “2017 Refinancing New Term B-1 Lender” and, together with the 2017 Refinancing Exchanging Term B-1 Lenders, the “2017 Refinancing Term B-1 Lenders”) has severally agreed to make, subject to the terms and conditions contained herein and in the Amended Credit Agreement, a 2017 Refinancing New Term B-1 Loan (as defined in the Amended Credit Agreement) in an aggregate principal amount equal to its 2017 Refinancing New Term B-1 Commitment (as defined in the Amended Credit Agreement);

WHEREAS, the Designated Borrower 1 has requested, and (a) the Persons party hereto as “2017 Refinancing Exchanging Term B-2 Lenders” (the “2017 Refinancing Exchanging Term B-2 Lenders” and, together with the 2017 Refinancing Term B-1 Lenders, the “2017 Refinancing Exchanging Term B Lenders”) have agreed, subject to the terms and conditions contained herein and in the Amended Credit Agreement, to exchange all or a portion of their Term B-2 Loans under the Credit Agreement for 2017 Refinancing Exchanged Term B-2 Loans (as defined in the Amended Credit Agreement) in a principal amount for each such 2017 Refinancing Exchanging Term B-2 Lender equal to its Allocated 2017 Refinancing Term Loan Exchange Amount and (b) each Person party hereto as a “2017 Refinancing New Term B-2 Lender” (each, a “2017 Refinancing New Term B-2 Lender” and, (x) together with the 2017 Refinancing Exchanging Term B-2 Lenders, the “2017 Refinancing Term B-2 Lenders”, (y) together with the 2017 Refinancing Term A-1 Lenders, the 2017 Refinancing Term A-2 Lenders,

the 2017 Refinancing Term B-1 Lenders and the 2017 Refinancing Term B-2 Lenders, the “2017 Refinancing Term Lenders” and (z) together with the 2017 Refinancing New Term B-1 Lenders, the “2017 Refinancing New Term B Lenders”) has severally agreed to make, subject to the terms and conditions contained herein and in the Amended Credit Agreement, a 2017 Refinancing New Term B-2 Loan (as defined in the Amended Credit Agreement) in an aggregate principal amount equal to its 2017 Refinancing New Term B-2 Commitment (as defined in the Amended Credit Agreement);

WHEREAS, in accordance with Section 11.01 of the Credit Agreement, the Borrowers have requested, and the Administrative Agent, each 2017 Refinancing Term Lender and the Lenders constituting the Required Lenders have agreed, to amend certain provisions of the Credit Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, Morgan Stanley Senior Funding, Inc. (the “Arranger”) shall act as sole lead arranger and book running manager with respect to this First Amendment, the 2017 Refinancing Term A-1 Loans (as defined in the Amended Credit Agreement), the 2017 Refinancing Term A-2 Loans (as defined in the Amended Credit Agreement), the 2017 Refinancing Term B-1 Loans (as defined in the Amended Credit Agreement) and the 2017 Refinancing Term B-2 Loans (as defined in the Amended Credit Agreement) provided for hereunder.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms; Rules of Construction. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement or, if not defined therein, the Amended Credit Agreement. The rules of construction specified in Sections 1.02 through 1.12 of the Credit Agreement shall apply to this First Amendment, including the terms defined in the preamble and recitals hereto.

SECTION 2. Amendments to the Credit Agreement.

(a) This First Amendment constitutes a Refinancing Amendment pursuant to which there shall be established (i) a new Class of 2017 Refinancing Term A-1 Loans, (ii) a new Class of 2017 Refinancing Term A-2 Loans, (iii) a new Class of 2017 Refinancing Term B-1 Loans and (iv) a new Class of 2017 Refinancing Term B-2 Loans, in each case pursuant to Section 2.17 of the Credit Agreement, upon the occurrence of the First Amendment Effective Date (as defined below).

(b) Effective as of the First Amendment Effective Date, and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended to incorporate the changes reflected in the redlined version of the Credit Agreement attached hereto as Annex A.

(c) Each Person executing this First Amendment in its capacity as a 2017 Refinancing Term A-1 Lender, a 2017 Refinancing Term A-2 Lender, a 2017 Refinancing Term B-1 Lender and/or a 2017 Refinancing Term B-2 Lender shall become (or, if already a Lender and a Term Lender prior to the First Amendment Effective Date, remain) a “Lender” and a “Term Lender” under the Amended Credit Agreement and shall be bound by the provisions of the Credit Agreement as a Lender holding (i) 2017 Refinancing Term A-1 Loans, in the case of each 2017 Refinancing Term A-1 Lender, (ii) 2017 Refinancing Term A-2 Loans, in the case of each 2017 Refinancing Term A-2 Lender, (iii) 2017 Refinancing Term B-1 Loans, in the case of each 2017 Refinancing Term B-1 Lender and (iv) 2017 Refinancing Term B-2 Loans, in the case of each 2017 Refinancing Term B-2 Lender, as applicable.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this First Amendment, each of the Borrowers and each other Loan Party hereto hereby represents and warrants to each other party hereto that:

(a) each Loan Party party hereto has the corporate or other power and authority to make, deliver and perform this First Amendment. Each Loan Party party hereto has taken all necessary corporate or other action to authorize the execution, delivery and performance of this First Amendment. This First Amendment has been duly executed and delivered by each Loan Party that is a party thereto. This First Amendment constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms except as may be limited by applicable Debtor Relief Laws, concepts of reasonableness and general principles of equity;

(b) the representations and warranties of each Loan Party contained in Article VI of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (except when qualified by materiality, in which case they shall be true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (except when qualified by materiality, in which case they shall be true and correct in all respects); and

(c) both immediately before and after giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 4. Conditions of Effectiveness of this First Amendment. This First Amendment shall become effective as of the first date (the “First Amendment Effective Date”) on which each of the following conditions shall have been satisfied (which, in the case of clause (h) below, may be substantially concurrent with the satisfaction of the other conditions specified below):

(a) The Administrative Agent and the Arranger shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (i) the Borrowers, (ii) each of the other Loan Parties, (iii) each of the Lenders constituting Required Lenders, (iv) the Administrative Agent, (v) each of the 2017 Refinancing Term A-1 Lenders, (vi) each of the 2017 Refinancing Term A-2 Lenders, (vii) each of the 2017 Refinancing Term B-1 Lenders, and (viii) each of the 2017 Refinancing Term B-2 Lenders.

(b) The Company shall have delivered a certificate to the Administrative Agent confirming that the representations and warranties contained in Section 3 of this First Amendment are true and correct as of the First Amendment Effective Date.

(c) The Administrative Agent shall have received a Loan Notice with respect to each 2017 Refinancing Term A-1 Loans, 2017 Refinancing Term A-2 Loans, 2017 Refinancing Term B-1 Loans and 2017 Refinancing Term B-2 Loans, in each case substantially in the form of Exhibit 2.02 to the Credit Agreement.

(d) The Administrative Agent and the Arranger shall have received:

(i)	an English law governed security confirmation deed in relation to (a) the equitable charge over shares, dated 8 July 2015, between the Designated Borrower 2, as company and the Administrative Agent and (b) the debenture, dated 8 July 2015, between Financial Models Corporation Limited, SS&C Solutions Limited and SS&C Financial Services Limited (formerly known as GlobeOp Financial Services Limited), as chargors and the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent and the Arranger and properly executed by a Responsible Officer of each Loan Party party thereto;

(ii)

a Luxembourg governed (a) confirmation agreement to the CPECs pledge agreement between Advent Software Luxembourg, as pledgor, the Administrative Agent, as pledgee, and the Designated Borrower 1, over the CPECs issued by the Designated Borrower 1, dated July 8, 2015 and as amended and confirmed on March 4, 2016, (b) confirmation agreement to the share pledge agreement between Advent Software Luxembourg, as pledgor, the Administrative Agent, as pledgee, and the Designated Borrower 1, as company, over the shares of the Designated Borrower 1, dated July 8, 2015 and as amended and confirmed on March 4, 2016, (c) confirmation agreement to the CPECs and PECs pledge agreement between Hub Data Incorporated, as pledgor, the Administrative Agent, as pledgee and Advent Software Luxembourg, as company, over the CPECs and PECs issued by Advent Software Luxembourg, dated March 4, 2016, (d) confirmation agreement to the share pledge agreement between Hub Data Incorporated, as pledgor, the Administrative Agent, as pledgee, and Advent Software Luxembourg, as company, over the shares of Advent Software Luxembourg, dated March 4, 2016, (e) confirmation agreement to the share pledge between the Designated Borrower 1, as pledgor, the Administrative Agent, as pledgee, and the Designated Borrower 2, as company, over the shares issued by the Designated Borrower 2, dated July 8, 2015 and (f) confirmation agreement to the CPECs pledge agreement between the Designated Borrower 1, as pledgor, the Administrative Agent, as pledgee and the Designated Borrower 2, as company, over the CPECs issued by the Designated Borrower 2, dated July 8, 2015, each in form and substance reasonably satisfactory to the Administrative Agent and the Arranger and properly executed by a Responsible Officer of each Loan Party party thereto; and

(iii)	a Cayman Islands law governed security confirmation deed in relation to the share security agreement, dated 8 July 2015, and entered into between GlobeOp Financial Services (Switzerland) GmbH, as chargor, SS&C Fund Services (Cayman) Ltd. (formerly known as GlobeOp Financial Services (Cayman) Ltd.) as company and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and the Arranger and properly executed by a Responsible Officer of each Loan Party party thereto.

(e) The Administrative Agent and the Arranger shall have received legal opinions of (i) Davis Polk & Wardwell LLP, New York counsel to the Loan Parties, (ii) Arendt & Medernach SA, Luxembourg counsel to the Administrative Agent, (iii) White & Case LLP, English counsel to the Administrative Agent and (iv) Mourant Ozannes, Cayman Islands counsel to the Administrative Agent, in each case, addressed to the Administrative Agent and each Lender (including each 2017 Refinancing Term Lender), dated as of the First Amendment Effective Date, and in form and substance reasonably satisfactory to, the Administrative Agent and the Arranger.

(f) The Administrative Agent and the Arranger shall have received a certificate of each Loan Party, dated the date of the First Amendment Effective Date (the statements made in such certificate shall be true and correct on and as of the First Amendment Effective Date), certifying as to each of the following:

(i)	copies of the Organization Documents of each Loan Party certified to be true and complete as of the date of the resolutions referred to in clause (ii) below were filed with the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the First Amendment Effective Date;

(ii)	such certificates of resolutions or other action, incumbency certificates (if applicable in the relevant jurisdiction) and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this First Amendment; and

(iii)	such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly incorporated, organized or formed, and is validly existing, in good standing and qualified to engage in business in its state or jurisdiction of incorporation, organization or formation (if applicable).

Notwithstanding the foregoing, the Administrative Agent and the Arranger agree that, in lieu of subclauses (i) or (ii), as applicable, a Loan Party may certify that (1) there have been no changes to the Organizational Documents, (2) there have been no further resolutions or amendments to the existing resolutions pertaining to the Credit Agreement and related ancillary matters or (3) there have been no changes to the list of Responsible Officers, in each case since the date such documents were delivered to the Administrative Agent on the Closing Date (or the date such Loan Party became a party to the Credit Agreement pursuant to a Joinder Agreement)..

(g) An amount equal to the Net Cash Proceeds from the incurrence of the 2017 Refinancing Term Loans shall have been applied to make a mandatory prepayment of Term Loans of the applicable Class pursuant to, and in accordance with the requirements of, Section 2.05(b)(v)(B)) of the Amended Credit Agreement and all accrued but unpaid interest, fees and premiums (if any) with respect to all such Term Loans, as well as any amounts payable pursuant to Section 3.05 of the Amended Credit Agreement, shall have been paid in full.

(h) Each of the 2017 Refinancing Term Lenders and the Administrative Agent shall have executed and delivered a joinder or supplement to the Re-Allocation Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Arranger.

Notwithstanding the foregoing, the parties hereto agree that in the event the conditions precedent in paragraphs (d)(i), (d)(ii), (d)(iii), (e)(ii) (but solely with respect to the confirmation agreements described in paragraph (d)(ii)), (e)(iii) or (e)(iv) of this Section 4 cannot be satisfied on the First Amendment Effective Date, such actions may be completed within 10 Business Days after the First Amendment Effective Date (or such later date as the Administrative Agent may agree to in its reasonable discretion).

SECTION 5. Waivers and Consents to Credit Agreement. The Required Lenders hereby waive (and direct the Administrative Agent to waive), (i) the provisions of Section 2.02 of the Credit Agreement requiring three Business Days’ prior written notice of the proposed Eurocurrency Rate Borrowing of the 2017 Refinancing Term Loans of each Class on the First Amendment Effective Date and (ii) subject to Section 3.05 of the Credit Agreement, the provision in Section 2.05 of the Credit Agreement requiring three Business Days’ prior written notice of the prepayment of Term Loans of each Class maintained as Eurocurrency Rate Loans to the extent (and only to the extent) financed with the proceeds of 2017 Refinancing Term Loans, but only so long as the applicable Borrowers shall have provided the Administrative Agent notice of the proposed Borrowing of 2017 Refinancing Term Loans of each Class and the prepayment of the Term Loans of each Class before 12:00 noon (New York time) on the Business Day immediately preceding the date on which such Borrowing, termination or prepayment is to be made.

SECTION 6. Effect of Amendment. (a) Except as expressly set forth in this First Amendment or in the Credit Agreement, this First Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations or Foreign Obligations (as applicable) of the applicable Loan Parties under the Loan Documents, in each case, as amended by this First Amendment. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document, in each case shall be deemed a reference to the Credit Agreement (as amended by this First Amendment). This First Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c) The parties hereto confirm that no novation of any kind has occurred as a result of, or in connection with, this First Amendment or otherwise, any such novation being hereby expressly disclaimed.

(d) For the avoidance of doubt, the parties hereto agree that this First Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement.

SECTION 7. Costs and Expenses. The Borrowers hereby agree to reimburse the Administrative Agent and the Arranger for their reasonable and documented out-of-pocket expenses in connection with this First Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Arranger, in each case, as required to be reimbursed pursuant to the Credit Agreement or that certain letter agreement, dated as of February 16, 2017, among the Company and the Arranger, as applicable.

SECTION 8. Reaffirmation. By executing and delivering a counterpart hereof, (i) each Borrower and each Guarantor hereby agrees that all Loans (including, without limitation, the 2017 Refinancing Term Loans of each Class) incurred by the applicable Borrowers shall be guaranteed by the applicable Guarantors pursuant to the Guaranty set forth at Article IV of the Credit Agreement in accordance with the terms and provisions thereof and shall be secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof and (ii) each Borrower and each other Loan Party hereby (A) agrees that, notwithstanding the effectiveness of this First Amendment, after giving effect to this First Amendment, the Collateral Documents continue to be in full force and effect and (B) affirms and confirms all of its obligations and liabilities under the Credit Agreement and each other Loan Document, in each case after giving effect to this First Amendment, including, with respect to the Guarantors, the guaranty of the Obligations or Foreign Obligations (as applicable) by each Guarantor and, with respect to each Loan Party, the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Collateral Documents to secure such Obligations or Foreign Obligations (as applicable), and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations or Foreign Obligations (as applicable) under the Credit Agreement and the other Loan Documents, in each case after giving effect to this First Amendment.

SECTION 9. Consents; Acknowledgments.

(a) Each of the Administrative Agent and the Borrowers hereby consents to each 2017 Refinancing Term Lender (to the extent not already party to the Credit Agreement as a Term Lender) becoming party to the Credit Agreement in such capacity for purposes of Section 11.06(b)(iii) of the Credit Agreement.

(b) By executing this First Amendment, each 2017 Refinancing Term A-1 Lender, each 2017 Refinancing Term A-2 Lender, each 2017 Refinancing Term B-1 Lender and each 2017 Refinancing Term B-2 Lender hereby (i) acknowledges and agrees that the 2017 Refinancing Term A-1 Loans, the 2017 Refinancing Term A-2 Loans, the 2017 Refinancing Term B-1 Loans and the 2017 Refinancing Term B-2 Loans each constitute a “Facility” for all purposes of the Re-Allocation Agreement and (ii) agrees to be subject to and bound by the provisions of the Re-Allocation Agreement as a Lender with respect to each applicable Facility.

SECTION 10. GOVERNING LAW; JURISDICTION, ETC. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTION 11.14 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS FIFTH AMENDMENT AND SHALL APPLY TO THIS FIFTH AMENDMENT, MUTATIS MUTANDIS.

SECTION 11. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission (including in “.pdf” or “.tif” format) of an executed counterpart of a signature page to this First Amendment shall be effective as delivery of an original executed counterpart of this First Amendment.

SECTION 12. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this First Amendment.

SECTION 13. Severability. Section 11.12 of the Credit Agreement is hereby incorporated by reference into this First Amendment and shall apply to this First Amendment mutatis mutandis.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

SS&C TECHNOLOGIES, INC., as a Borrower

By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

SS&C TECHNOLOGIES HOLDINGS EUROPE, as a Borrower

By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Type A Manager

SS&C EUROPEAN HOLDINGS, as a Borrower

By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Type A Manager

SS&C TECHNOLOGIES HOLDINGS, INC., as Parent and a Guarantor

By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

ADVENT SOFTWARE, INC., as a Guarantor

By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Authorized Signatory

Signature Page to SS&C First Amendment

SS&C FINANCIAL SERVICES LLC, as a Guarantor

By:	/s/ Paul G. Igoe
	Name:	Paul G. Igoe
	Title:	Type A Manager

FINANCIAL MODELS COMPANY LTD., as a Guarantor

By:	/s/ Paul G. Igoe
	Name:	Paul G. Igoe
	Title:	Secretary

HUB DATA INCORPORATED, as a Guarantor

By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Senior Vice President

SS&C TECHNOLOGIES CONNECTICUT, LLC, as a Guarantor

By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Senior Vice President

SS&C HEDGE FUND SERVICES, INC., as a Guarantor

By:	/s/ Paul G. Igoe
	Name:	Paul G. Igoe
	Title:	Vice President and Secretary

SS&C HEDGE FUND SERVICES NORTH AMERICA, INC., as a Guarantor

By:	/s/ Paul G. Igoe
	Name:	Paul G. Igoe
	Title:	Vice President and Secretary

SS&C PRIVATE EQUITY SERVICES, INC., as a Guarantor

By:	/s/ Paul G. Igoe
	Name:	Paul G. Igoe
	Title:	Vice President and Secretary

Signature Page to SS&C First Amendment

CONIFER ASSET SOLUTIONS LLC, as a Guarantor

By:	/s/ John. J. McDonald
	Name:	John J. McDonald
	Title:	President and Chief Executive Officer

CONIFER FINANCIAL SERVICES LLC, as a Guarantor

By:	/s/ John. J. McDonald
	Name:	John J. McDonald
	Title:	President and Chief Executive Officer

SS&C SOLUTIONS LIMITED, as a Guarantor

By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Authorized Signatory

ADVENT SOFTWARE LUXEMBOURG, as a Guarantor

By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Authorized Signatory

Signature Page to SS&C First Amendment

SS&C TECHNOLOGIES CANADA CORP., as a Guarantor

By:	/s/ Paul G. Igoe
	Name:	Paul G. Igoe
	Title:	Vice President and Secretary

GLOBEOP FINANCIAL SERVICES (SWITZERLAND) GMBH, as a Guarantor

By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Managing Officer

FINANCIAL MODELS CORPORATION LIMITED, as a Guarantor

By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Authorized Signatory

SS&C FINANCIAL SERVICES LIMITED, as a Guarantor

By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Authorized Signatory

Signature Page to SS&C First Amendment

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Anca Trifan
	Name:	Anca Trifan
	Title:	Managing Director

By:	/s/ Peter Cucchiara
	Name:	Peter Cucchiara
	Title:	Vice President

Signature Page to SS&C First Amendment

MORGAN STANLEY SENIOR FUNDING, INC., as a 2017 Refinancing New Term A Lender and a 2017 Refinancing New Term B Lender

By:	/s/ Jonathan Rauen
	Name:	Jonathan Rauen
	Title:	Authorized Signatory

Signature Page to SS&C First Amendment

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, WITH RESPECT TO THE CREDIT AGREEMENT, DATED AS OF JULY 8, 2015, AMONG, INTER ALIOS, SS&C TECHNOLOGIES, INC., SS&C TECHNOLOGIES HOLDINGS EUROPE S.À R.L., SS&C EUROPEAN HOLDINGS S.À R.L., SS&C TECHNOLOGIES HOLDINGS, INC., CERTAIN SUBSIDIARIES IDENTIFIED THEREIN, DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO.

By executing this signature page:

A.	as a 2017 Refinancing Exchanging Term A Lender, the undersigned institution agrees (i) to the terms of the First Amendment and (ii) on the terms and subject to the conditions set forth in the First Amendment and the Amended Credit Agreement, to exchange all or a portion of (A) its Term A-1 Loans for a 2017 Refinanced Exchanged Term A-1 Loan and (B) its Term A-2 Loans for a 2017 Refinanced Exchanged Term A-2 Loan, in each case, on the First Amendment Effective Date in a principal amount equal to its Allocated 2017 Refinancing Term Loan Exchange Amount; and/or

B.	as a 2017 Refinancing New Term A Lender, the undersigned institution agrees (i) to the terms of the First Amendment and (ii) on the terms and subject to the conditions set forth in the First Amendment and the Amended Credit Agreement, to make a 2017 Refinancing New Term A-1 Loan and a 2017 Refinancing New Term A-2 Loan, in each case, on the First Amendment Effective Date in a principal amount set forth opposite its name on Schedule 1 hereto; and/or

C.	as a 2017 Refinancing Exchanging Term B Lender, the undersigned institution agrees (i) to the terms of the First Amendment and (ii) on the terms and subject to the conditions set forth in the First Amendment and the Amended Credit Agreement, to exchange all or a portion of (A) its Term B-1 Loans for a 2017 Refinanced Exchanged Term B-1 Loan and (B) its Term B-2 Loans for a 2017 Refinanced Exchanged Term B-2 Loan, in each case, on the First Amendment Effective Date in a principal amount equal to its Allocated 2017 Refinancing Term Loan Exchange Amount; and/or

D.	as a 2017 Refinancing New Term B Lender, the undersigned institution agrees (i) to the terms of the First Amendment and (ii) on the terms and subject to the conditions set forth in the First Amendment and the Amended Credit Agreement, to make a 2017 Refinancing New Term B-1 Loan and a 2017 Refinancing New Term B-2 Loan, in each case, on the First Amendment Effective Date in a principal amount set forth opposite its name on Schedule 1 hereto; and/or

E.	as a Lender, the undersigned institution agrees to the terms of the First Amendment.

Signature Page to SS&C First Amendment

SCHEDULE 1

2017 REFINANCING TERM COMMITMENTS

2017 Refinancing Term Lender	2017 Refinancing New Term A-1 Commitment	2017 Refinancing New Term A-2 Commitment	2017 Refinancing New Term B-1 Commitment	2017 Refinancing New Term B-2 Commitment
Morgan Stanley Senior Funding, Inc.	$14,185,938.47	$22,002,680.09	$99,820,537.65	$9,579,092.04

ANNEX A

FORM OF AMENDED CREDIT AGREEMENT

[See attached]

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of July 8, 2015

As amended as of March 2, 2017

among

SS&C TECHNOLOGIES, INC.,

SS&C TECHNOLOGIES HOLDINGS EUROPE S.À R.L. and

SS&C EUROPEAN HOLDINGS S.À R.L.,

as the Borrowers,

SS&C TECHNOLOGIES HOLDINGS, INC.,

as the Parent,

CERTAIN SUBSIDIARIES IDENTIFIED HEREIN,

as Guarantors,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent and as an L/C Issuer,

MORGAN STANLEY BANK, N.A., as an L/C Issuer,

THE OTHER LENDERS PARTY HERETO,

DEUTSCHE BANK SECURITIES INC.,

MORGAN STANLEY SENIOR FUNDING, INC.,

and BARCLAYS BANK PLC,

as Joint Lead Arrangers and Joint Bookrunners,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

CREDIT SUISSE SECURITIES (USA) LLC,

and JEFFERIES FINANCE LLC,

as Co-Managers

MIZUHO BANK LTD.,

as Documentation Agent

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms.	1
1.02	Other Interpretive Provisions.	70
1.03	Accounting Terms.	71
1.04	Rounding.	73
1.05	Exchange Rates; Currency Equivalents.	73
1.06	Additional Alternative Currencies.	73
1.07	Change of Currency.	74
1.08	Times of Day.	75
1.09	Letter of Credit Amounts.	75
1.10	Guaranty and Security Principles.	75
1.11	Available Amount Transactions.	75
1.12	Limited Condition Acquisitions.	75

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS		76
2.01	Revolving Loans, Term Loans and Incremental Term Loans.	76
2.02	Borrowings, Conversions and Continuations of Loans.	83
2.03	Letters of Credit.	86
2.04	[Reserved].	96
2.05	Prepayments.	96
2.06	Termination or Reduction of Commitments.	101
2.07	Repayments of Loans.	103
2.08	Interest.	106
2.09	Fees.	107
2.10	Computation of Interest and Fees.	109
2.11	Evidence of Debt.	109
2.12	Payments Generally; Administrative Agent’s Clawback.	110
2.13	Sharing of Payments by Lenders.	112
2.14	Cash Collateral.	113
2.15	Defaulting Lenders.	114
2.16	Special Provisions Relating to a Re-Allocation Event.	116
2.17	Refinancing Amendments.	117
2.18	Extension of Term Loans; Extension of Revolving Loans.	119

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY		124
3.01	Taxes.	124
3.02	Illegality.	127
3.03	Inability to Determine Rates.	128
3.04	Increased Costs.	128
3.05	Compensation for Losses.	130
3.06	Mitigation Obligations; Replacement of Lenders.	131
3.07	Survival.	131

ARTICLE IV

GUARANTY		131
4.01	The Guaranty.	131
4.02	Obligations Unconditional.	133
4.03	Reinstatement.	134
4.04	Certain Additional Waivers.	134
4.05	Remedies.	135
4.06	Rights of Contribution.	135
4.07	Guarantee of Payment; Continuing Guarantee.	136
4.08	Limitation on Guaranty by Luxembourg Guarantors.	136
4.09	Limitation on Guaranty.	136
4.10	Limitation on Guaranty by Swiss Guarantors.	137
4.11	Keepwell.	139

ARTICLE V

CONDITIONS PRECEDENT		139
5.01	Conditions Precedent to Initial Credit Extensions on the Closing Date.	139
5.02	Conditions to Credit Extensions After the Closing Date.	144

ARTICLE VI

REPRESENTATIONS AND WARRANTIES		144
6.01	Existence.	144
6.02	Corporate Power; Authorization.	145
6.03	No Contravention.	146
6.04	Binding Effect.	146
6.05	Financial Statements; No Material Adverse Effect.	146
6.06	Litigation.	147
6.07	No Default.	147
6.08	Ownership of Property.	147
6.09	Environmental Compliance.	147
6.10	Insurance.	147
6.11	Taxes.	147
6.12	ERISA Compliance.	147
6.13	Subsidiaries.	149
6.14	Use of Proceeds; Margin Regulations; Investment Company Act.	149
6.15	Disclosure.	149
6.16	Compliance with Laws.	149
6.17	Intellectual Property.	149
6.18	Solvency.	150
6.19	Perfection of Security Interests in the Collateral.	150
6.20	Business Locations; Taxpayer Identification Number.	150
6.21	Anti-Terrorism Laws; OFAC.	151
6.22	Anti-Corruption Laws; FCPA.	151
6.23	COMI.	151

(ii)

ARTICLE VII

AFFIRMATIVE COVENANTS		152
7.01	Financial Statements.	152
7.02	Certificates; Other Information.	153
7.03	Notices.	155
7.04	Payment of Taxes.	156
7.05	Preservation of Existence, Etc.	156
7.06	Maintenance of Properties.	156
7.07	Maintenance of Insurance.	156
7.08	Compliance with Laws.	156
7.09	Books and Records.	157
7.10	Inspection Rights.	157
7.11	Use of Proceeds.	158
7.12	Additional Subsidiaries.	158
7.13	Further Assurances.	159
7.14	Pledged Assets.	159
7.15	COMI.	160
7.16	Ratings.	160
7.17	Designation of Subsidiaries.	161
7.18	Margin Regulations.	161
7.19	Post-Closing Obligations.	161

ARTICLE VIII

NEGATIVE COVENANTS		162
8.01	Liens.	162
8.02	Investments.	164
8.03	Indebtedness.	166
8.04	Fundamental Changes.	168
8.05	Dispositions.	168
8.06	Restricted Payments.	170
8.07	Change in Nature of Business.	171
8.08	Transactions with Affiliates.	171
8.09	Burdensome Agreements.	171
8.10	Use of Proceeds.	172
8.11	Financial Covenant.	172
8.12	Prepayment of Other Indebtedness, Etc.	173
8.13	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.	174

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES		174
9.01	Events of Default.	174
9.02	Remedies Upon Event of Default.	177
9.03	Application of Funds.	178

(iii)

ARTICLE X

ADMINISTRATIVE AGENT		180
10.01	Appointment and Authority.	180
10.02	Rights as a Lender.	181
10.03	Exculpatory Provisions.	181
10.04	Reliance by Administrative Agent.	182
10.05	Delegation of Duties.	182
10.06	Resignation of Administrative Agent.	183
10.07	Non-Reliance on Administrative Agent and Other Lenders.	184
10.08	No Other Duties; Etc.	184
10.09	Administrative Agent May File Proofs of Claim.	185
10.10	Collateral and Guaranty Matters.	185
10.11	Secured Swap Contracts and Secured Treasury Management Agreements.	187
10.12	Delivery of Information.	187

ARTICLE XI

MISCELLANEOUS		187
11.01	Amendments, Etc.	187
11.02	Notices; Effectiveness; Electronic Communications.	191
11.03	No Waiver; Cumulative Remedies; Enforcement.	193
11.04	Expenses; Indemnity; and Damage Waiver.	194
11.05	Payments Set Aside.	196
11.06	Successors and Assigns.	196
11.07	Treatment of Certain Information; Confidentiality.	202
11.08	Set-off; Several Obligations.	203
11.09	Interest Rate Limitation.	204
11.10	Counterparts; Integration; Effectiveness.	204
11.11	Survival of Representations and Warranties.	204
11.12	Severability.	204
11.13	Replacement of Lenders.	205
11.14	Governing Law; Jurisdiction; Etc.	206
11.15	Waiver of Right to Trial by Jury.	208
11.16	No Advisory or Fiduciary Responsibility.	208
11.17	Electronic Execution of Assignments and Certain Other Documents.	209
11.18	USA PATRIOT Act Notice.	209
11.19	Judgment Currency.	209
11.20	Release of Collateral and Guaranty Obligations.	210
11.21	Waiver of Sovereign Immunity.	211
11.22	Intercreditor Agreements.	211

(iv)

SCHEDULES

1.01	Post-Closing Reorganization Transactions
2.01	Commitments and Applicable Percentages
6.02	Consents
6.06	Litigation
6.10	Insurance
6.13	Subsidiaries
6.17	IP Rights
6.20(a)	Locations of Real Property
6.20(b)	Locations of Tangible Personal Property
6.20(c)	Location of Chief Executive Office, Taxpayer Identification Number, Etc.
6.20(d)	Changes in Legal Name, State of Formation and Structure
7.19	Post-Closing Obligations
8.01	Liens Existing on the Closing Date
8.02(b)	Investments Existing on the Closing Date
8.03	Indebtedness Existing on the Closing Date
8.05	Dispositions
8.08	Affiliate Transactions
11.02	Certain Addresses for Notices

EXHIBITS

1.01(a)	Form of Incremental Term Loan Agreement
1.01(b)	Form of Re-Allocation Agreement
1.01(c)	Form of U.S. Security Agreement
1.01(d)	Form of Term Note
1.01(e)	Form of Revolving Note
1.10	Guaranty and Security Principles
2.02	Form of Loan Notice
5.01(j)	Form of Solvency Certificate
7.02	Form of Compliance Certificate
7.12	Form of Joinder Agreement
11.06(b)	Form of Assignment and Assumption

(v)

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of July 8, 2015 and as amended as of March 2, 2017, among SS&C TECHNOLOGIES, INC., a Delaware corporation (the “Company”), SS&C EUROPEAN HOLDINGS, a société à responsabilité limitée, organized under the laws of Luxembourg with a share capital of USD 2,734,140 having its registered office at 5 Rue Guillaume Kroll, L-1882, Luxembourg, Grand-Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B173925 (the “Designated Borrower 1”), SS&C TECHNOLOGIES HOLDINGS EUROPE, a société à responsabilité limitée, organized under the laws of Luxembourg with a share capital of USD 6,554,748 having its registered office at 5 Rue Guillaume Kroll, L-1882, Luxembourg, Grand-Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B163.061 (the “Designated Borrower 2” and, together with the Designated Borrower 1, each a “Designated Borrower” and, collectively the “Designated Borrowers” and the Designated Borrowers, together with the Company, the “Borrowers” and each a “Borrower”), SS&C TECHNOLOGIES HOLDINGS, INC., a Delaware corporation (the “Parent”), the other Guarantors (defined herein), the Lenders (defined herein), Deutsche Bank AG New York Branch, as Administrative Agent and as an L/C Issuer and Morgan Stanley Bank, N.A., as an L/C Issuer.

The Company and the Designated Borrowers have requested that the Lenders provide (i) the Revolving Facility to the Company in the aggregate principal amount of $150,000,000, (ii) the Term A-1 Facility to the Designated Borrower 1 in an aggregate principal amount of $98,000,000, (iii) the Term A-2 Facility to the Designated Borrower 2 in an aggregate principal amount of $152,000,000, (iv) the Term B-1 Facility to the Company in an aggregate principal amount of $1,820,000,000 and (v) the Term B-2 Facility to the Designated Borrower 1 in an aggregate principal amount of $410,000,000, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2017 Exchange Election”, as to any 2017 Refinancing Exchanging Term A-1 Lender, 2017 Refinancing Exchanging Term A-2 Lender, 2017 Refinancing Exchanging Term B-1 Lender and/or 2017 Refinancing Exchanging Term B-2 Lender, its request to have all or a portion of its Term A-1 Loans, Term A-2 Loans, Term B-1 Loans and/or Term B-2 Loans, as applicable, in each case, exchanged for 2017 Refinancing Exchanged Term A-1 Loans, 2017 Refinancing Exchanged Term A-2 Loans, 2017 Refinancing Exchanged Term B-1 Loans and/or 2017 Refinancing Exchanged Term B-2 Loans, as applicable, as set forth in the “Lender Election

Form” accompanying the signature page to the First Amendment of such 2017 Refinancing Exchanging Term A-1 Lender, 2017 Refinancing Exchanging Term A-2 Lender, 2017 Refinancing Exchanging Term B-1 Lender and/or 2017 Refinancing Exchanging Term B-2 Lender, as applicable.

“2017 Refinancing Arranger” means Morgan Stanley Senior Funding Inc., in its capacity as sole lead arranger and bookrunner with respect to the First Amendment and the transactions contemplated thereby.

“2017 Refinancing Exchanged Term A-1 Loans” means the 2017 Refinancing Term A-1 Loans resulting from the 2017 Refinancing Term Loan Exchange.

“2017 Refinancing Exchanged Term A-2 Loans” means the 2017 Refinancing Term A-2 Loans resulting from the 2017 Refinancing Term Loan Exchange.

“2017 Refinancing Exchanged Term B-1 Loans” means the 2017 Refinancing Term B-1 Loans resulting from the 2017 Refinancing Term Loan Exchange.

“2017 Refinancing Exchanged Term B-2 Loans” means the 2017 Refinancing Term B-2 Loans resulting from the 2017 Refinancing Term Loan Exchange.

“2017 Refinancing Exchanged Term Loans” means the 2017 Refinancing Exchanged Term A-1 Loans, the 2017 Refinancing Exchanged Term A-2 Loans, the 2017 Refinancing Exchanged Term B-1 Loans and the 2017 Refinancing Exchanged Term B-2 Loans.

“2017 Refinancing Exchanging Term A-1 Lender” means, as of the First Amendment Effective Date, each Term A-1 Lender that has executed and delivered (as a “2017 Refinancing Exchanging Term A-1 Lender”) a counterpart to the First Amendment, together with a 2017 Exchange Election, to the Administrative Agent and the 2017 Refinancing Arranger in accordance with the terms hereof and of the First Amendment.

“2017 Refinancing Exchanging Term A-2 Lender” means, as of the First Amendment Effective Date, each Term A-2 Lender that has executed and delivered (as a “2017 Refinancing Exchanging Term A-2 Lender”) a counterpart to the First Amendment, together with a 2017 Exchange Election, to the Administrative Agent and the 2017 Refinancing Arranger in accordance with the terms hereof and of the First Amendment.

“2017 Refinancing Exchanging Term B-1 Lender” means, as of the First Amendment Effective Date, each Term B-1 Lender that has executed and delivered (as a “2017 Refinancing Exchanging Term B-1 Lender”) a counterpart to the First Amendment, together with a 2017 Exchange Election, to the Administrative Agent and the 2017 Refinancing Arranger in accordance with the terms hereof and of the First Amendment.

“2017 Refinancing Exchanging Term B-2 Lender” means, as of the First Amendment Effective Date, each Term B-2 Lender that has executed and delivered (as a “2017 Refinancing Exchanging Term B-2 Lender”) a counterpart to the First Amendment, together with a 2017 Exchange Election, to the Administrative Agent and the 2017 Refinancing Arranger in accordance with the terms hereof and of the First Amendment.

“2017 Refinancing New Term A-1 Commitment” means, with respect to each 2017 Refinancing New Term A-1 Lender, the commitment of such 2017 Refinancing New Term A-1 Lender to make 2017 Refinancing New Term A-1 Loans hereunder as set forth on Schedule 1 to the First Amendment, as the same may be reduced from time to time pursuant to Section 2.06.

“2017 Refinancing New Term A-1 Lender” means, as of the First Amendment Effective Date, each Person that has executed and delivered (as a “2017 Refinancing New Term A-1 Lender”) a counterpart of the First Amendment to the Administrative Agent and the 2017 Refinancing Arranger in accordance with the terms hereof and thereof.

“2017 Refinancing New Term A-1 Loans” means the term loans made to the Designated Borrower 1 pursuant to Section 2.01(d)(i)(B).

“2017 Refinancing New Term A-2 Commitment” means, with respect to each 2017 Refinancing New Term A-2 Lender, the commitment of such 2017 Refinancing New Term A-2 Lender to make 2017 Refinancing New Term A-2 Loans hereunder as set forth on Schedule 1 to the First Amendment, as the same may be reduced from time to time pursuant to Section 2.06.

“2017 Refinancing New Term A-2 Lender” means, as of the First Amendment Effective Date, each Person that has executed and delivered (as a “2017 Refinancing New Term A-2 Lender”) a counterpart of the First Amendment to the Administrative Agent and the 2017 Refinancing Arranger in accordance with the terms hereof and thereof.

“2017 Refinancing New Term A-2 Loans” means the term loans made to the Designated Borrower 2 pursuant to Section 2.01(d)(ii)(B).

“2017 Refinancing New Term B-1 Commitment” means, with respect to each 2017 Refinancing New Term B-1 Lender, the commitment of such 2017 Refinancing New Term B-1 Lender to make 2017 Refinancing New Term B-1 Loans hereunder as set forth on Schedule 1 to the First Amendment, as the same may be reduced from time to time pursuant to Section 2.06.

“2017 Refinancing New Term B-1 Lender” means, as of the First Amendment Effective Date, each Person that has executed and delivered (as a “2017 Refinancing New Term B-1 Lender”) a counterpart of the First Amendment to the Administrative Agent and the 2017 Refinancing Arranger in accordance with the terms hereof and thereof.

“2017 Refinancing New Term B-1 Loans” means the term loans made to the Company pursuant to Section 2.01(d)(iii)(B).

“2017 Refinancing New Term B-2 Commitment” means, with respect to each 2017 Refinancing New Term B-2 Lender, the commitment of such 2017 Refinancing New Term B-2 Lender to make 2017 Refinancing New Term B-2 Loans hereunder as set forth on Schedule 1 to the First Amendment, as the same may be reduced from time to time pursuant to Section 2.06.

“2017 Refinancing New Term B-2 Lender” means, as of the First Amendment Effective Date, each Person that has executed and delivered (as a “2017 Refinancing New Term B-2 Lender”) a counterpart of the First Amendment to the Administrative Agent and the 2017 Refinancing Arranger in accordance with the terms hereof and thereof.

“2017 Refinancing New Term B-2 Loans” means the term loans made to the Designated Borrower 1 pursuant to Section 2.01(d)(iv)(B).

“2017 Refinancing New Term Loans” means the 2017 Refinancing New Term A-1 Loans, the 2017 Refinancing New Term A-2 Loans, the 2017 Refinancing New Term B-1 Loans and the 2017 Refinancing New Term B-2 Loans.

“2017 Refinancing Term A-1 Lender” means (a) as of the First Amendment Effective Date, any 2017 Refinancing New Term A-1 Lender or any 2017 Refinancing Exchanging Term A-1 Lender and (b) thereafter, a Term Lender with an outstanding 2017 Refinancing Term A-1 Loan.

“2017 Refinancing Term A-1 Loans” means the term loans resulting from the consolidation of the 2017 Refinancing Exchanged Term A-1 Loans and the 2017 Refinancing New Term A-1 Loans pursuant to the 2017 Refinancing Term Loan Consolidation.

“2017 Refinancing Term A-2 Lender” means (a) as of the First Amendment Effective Date, any 2017 Refinancing New Term A-2 Lender or any 2017 Refinancing Exchanging Term A-2 Lender and (b) thereafter, a Term Lender with an outstanding 2017 Refinancing Term A-1 Loan.

“2017 Refinancing Term A-2 Loans” means the term loans resulting from the consolidation of the 2017 Refinancing Exchanged Term A-2 Loans and the 2017 Refinancing New Term A-2 Loans pursuant to the 2017 Refinancing Term Loan Consolidation.

“2017 Refinancing Term B-1 Lender” means (a) as of the First Amendment Effective Date, any 2017 Refinancing New Term B-1 Lender or any 2017 Refinancing Exchanging Term B-1 Lender and (b) thereafter, a Term Lender with an outstanding 2017 Refinancing Term B-1 Loan.

“2017 Refinancing Term B-1 Loans” means the term loans resulting from the consolidation of the 2017 Refinancing Exchanged Term B-1 Loans and the 2017 Refinancing New Term B-1 Loans pursuant to the 2017 Refinancing Term Loan Consolidation.

“2017 Refinancing Term B-2 Lender” means (a) as of the First Amendment Effective Date, any 2017 Refinancing New Term B-2 Lender or any 2017 Refinancing Exchanging Term B-2 Lender and (b) thereafter, a Term Lender with an outstanding 2017 Refinancing Term B-2 Loan.

“2017 Refinancing Term B-2 Loans” means the term loans resulting from the consolidation of the 2017 Refinancing Exchanged Term B-2 Loans and the 2017 Refinancing New Term B-2 Loans pursuant to the 2017 Refinancing Term Loan Consolidation.

“2017 Refinancing Term Loans” means the 2017 Refinancing Term A-1 Loans, the 2017 Refinancing Term A-2 Loans, the 2017 Refinancing Term B-1 Loans and the 2017 Refinancing Term B-2 Loans.

“2017 Refinancing Term Loan Consolidation” shall mean (a) the consolidation of the 2017 Refinancing New Term A-1 Loans and the 2017 Refinancing Exchanged Term A-1 Loans, (b) the consolidation of the 2017 Refinancing New Term A-2 Loans and the 2017 Refinancing Exchanged Term A-2 Loans, (c) the consolidation of the 2017 Refinancing New Term B-1 Loans and the 2017 Refinancing Exchanged Term B-1 Loans and (d) the consolidation of the 2017 Refinancing New Term B-2 Loans and the 2017 Refinancing Exchanged Term B-2 Loans, in each case pursuant to Sections 2.1(d)(i)(C), 2.1(d)(ii)(C), 2.1(d)(iii)(C) and 2.1(d)(iv)(C), as applicable.

“2017 Refinancing Term Loan Exchange” means the exchange on the First Amendment Effective Date of (a) Term A-1 Loans for 2017 Refinancing Exchanged Term A-1 Loans, (b) Term A-2 Loans for 2017 Refinancing Exchanged Term A-2 Loans, (c) Term B-1 Loans for 2017 Refinancing Exchanged Term B-1 Loans and (d) Term B-2 Loans for 2017 Refinancing Exchanged Term B-2 Loans, as applicable, as described in Sections 2.1(d)(i)(A), 2.1(d)(ii)(A), 2.1(d)(iii)(A) and 2.1(d)(iv)(A), as applicable.

“2017 Refinancing Term Loan Lender” means a 2017 Refinancing Term A-1 Lender, a 2017 Refinancing Term A-2 Lender, a 2017 Refinancing Term B-1 Lender or a 2017 Refinancing Term B-2 Lender.

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of either (a) all or a substantial portion of the property of, or a line of business, product line or division of, another Person or (b) Equity Interests of another Person that, upon the consummation thereof, will be a Subsidiary owned directly or indirectly by the Parent or a Designated Borrower, in each case whether or not involving a merger or consolidation with such other Person.

“Act” has the meaning specified in Section 11.18.

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.17, provided that each Additional Refinancing Lender shall be subject to the approval of (i) (A) in the case of Refinancing Term Loans, the Administrative Agent, such approval not to be unreasonably withheld or delayed, to the extent that such Additional Refinancing Lender is not then an existing Lender, an Affiliate of a then existing Lender or an Approved Fund or (B) in the case of Refinancing Revolving Commitments, the Administrative Agent and each L/C Issuer, such approval not to be unreasonably withheld or delayed, to the extent that such Additional Refinancing Lender is not then an existing Revolving Lender, an Affiliate of an existing Revolving Lender or an Approved Fund with respect to a Revolving Lender and (ii) the Company (such approval not to be unreasonably withheld, delayed or conditioned).

“Administrative Agent” means Deutsche Bank AG New York Branch in its capacity as administrative agent and/or collateral agent under any of the Loan Documents, or any successor administrative agent and/or collateral agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the Closing Date is ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000), as such amount may be adjusted from time to time in accordance with this Agreement.

“Agreement” means this Credit Agreement.

“Allocated 2017 Refinancing Term Loan Exchange Amount” means, with respect to (a) each Term A-1 Lender that is a 2017 Refinancing Exchanging Term A-1 Lender, the amount to be determined by the 2017 Refinancing Arranger and the Borrowers as the final amount of such Term A-1 Lender’s 2017 Refinancing Term Loan Exchange with respect to its Term A-1 Loans, (b) each Term A-2 Lender that is a 2017 Refinancing Exchanging Term A-2 Lender, the amount to be determined by the 2017 Refinancing Arranger and the Borrowers as the final amount of such Term A-2 Lender’s 2017 Refinancing Term Loan Exchange with respect to its Term A-2 Loans, (c) each Term B-1 Lender that is a 2017 Refinancing Exchanging Term B-1 Lender, the amount to be determined by the 2017 Refinancing Arranger and the Borrowers as the final amount of such Term B-1 Lender’s 2017 Refinancing Term Loan Exchange with respect to its Term B-1 Loans and (d) each Term B-2 Lender that is a 2017 Refinancing Exchanging Term B-2 Lender, the amount to be determined by the 2017 Refinancing Arranger and the Borrowers as the final amount of such Term A-2 Lender’s 2017 Refinancing Term Loan Exchange with respect to its Term B-2 Loans. The “Allocated 2017 Refinancing Term Loan Exchange Amount” of any Lender’s 2017 Refinancing Term Loan Exchange with respect to Term A-1 Loans, Term A-2 Loans, Term B-1 Loans and Term A-2 Loans shall, in each case, not exceed (but may be less than) the principal amount of such Lender’s Term A-1 Loans, Term A-2 Loans, Term B-1 Loans or Term B-2 Loans, as applicable. All such determinations made by the 2017 Refinancing Arranger and the Borrowers shall, absent manifest error, be final, conclusive and binding on the Borrowers and the Lenders and the 2017 Refinancing Arranger shall have no liability to any

Person with respect to such determinations absent gross negligence or willful misconduct (in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment).

“Alternative Currency” means the Euro, Sterling and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the Applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Revolving Commitments. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Applicable ECF Percentage” means, with respect to any Excess Cash Flow Period, the percentage of Excess Cash Flow required to be repaid pursuant to Section 2.05(b)(iii) for such Excess Cash Flow Period.

“Applicable L/C Issuer” means, with respect to any Letter of Credit, the L/C Issuer with respect thereto.

“Applicable L/C Sublimit” means (a) with respect to each L/C Issuer on the Closing Date, the amount set forth opposite such L/C Issuer’s name on Schedule 2.01 and (b) with respect to any other Person that becomes an L/C Issuer hereunder, such amount as agreed to in writing by the Company and such Person at the time such Person becomes an L/C Issuer pursuant to the terms of the applicable agreement pursuant to which such entity agrees to become an L/C Issuer hereunder, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Company and the L/C Issuers (provided that any increase in the Applicable L/C Sublimit with respect to any L/C Issuer shall only require the consent of the Company and such L/C Issuer).

“Applicable Percentage” means with respect to (a) any Revolving Lender at any time, with respect to such Revolving Lender’s Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Revolving Lender’s Revolving Commitment at such time; provided that if the commitment of each Revolving Lender to make Revolving Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender shall be determined based on the Applicable Percentage of such Revolving Lender most recently in effect, giving effect to any subsequent assignments and (b) any Term Lender under a given Term Facility at any time, with respect to such Term Lender’s Term Loans under such Term Facility at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of all Term Loans under such Term Facility held by such Term

Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, in any documentation executed by such Lender pursuant to Section 2.01(f), in any Extension Amendment or in any Refinancing Amendment, as applicable. The Applicable Percentages of the Revolving Lenders shall be subject to adjustment as provided in Section 2.15(iv).

“Applicable Rate” means (a) with respect to an Incremental Term Loan, the percentage(s) per annum set forth in the applicable Incremental Term Loan Agreement; (b) at any time when the Consolidated Net Secured Leverage Ratio is greater than or equal to 3.00:1.00 (“Pricing Tier A1”), with respect to Term A-1 Loans and Term A-2 Loans (i) maintained as Base Rate Loans, 1.75% per annum and (ii) maintained as Eurocurrency Rate Loans, 2.75% per annum; (c) at any time when the Consolidated Net Secured Leverage Ratio is less than 3.00:1.00 (“Pricing Tier A2”), with respect to Term A-1 Loans and Term A-2 Loans (i) maintained as Base Rate Loans, 1.50% per annum and (ii) maintained as Eurocurrency Rate Loans, 2.50% per annum; (d) at any time when the Consolidated Net Leverage Ratio is greater than or equal to 4:00:1.00 (“Pricing Tier B1”) with respect to Term B-1 Loans and Term B-2 Loans (i) maintained as Base Rate Loans, 2.25% per annum and (ii) maintained as Eurocurrency Rate Loans, 3.25% per annum; (e) at any time when the Consolidated Net Leverage Ratio is less than 4.00:1.00 (“Pricing Tier B2”), with respect to Term B-1 Loans and Term B-2 Loans (i) maintained as Base Rate Loans, 2.00% per annum and (ii) maintained as Eurocurrency Rate Loans, 3.00% per annum, (f) with respect to the 2017 Refinancing Term A-1 Loans (i) maintained as Base Rate Loans, 0.75% per annum and (ii) maintained as Eurocurrency Rate Loans, 1.75% per annum, (g) with respect to the 2017 Refinancing Term A-2 Loans (i) maintained as Base Rate Loans, 0.75% per annum and (ii) maintained as Eurocurrency Rate Loans, 1.75% per annum, (h) with respect to the 2017 Refinancing Term B-1 Loans (i) maintained as Base Rate Loans 1.25% per annum and (ii) maintained as Eurocurrency Rate Loans, 2.25% per annum, (i) with respect to the 2017 Refinancing Term B-2 Loans (i) maintained as Base Rate Loans 1.25% per annum and (ii) maintained as Eurocurrency Rate Loans, 2.25% per annum, (j) at any time when the Consolidated Net Secured Leverage Ratio is at Pricing Tier A1, with respect to Revolving Loans (i) maintained as Base Rate Loans, 1.75% per annum and (ii) maintained as Eurocurrency Rate Loans, 2.75% per annum; (k) at any time when the Consolidated Net Secured Leverage Ratio is at Pricing Tier A2, with respect to Revolving Loans (i) maintained as Base Rate Loans, 1.50% per annum and (ii) maintained as Eurocurrency Rate Loans, 2.50% per annum, (l) with respect to any Class of Extended Revolving Commitments or any Extended Term Loans or revolving credit loans or swing line loans made pursuant to any Extended Revolving Commitments, the percentage(s) per annum set forth in the applicable Extension Amendment, (m) with respect to any Class of Refinancing Revolving Commitments, Refinancing Revolving Loans or Refinancing Term Loans, the percentage(s) per annum set forth in the applicable Refinancing Amendment, and (n) with respect to the commitment fees payable in respect of undrawn Revolving Commitments pursuant to Section 2.09(a), the following percentages per annum:

Pricing Tier	Consolidated Net Secured Leverage Ratio	Commitment Fee
A1	≥ 3.0:1.0	0.50%
A2	< 3.0:1.0	0.375%

in each case in clauses (b), (c), (d), (e), (j), (k), and (n) above based upon the Consolidated Net Secured Leverage Ratio or Consolidated Net Leverage Ratio (as applicable) as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b).

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Secured Leverage Ratio or Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then upon the request of the Required Lenders, Pricing Tier A1 and Pricing Tier B1 shall each apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Secured Leverage Ratio or Consolidated Net Leverage Ratio (as applicable) contained in such Compliance Certificate. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b) for the first fiscal quarter ending after the Closing Date shall be Pricing Tier A1 and Pricing Tier B1.

For the avoidance of doubt, the Applicable Rate shall be determined (x) for all periods prior to the First Amendment Effective Date, in accordance with the definition of Applicable Rate (as in effect prior to the First Amendment Effective Date) and (y) for all periods on and after the First Amendment Effective Date, in accordance with the definition of Applicable Rate (as in effect on the First Amendment Effective Date).

“Applicable Revolving Percentage” means, with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or that holds a Loan under such Facility, at such time and (b) with respect to the Letter of Credit Sublimit, (i) each L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC, each in its capacity as joint lead arranger and joint bookrunner.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06(b) or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease, and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such fiscal year, including the notes thereto.

“Availability Period” means with respect to the Revolving Facility, the period from and including the Closing Date to the earliest of (i) the Revolving Loan Maturity Date, (ii) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Lender to make Revolving Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

“Available Amount” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) the Retained Excess Cash Flow Amount at such time, plus

(b) the cumulative amount of cash and Cash Equivalent proceeds from the sale of Equity Interests and capital contributions (other than Disqualified Capital Stock) received by the

Parent (other than any proceeds included for purposes of determining amounts available for Investments under Section 8.02(n)) and contributed to the Company after the Closing Date in the form of common equity, plus

(c) the cumulative amount of cash and Cash Equivalent proceeds from the issuance of Indebtedness (including, for the avoidance of doubt, Disqualified Capital Stock) of the Company or any Restricted Subsidiary, in each case, issued after the Closing Date which has been converted into Qualified Capital Stock of the Parent on or prior to such date, plus

(d) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, the fair market value of the Investments of the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case to the extent the original Investments in such Unrestricted Subsidiary were made after the Closing Date in reliance on the Available Amount pursuant to Section 8.02(s), plus

(e) an amount equal to any net after-tax returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, sale proceeds, repayments, income and similar amounts) actually received by the Company or any Restricted Subsidiary in respect of any Investments made pursuant to Section 8.02(s), minus

(f) any amount of the Available Amount used to make Investments pursuant to Section 8.02(s) after the Closing Date and prior to such time; minus

(g) any amount of the Available Amount used to make Restricted Payments pursuant to Section 8.06(h) after the Closing Date and prior to such time; minus

(h) any amount of the Available Amount used to make payments or distributions in respect of Subordinated Debt pursuant to Section 8.12(b)(iv) after the Closing Date and prior to such time, minus

(i) the amount of any Restricted Payments made pursuant to Section 8.06(c) after the Closing Date and prior to such time.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by DBNY as its “prime rate”, (c) the Eurocurrency Rate for Loans denominated in Dollars (which rate shall be based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.0% and (d) solely in the case of Term B-1 Loans and Term B-2 Loans, 1.75% per annum. The “prime rate” is a rate set by DBNY based upon various factors including DBNY’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by DBNY shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. Base Rate Loans shall be denominated in Dollars.

“Borrower” and “Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of simultaneous Loans under the same Facility of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the applicable Lenders pursuant to Section 2.01; provided that the term “Borrowing” shall include the consolidated “borrowing” of (a) the 2017 Refinancing New Term A-1 Loans and the 2017 Refinancing Exchanged Term A-1 Loans, (b) the 2017 Refinancing New Term A-2 Loans and the 2017 Refinancing Exchanged Term A-2 Loans, (c) the 2017 Refinancing New Term B-1 Loans and the 2017 Refinancing Exchanged Term B-1 Loans and (d) the 2017 Refinancing New Term B-2 Loans and the 2017 Refinancing Exchanged Term B-2 Loans, in each case resulting from the 2017 Refinancing Term Loan Consolidation.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York or the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day, (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day, (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency, and (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Expenditures” means, for any period then ended, all cash capital expenditures of the Parent and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP (including acquisitions of IP Rights to the extent the cost thereof is treated as a capitalized expense in accordance with GAAP) and made in cash during such period.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, but subject to the last sentence of Section 1.03(b), is required to be accounted for as a capital lease on the balance sheet of that Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Applicable L/C Issuer and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the Applicable L/C Issuer benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the Applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) investments substantially equivalent to those referred to in clauses (a) through (d) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above customarily used by business entities for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized or operating in such jurisdiction and (f) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

“Cayman Security Document” means (a) that certain Share Security Agreement between GlobeOp Financial Services (Switzerland) GmbH, as chargor, and the Administrative Agent, as security agent, dated as of the date hereof and (b) each other Cayman Islands law governed document or instrument which creates or evidences or which is expressed to create or evidence any Lien granted or required to be granted pursuant to Section 7.14.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 40% of the Voting Stock of the Parent (measured by voting power rather than number of shares) on a fully diluted basis;

(b) a majority of the members of the board of directors (or equivalent governing body) of the Parent are not Continuing Directors; or

(c) the Parent fails to, directly or indirectly, own and control all of the issued Voting Stock of (i) the Company or (ii) any Designated Borrower.

“Class” means (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Commitments, Extended Revolving Commitments of a given Extension Series, Refinancing Revolving Commitments of a given Refinancing Series, Term A-1 Commitments, Term A-2 Commitments, Term B-1 Commitments, Term B-2 Commitments, 2017 Refinancing New Term A-1 Commitments, 2017 Refinancing New Term A-2 Commitments, 2017 Refinancing New Term B-1 Commitments, 2017 Refinancing New Term B-2 Commitments, Incremental Term

Loan Commitments of a given Incremental Series, Refinancing Term Commitments of a given Refinancing Series or Commitments in respect of Replacement Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Loans, Extended Revolving Loans of a given Extension Series, Refinancing Revolving Loans of a given Refinancing Series, Term A-1 Loans, Term A-2 Loans, Term B-1 Loans, Term B-2 Loans, 2017 Refinancing Term A-1 Loans, 2017 Refinancing Term A-2 Loans, 2017 Refinancing Term B-1 Loans, 2017 Refinancing Term B-2 Loans, Extended Term Loans of a given Extension Series, Incremental Term Loans of a given Incremental Series, Refinancing Term Loans of a given Refinancing Series or Replacement Term Loans established pursuant to the same amendment to this Agreement. Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Closing Date” means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 11.01) and the borrowing of Term A-1 Loans, Term A-2 Loans, Term B-1 Loans and Term B-2 Loans is made hereunder.

“Co-Managers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Jefferies Finance LLC, each in its capacity as a co-manager.

“Collateral” means a collective reference to all personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the Lenders, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the U.S. Security Agreement, the English Security Documents, the Lux Security Documents, the Swiss Security Documents, the Cayman Security Documents, the Irish Security Documents and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14, Section 7.19 or any of the Loan Documents.

“Commitment” means with respect to each Lender (i) as to each Revolving Lender, the Revolving Commitment of such Revolving Lender, (ii) as to each Term A-1 Lender, the Term A-1 Commitment of such Term A-1 Lender, (iii) as to each Term A-2 Lender, the Term A-2 Commitment of such Term A-2 Lender, (iv) as to each Term B-1 Lender, the Term B-1 Commitment of such Term B-1 Lender, (v) as to each Term B-2 Lender, the Term B-2 Commitment of such Term B-2 Lender, (vi) as to each 2017 Refinancing New Term A-1 Lender, the 2017 Refinancing New Term A-1 Commitment of such 2017 Refinancing New Term A-1 Lender, (vii) as to each 2017 Refinancing New Term A-2 Lender, the 2017 New Refinancing Term A-2 Commitment of such 2017 Refinancing New Term A-2 Lender, (viii) as to each 2017 Refinancing New Term B-1 Lender, the 2017 Refinancing New Term B-1 Commitment of such 2017 Refinancing New Term B-1 Lender, (ix) as to each 2017 Refinancing New Term B-2 Lender, the 2017 Refinancing New Term B-2 Commitment of such 2017 Refinancing New Term B-2 Lender, (x) as to any Incremental Term Loan, the Incremental Term Loan Commitment of

such Lender, (xi) as to any Extended Revolving Loans or Extended Term Loans, the Extended Revolving Commitments or the Commitments to provide such Extended Term Loans (as applicable) of such Lender, (xii) as to any Refinancing Revolving Loans or Refinancing Term Loans, the Refinancing Revolving Commitments or the Commitments to provide such Refinancing Term Loans (as applicable) of such Lender and (xiii) as to any Replacement Term Loans, the Commitments to provide such Replacement Term Loans of such Lender.

“Commitment Increase Amendment” has the meaning set forth in Section 2.01(f).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Materials” has the meaning specified in Section 7.02.

“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.02.

“Consolidated Cash Taxes” means, as of any date for the applicable period ending on such date with respect to the Parent and its Restricted Subsidiaries on a consolidated basis, the aggregate of all income, franchise and similar taxes (including penalties and interest), as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

“Consolidated Current Assets” means, with respect to any Person, the Current Assets of such Person and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Current Liabilities” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all liabilities that, in accordance with GAAP, would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding (a) the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the consolidated balance sheet of such Person, (b) the current portion of interest, (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) deferred revenue and (f) any L/C Obligations or Revolving Loans.

“Consolidated EBITDA” means, for any period, for the Parent and its Restricted Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted (or, in the case of amounts pursuant to clauses (vii) and (xii) below, not already included in Consolidated Net Income) for, without duplication,

(i) total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (C) non-cash interest payments, (D) the interest component of Capital Leases, (E) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness, (F) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (G) any expensing of bridge, commitment and other financing fees) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),

(ii) provision for taxes based on income, profits or capital of the Parent and its Restricted Subsidiaries, including, without limitation, federal, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,

(iii) depreciation and amortization expense and impairment charges (including amortization of intangible assets (including goodwill) and deferred financing fees or costs),

(iv) net after-tax extraordinary, unusual or non-recurring charges, expenses or losses (including accruals and payments for amounts payable under executive employment agreements and losses on disposition of property outside of the ordinary course of business),

(v) other non-cash charges, expenses or losses (excluding any such non-cash charge, expense or loss to the extent that it represents an accrual of or reserve for cash expenses in any future period, an amortization of a prepaid cash expense that was paid in a prior period or write-off or writedown of, or reserves with respect to, current assets (but including any non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization and variances and the non-cash portion of “straight line” rent expense)),

(vi) restructuring charges or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with Permitted Acquisitions or operational changes after the Closing Date, project start-up costs, costs related to the closure and/or consolidation of facilities, retention charges, contract termination costs, retention, recruiting, relocation, severance and signing bonuses and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges and consulting fees,

(vii) the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Company in good faith to be realized during such period (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with any acquisition, disposition or operational change by the

Company or any Restricted Subsidiary, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that (A) a duly completed certificate signed by a Responsible Officer of the Company shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 7.02(b), certifying that (x) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably anticipated to be realized within the timeframes set forth in clause (y) below and are factually supportable, in each case as determined in good faith by the Company, and (y) such actions have been, in the case of any acquisition, disposition or implementation of any initiative relating to such acquisition or disposition which is expected to result in such cost savings, expense reductions or synergies, taken or are to be taken within 18 months after the consummation of such acquisition, disposition or initiative or, in the case of operational changes, substantially completed, (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period, (C) amounts projected (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (vii) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and synergies and (D) the aggregate amount of add backs made pursuant to this clause (vii) (other than any such add backs relating to the Target Acquisition), shall not exceed an amount equal to 15% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (vii)),

(viii) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees of the Parent or any Restricted Subsidiary pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,

(ix) all fees, premiums and expenses incurred in connection with the Target Acquisition,

(x) any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with any Investment permitted under Section 8.02,

(xi) transaction fees and expenses incurred in connection with, to the extent permitted hereunder, any Investment, any debt issuance (including, for the avoidance of doubt, debt issuances under this Agreement and in connection with the Target Acquisition), any equity issuance, any Disposition, any casualty event, or any amendments or waivers of the Loan Documents, or refinancings in connection therewith, in each case, whether or not consummated,

(xii) proceeds from business interruption insurance (to the extent not reflected as revenue or income in Consolidated Net Income) in an amount representing the revenue for the applicable period that such proceeds are intended to replace,

(xiii) charges, losses, lost profits, expenses or write-offs to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in connection with a Permitted Acquisition or any other acquisition permitted by Section 8.02 or any transaction permitted by Section 8.04, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed to the Parent or its Restricted Subsidiaries in cash within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause (xiii) (and if not so reimbursed within one year, such amount shall be deducted from Consolidated EBITDA during the next measurement period),

(xiv) amounts paid or reserved in connection with earn-out obligations in connection with any acquisition of a business or Person, and

(xv) rent and other amounts accrued or expensed under Synthetic Leases,

minus

(c)	an amount which, in the determination of Consolidated Net Income, has been included for

(i) all extraordinary, non-recurring or unusual gains and non-cash income during such period,

(ii) any other non-cash income or gains (other than the accrual of revenue in the ordinary course), but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal in such period of any accrual of, or reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required, all as determined on a consolidated basis, and

(iii) any gains realized upon the disposition of property outside of the ordinary course of business, plus/minus

(d)	to the extent included in the determination of Consolidated Net Income, net unrealized losses/gains (after any offset) in respect of (i) Swap Contracts and (ii) currency translation gains or losses, including those related to currency remeasurements of indebtedness, all as determined in accordance with GAAP.

Notwithstanding anything to the contrary, to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any income (loss) for such period attributable to the early extinguishment of (x) Indebtedness, (y) obligations under any Swap Contracts or (z) other derivative instruments.

For purposes of calculating Consolidated EBITDA for any period, (A) the Consolidated EBITDA (determined in accordance with GAAP) of the subject of any Permitted Acquisition by the Parent or its Restricted Subsidiaries during such period or (to the extent permitted under Section 1.03(c)(ii)) after the end of such period and prior to the applicable date of determination shall be included on a Pro Forma Basis for such period (but assuming the consummation of such Permitted Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period), (B) the Consolidated EBITDA of (or attributable to) any Restricted Subsidiary all of whose Equity Interests (or all or substantial portion of whose assets) are Disposed of, or any line of business or division of the Parent or any of its Restricted Subsidiaries Disposed of, during such period or (to the extent permitted under Section 1.03(c)(ii)) after the end of such period and prior to the applicable date of determination shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period), (C) the Consolidated EBITDA (determined in accordance with GAAP) of any Unrestricted Subsidiary that is designated as a Restricted Subsidiary during such period or (to the extent permitted under Section 1.03(c)(ii)) after the end of such period and prior to the applicable date of determination shall be included on a Pro Forma Basis for such period (but assuming such designation and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) and (D) the Consolidated EBITDA of (or attributable to) any Subsidiary that is designated as an Unrestricted Subsidiary during such period or (to the extent permitted under Section 1.03(c)(ii)) after the end of such period and prior to the applicable date of determination shall be excluded for such period (assuming the consummation of such designation, and that any Indebtedness of such Subsidiary was retired in connection therewith, in each case on the first day of such period).

“Consolidated Funded Indebtedness” means, as of any date of determination with respect to the Parent and its Restricted Subsidiaries on a consolidated basis, without duplication, the sum of: (a) the outstanding principal amount of all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all obligations arising under letters of credit (including standby and commercial but excluding letters of credit to the extent such letters of credit have been cash collateralized), bankers’ acceptances, bank guaranties and similar instruments and unreimbursed obligations under surety bonds; (c) all obligations in respect of the deferred purchase price of property or services (including non-contingent earn-out payments and other non-contingent deferred payments but excluding contingent earn-out payments, other contingent deferred payments and trade accounts payable in the ordinary course of business); (d) all Attributable Indebtedness; (e) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (d) above of another Person (except to the extent supported by a letter of credit); and (f) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or similar limited liability entity organized under the laws of a jurisdiction other than the United States or a state thereof) in which the Parent or any of its Restricted Subsidiaries is a general partner or joint venturer, except to the extent that such Indebtedness is expressly made non-recourse to such Person.

“Consolidated Net Income” means, for any period, for the Parent and its Restricted Subsidiaries on a consolidated basis, the net income (or loss) of the Parent and its Restricted Subsidiaries for that period determined in accordance with GAAP (excluding (a) extraordinary gains and extraordinary losses for such period and (b) the income (or loss) of any Person (other than a Restricted Subsidiary) in which the Parent or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent or such Restricted Subsidiary in the form of cash dividends or similar distributions).

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date less all cash and Cash Equivalents of the Parent and its Restricted Subsidiaries to (b) Consolidated EBITDA for the four fiscal quarters most recently ended for which financial statements were required to have been delivered pursuant to Section 7.01(a) or 7.01(b).

“Consolidated Net Leverage Ratio Test” means, as of any date of determination, the Consolidated Net Leverage Ratio shall not exceed 5.50:1.00.

“Consolidated Net Secured Funded Indebtedness” means, as of any date of determination, the Consolidated Funded Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis that is secured by liens on the property of the Parent or any of its Restricted Subsidiaries; provided, however, that all Term A-1 Loans, Term A-2 Loans, Term B-1 Loans, Term B-2 Loans, 2017 Refinancing Term A-1 Loans, 2017 Refinancing Term A-2 Loans, 2017 Refinancing Term B-1 Loans, 2017 Refinancing Term B-2 Loans, Revolving Loans, Revolving Commitments and any Credit Agreement Refinancing Indebtedness or any other permitted refinancing or successive permitted refinancing with respect thereto shall at all times be deemed to be Consolidated Net Secured Funded Indebtedness for purposes of calculating the Consolidated Net Secured Leverage Ratio in connection with Section 2.01(f)(i)(B)(y).

“Consolidated Net Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Secured Funded Indebtedness as of such date less all cash and Cash Equivalents of the Parent and its Restricted Subsidiaries to (b) Consolidated EBITDA for the four fiscal quarters most recently ended (or, in the case of determinations described in Section 1.03(c)(ii) as occurring after the end of the applicable period, the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 7.01(a) or 7.01(b)).

“Consolidated Scheduled Funded Debt Payments” means, for any period with respect to the Parent and its Restricted Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal during such period on Consolidated Funded Indebtedness that constitutes Funded Debt (including the implied principal component of payments due on Capital Leases during such period), less the reduction in such scheduled payments resulting from voluntary prepayments or mandatory prepayments required pursuant to Section 2.05, in each case as applied pursuant to Section 2.05, as determined in accordance with GAAP.

“Consolidated Total Assets” means the consolidated total assets of the Parent and its Restricted Subsidiaries as set forth on the consolidated balance sheet of the Parent as of the most recent period for which financial statements were required to have been delivered pursuant to Sections 7.01(a) and (b).

“Continuing Director” means, as of any date of determination, any member of the board of directors or other equivalent governing body of the Parent who: (1) was a member of such board of directors or other equivalent governing body on the Closing Date or was nominated for election, elected or appointed, or was otherwise approved, by William C. Stone (or any estate, trust, corporation, partnership or other entity Controlled by him) or (2) was nominated for election, elected or appointed to such board of directors or other equivalent governing body by or with the approval of a majority of the Continuing Directors who were members of such board of directors or other equivalent governing body at the time of such nomination, election or appointment.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, the power to vote 20% or more of the Voting Stock.

“CPECs” shall mean the convertible preferred equity certificates, regardless of class or series, having a nominal value of one Euro each, issued by Lux Intermediate Holdco.

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, any Class of existing Loans (or any Class of unused Commitments), or any then-existing Credit Agreement Refinancing Indebtedness (the “Refinanced Debt”); provided that (i) such Indebtedness has a maturity no earlier, and a Weighted Average Life to Maturity equal to or greater, than the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount (or accreted value, if applicable) of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with the refinancing, plus an amount equal to any existing commitments unutilized thereunder, (iii) the covenants and events of default of such Indebtedness are, taken as a whole, not materially more favorable to the investors providing such Indebtedness than those contained in the documentation governing or evidencing the Refinanced Debt (except for (x) covenants or other provisions applicable only to periods after the Maturity Date of the applicable Facility existing at the time of incurrence of such Credit Agreement

Refinancing Indebtedness and (y) any financial maintenance covenant to the extent such covenant is also added for the benefit of the lenders under the Refinanced Debt, to the extent that any portion thereof remains outstanding) at the time of incurrence or issuance of such Credit Agreement Refinancing Indebtedness (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness stating that the Company has determined in good faith that such covenants and events of default satisfy the foregoing requirement shall be conclusive evidence that such covenants and events of default satisfy the requirement of this clause (iii)), (iv) the Effective Yield with respect such Credit Agreement Refinancing Indebtedness shall be determined by the Company and the lenders or other investors providing such Credit Agreement Refinancing Indebtedness, (v) unless such Credit Agreement Refinancing Indebtedness is incurred solely by means of extending or renewing then existing Indebtedness described in clause (a), (b) or (c) above without resulting in any Net Cash Proceeds, such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, (vi) the direct borrower or issuer with respect to such Credit Agreement Refinancing Indebtedness shall be the Company or, with respect to any such debt in the form of Refinancing Term Loans incurred to extend, renew, replace, repurchase, retire or refinance Refinanced Debt of a Designated Borrower, such Designated Borrower, (vii) such Indebtedness is not at any time guaranteed by any Person other than Guarantors with respect to the applicable Refinanced Debt (provided that any Credit Agreement Refinancing Indebtedness with respect to the Foreign Obligations (or any portion thereof) that is directly incurred by the Company shall not be guaranteed by any Person other than the Domestic Guarantors), (viii) to the extent secured, such Indebtedness is not secured by property other than the property constituting Collateral, with respect to the applicable Refinanced Debt (provided that any Credit Agreement Refinancing Indebtedness with respect to the Foreign Obligations (or any portion thereof) that is directly incurred by the Company shall not be secured by property other than property constituting Collateral solely with respect to the Direct U.S. Loan Party Obligations), (ix) if the Refinanced Debt is subordinated in right of payment to, or to the Liens securing, the Obligations, then any Credit Agreement Refinancing Indebtedness shall be subordinated in right of payment to, or to the Liens securing, the Obligations, as applicable, on terms (x) at least as favorable (taken as a whole) to the Lenders as those contained in the documentation governing or evidencing the Refinanced Debt (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness stating that the Company has determined in good faith that such subordination terms satisfy the foregoing requirement shall be conclusive evidence that such subordination terms satisfy the requirement of this clause (x)) or (y) otherwise reasonably acceptable to the Administrative Agent, (x) any Credit Agreement Refinancing Indebtedness shall be pari passu or (if incurred pursuant to clause (b) or (c) of this definition) junior in right of payment and, if secured, secured on a pari passu or (if incurred pursuant to clause (b) of this definition) junior basis with respect to security, with respect to (A) in the case of any Credit Agreement Refinancing Indebtedness incurred by a Designated Borrower under clause (d) of this definition, the Term A-1 Loans, Term A-2 Loans, Term B-2 Loans, 2017 Refinancing Term A-1 Loans, 2017 Refinancing Term A-2 Loans and 2017 Refinancing Term B-2 Loans (and any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by a

Designated Borrower with respect thereto) and (B) any other Credit Agreement Refinancing Indebtedness, the Revolving Facility and each Term Facility (other than the Term A-1 Facility, the Term A-2 Facility, the Term B-2 Facility (or any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by a Designated Borrower with respect thereto)), to the extent outstanding, (xi) (A) no Credit Agreement Refinancing Indebtedness incurred by a Designated Borrower under clause (d) of this definition shall be (except with the proceeds of Credit Agreement Refinancing Indebtedness in respect thereof) voluntarily or mandatorily prepaid prior to repayment in full of (or, if junior in right of payment or as to security, on a junior basis with respect to) the Term A-1 Loans, the Term A-2 Loans, the Term B-2 Loans, the 2017 Refinancing Term A-1 Loans, the 2017 Refinancing Term A-2 Loans or the 2017 Refinancing Term B-2 Loans (and any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by a Designated Borrower with respect thereto) unless, solely in the case of such Credit Agreement Refinancing Indebtedness that is pari passu in right of payment and security with the Term A-1 Loans, the Term A-2 Loans, the Term B-2 Loans, the 2017 Refinancing Term A-1 Loans, the 2017 Refinancing Term A-2 Loans or the 2017 Refinancing Term B-2 Loans (and any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by a Designated Borrower with respect thereto), accompanied by at least a ratable payment of the Term A-1 Loans, the Term A-2 Loans, the Term B-2 Loans, the 2017 Refinancing Term A-1 Loans, the 2017 Refinancing Term A-2 Loans or the 2017 Refinancing Term B-2 Loans (and any such Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by a Designated Borrower) then outstanding, and any such Credit Agreement Refinancing Indebtedness that is pari passu in right of payment and security with the Term A-1 Loans, the Term A-2 Loans, the Term B-2 Loans, the 2017 Refinancing Term A-1 Loans, the 2017 Refinancing Term A-2 Loans or the 2017 Refinancing Term B-2 Loans (and any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by a Designated Borrower with respect thereto) may participate with the Term A-1 Loans, the Term A-2 Loans, the Term B-2 Loans, the 2017 Refinancing Term A-1 Loans, the 2017 Refinancing Term A-2 Loans or the 2017 Refinancing Term B-2 Loans (and any such Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by a Designated Borrower) then outstanding on a pro rata basis or on less than a pro rata basis (but not greater than pro rata basis) in any voluntary or mandatory prepayments hereunder and (B) no other Credit Agreement Refinancing Indebtedness shall be (except with the proceeds of Credit Agreement Refinancing Indebtedness in respect thereof) voluntarily or mandatorily prepaid prior to repayment in full of (or, if junior in right of payment or as to security, on a junior basis with respect to) the Term B-1 Loans or the 2017 Refinancing Term B-1 Loans (and any Refinancing Term Loans, Extended Term Loans and Replacement Term Loans incurred by the Company in respect thereof) unless, solely in the case of such Credit Agreement Refinancing Indebtedness that is incurred under clause (d) of this definition and is pari passu in right of payment and security with the Term B-1 Loans or the 2017 Refinancing Term B-1 Loans (and any Refinancing Term Loans, Extended Term Loans and Replacement Term Loans incurred by the Company in respect thereof), accompanied by at least a ratable payment of the Term B-1 Loans or the 2017 Refinancing Term B-1 Loans (and any such Refinancing Term Loans, Extended Term Loans and Replacement Term Loans), and any such Credit Agreement Refinancing Indebtedness incurred under clause (d) of this definition that is pari passu in right of payment and security with the Term B-1 Loans or the 2017 Refinancing Term B-1 Loans (and any Refinancing Term Loans, Extended Term

Loans and Replacement Term Loans incurred by the Company in respect thereof) may participate with the Term B-1 Loans and the 2017 Refinancing Term B-1 Loans (and any such Refinancing Term Loans, Extended Term Loans and Replacement Term Loans) on a pro rata basis or on less than a pro rata basis (but not greater than pro rata basis) in any voluntary or mandatory prepayments hereunder and (xii) with respect to any Credit Agreement Refinancing Indebtedness incurred pursuant to clause (d) of this definition, the holders of such Indebtedness shall have become bound by the Re-Allocation Agreement in a manner satisfactory to the Administrative Agent.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Current Assets” means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding (i) cash, (ii) Cash Equivalents, (iii) Swap Contracts to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of such Person, (iv) deferred financing fees and (v) payment for deferred taxes.

“DBNY” means Deutsche Bank AG New York Branch and any successor thereto by merger, consolidation or otherwise.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally and in connection with Luxembourg (i) insolvency proceedings (faillite) within the meaning of Articles 437 ff. of the Luxembourg Commercial Code or any other insolvency proceedings pursuant to the European Insolvency Regulation, (ii) controlled management (gestion contrôlée) within the meaning of the grand ducal regulation of 24 May 1935 on controlled management, (iii) voluntary arrangement with creditors (concordat préventif de faillite) within the meaning of the law of 14 April 1886 on arrangements to prevent insolvency, as amended, (iv) suspension of payments (sursis de paiement) within the meaning of Articles 593 ff. of the Luxembourg Commercial Code and (v) voluntary or compulsory winding-up pursuant to the law of 10 August 1915 on commercial companies, as amended.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus the Applicable Rate, if any, applicable to Base Rate Loans under the Revolving Facility plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Eurocurrency Rate Loans under the Revolving Facility plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit, within three Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more of the conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in writing that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to the Company and each Lender.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower 1” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower 2” has the meaning specified in the introductory paragraph hereto.

“Direct U.S. Loan Party Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company and any Domestic Guarantor arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (other than any guarantee of, or related obligations, covenants and duties with respect to, the Foreign Obligations), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Domestic Guarantor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Secured Swap Contract between any Domestic Loan Party and any Lender or Affiliate of a Lender (excluding any Excluded Swap Obligations), (b) all obligations under any Secured Treasury Management Agreement between any Domestic Loan Party and any Lender or Affiliate of a Lender and (c) all guarantees by any Domestic Loan Party of obligations of any other Domestic Loan Party described in preceding clause (a) or (b).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Loan Party or any Restricted Subsidiary thereof (including the Equity Interests of any such Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Involuntary Disposition. The term “Disposition” shall not include any issuance of Equity Interests by the Parent.

“Disqualified Capital Stock” means Equity Interests that (a) require the payment of any dividends (other than dividends payable solely in shares of Qualified Capital Stock), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards), prior to the date that is 91 days after the Latest Maturity Date (other than (i) upon payment in full of the Obligations and termination of the Commitments or (ii) upon an asset sale or change of control, provided, that any payment required pursuant to this clause (ii) is contractually subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Equity Interests or other assets other than Qualified Capital Stock.

“Documentation Agent” means Mizuho Bank Ltd., in its capacity as a documentation agent.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the Applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Guarantors” means (i) with respect to the Obligations of the Company, (a) each Domestic Subsidiary of the Parent identified as a “Domestic Guarantor” on the signature pages hereto, (b) the Parent, and (c) each other Person that joins as a Domestic Guarantor pursuant to Section 7.12, (ii) with respect to the Foreign Obligations, the Company and each Person described in subclauses (a), (b) and (c) of preceding clause (i), and (iii) with respect to obligations under any Secured Swap Contract between any Domestic Loan Party (other than the Company) and any Lender or Affiliate of a Lender and obligations under any Secured Treasury Management Agreement between any Domestic Loan Party (other than the Company) and any Lender or Affiliate of a Lender, the Company and each other Domestic Loan Party not party to such Secured Swap Contract or Secured Treasury Management Agreement, as the case may be.

“Domestic Loan Party” means the Company, the Parent and each of the other Domestic Guarantors.

“Domestic Non-Loan Party” means each Domestic Subsidiary that is not a Domestic Loan Party.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia and whose Equity Interests are (x) held by a Person that is organized under the laws of any state of the United States or the District of Columbia and (y) not held, directly or indirectly, by a CFC or Foreign Holdco.

“Dutch Auction” means an auction (an “Auction”) conducted by the Parent or one of its Subsidiaries in order to purchase Term Loans of any Class in accordance with the following procedures or such other procedures as may be agreed to between the Administrative Agent and the Company:

(a) Notice Procedures. In connection with an Auction, the Company will provide notification to the Administrative Agent (for distribution to the applicable Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (i) the total cash value of the bid, in a minimum amount of $10,000,000 with minimum increments of $1,000,000 (the “Auction Amount”), and (ii) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans at issue that represents the range of purchase prices that could be paid in the Auction.

(b) Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Loans which must be in increments of $5,000,000 (the “Reply Amount”). A Lender may avoid the minimum increment amount condition solely when submitting a Reply Amount equal to the Lender’s entire remaining amount of the applicable Loans. Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Administrative Agent, a form of assignment and acceptance in a form reasonably acceptable to the Administrative Agent.

(c) Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Company, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount for which the Parent or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Parent or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Parent or its Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. The Parent or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Parent or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent). Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.

(d) Additional Procedures. Once initiated by an Auction Notice, the Parent or its Subsidiary, as applicable, may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.

“Effective Yield” means, as to any Loans of any Facility, the effective yield on such Loans as reasonably determined by the Administrative Agent in consultation with the Parent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders. The Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable judgment.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“English Security Documents” means (a) the English law governed share pledge in relation to the shares in Financial Models Corporation Limited entered into or to be entered into between the Designated Borrower 2, as company, and the Administrative Agent; (b) the English law governed debenture entered into or to be entered into among Financial Models Corporation Limited, SS&C Solutions Limited and GlobeOp Financial Services Limited, as chargors, and the Administrative Agent, and (c) each other English law governed document or instrument which creates or evidences or which is expressed to create or evidence any Lien granted or required to be granted pursuant to Section 7.14.

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any of its Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041(c) or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; or (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

“EU Treaty” means the Treaty on European Union.

“Euro” and “EUR” means the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.

“Eurocurrency Rate” means, with respect to an Interest Period for a Eurocurrency Rate Loan, the rate per annum equal to (a) the London interbank offered rate as administered by ICE Benchmark Administration (or any Person who takes over the administration of such rate) for deposits in Dollars (or, in respect of Revolving Loans or Letters of Credit denominated in an Alternative Currency, such Alternative Currency) (as set forth on the Reuters LIBOR01 page or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the ICE Benchmark Administration (or any successor) as an authorized information vendor for the purpose of displaying such rates), determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of (or in the case of a Eurocurrency Rate Loan denominated in Sterling, the first day of) such Interest Period for deposits in Dollars (or, in respect of Revolving Loans or Letters of Credit denominated in an Alternative Currency, such Alternative Currency) for delivery on the first day of such Interest Period with a term equivalent to such Interest Period, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or services or if such page or services shall cease to be available, the rate per annum determined by the Administrative Agent to be the rate at which it could borrow funds in Dollars (or, in respect of Revolving Loans or Letters of Credit denominated in an Alternative Currency, such Alternative Currency) for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Deutsche Bank AG London Branch in the London interbank Eurocurrency market; provided that (i) solely in the case of Term B-1 Loans and Term B-2 Loans, the Eurocurrency Rate shall be no less than 0.75% per annum at any time and (ii) in no event shall the Eurocurrency Rate be less than zero.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or, in the case of Revolving Loans, in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“European Insolvency Regulation” means Council Regulation (EC) No. 1346/2000 on Insolvency Proceedings, as amended from time to time.

“Event of Default” has the meaning specified in Section 9.01.

“Excess Cash Flow” means, with respect to any Excess Cash Flow Period, an amount, not less than zero, equal to (a) the sum, without duplication, of (i) Consolidated Net Income of the Parent and its Restricted Subsidiaries for such fiscal year plus (ii) the amount of all non-cash charges (including depreciation, amortization and deferred tax expense) deducted in arriving at such Consolidated Net Income plus (iii) the aggregate net amount of non-cash loss on Dispositions by the Parent and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, minus (b) without duplication (in each case, for the Parent and its Restricted Subsidiaries on a consolidated basis):

(i) Capital Expenditures that are (A) actually made during such Excess Cash Flow Period or (B) committed although not actually made during such Excess Cash Flow Period, so long as such Capital Expenditures are actually made within six (6) months after the end of such Excess Cash Flow Period, provided that (x) if any Capital Expenditures are deducted from Excess Cash Flow pursuant to (B) above, such amount shall be added to the Excess Cash Flow for the immediately succeeding Excess Cash Flow Period if the expenditure is not actually made within such six (6) month period and (y) no deduction shall be taken in the immediately succeeding Excess Cash Flow Period when such amounts deducted pursuant to clause (B) are spent;

(ii) Consolidated Scheduled Funded Debt Payments and, to the extent not otherwise deducted from Consolidated Net Income, Consolidated Cash Taxes;

(iii) the aggregate amount of voluntary or mandatory permanent principal payments or mandatory repurchases of Indebtedness for borrowed money of the Parent and its Restricted Subsidiaries (excluding the Obligations and the Revolving Commitments); provided, that (A) such prepayments or repurchases are otherwise permitted hereunder, (B) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment or repurchase, and (C) such prepayments or repurchases are not made, directly or indirectly, using proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period (including any proceeds from Indebtedness);

(iv) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash during such period that are required to be made in connection with any prepayment or satisfaction and discharge of Indebtedness to the extent that the amount so prepaid, satisfied or discharged is not deducted from Consolidated Net Income for purposes of calculating Excess Cash Flow;

(v) cash payments made in satisfaction of non-current liabilities (excluding payments of Indebtedness for borrowed money) not made, directly or indirectly, using proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period;

(vi) to the extent not deducted in arriving at Consolidated Net Income, cash fees and expenses incurred in connection with the Transaction (including, for the avoidance of doubt, cash fees and expenses incurred under this Agreement and debt issuances in connection with the Target Acquisition) or, to the extent permitted hereunder, any Investment permitted under Section 8.02, an issuance of Equity Interests or issuance of Indebtedness (whether or not consummated);

(vii) the aggregate amount of expenditures actually made in cash during such period (including expenditures for payment of financing fees) to the extent such expenditures are not expensed during such period (provided that any expensing of such expenditures in a future Excess Cash Flow Period shall be added back to the Excess Cash Flow for such period);

(viii) cash from operations used or to be used to consummate a Permitted Acquisition or Investments permitted under Section 8.02 (if such Permitted Acquisition or Investments have been consummated prior to the date on which a prepayment of Loans would be required pursuant to Section 2.05(b)(iii) with respect to such fiscal year period); provided, however, that if any amount is deducted from Excess Cash Flow pursuant to this clause (viii) with respect to a fiscal year as a result of a Permitted Acquisition or Investment that has been committed to be consummated but not yet actually consummated at the time of such deduction (the amount of such cash being the “Relevant Deduction Amount”) then for the avoidance of doubt, such amount shall not be deducted from Excess Cash Flow pursuant to this clause (viii) as a result of such Permitted Acquisition or Investment, as the case may be, being actually consummated for the Relevant Deduction Amount;

(ix) the amount of cash payments made in respect of pensions and other post-employment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income;

(x) cash expenditures in respect of Swap Contracts during such fiscal year to the extent they exceed the amount of expenditures expensed in determining Consolidated Net Income for such period;

(xi) the aggregate principal amount of all mandatory prepayments of the Term Facilities made during such Excess Cash Flow Period pursuant to Section 2.05(b)(iv) or (vi), or reinvestments of Net Cash Proceeds in lieu thereof, to the extent that the applicable Net Cash Proceeds were taken into account in calculating Consolidated Net Income for such Excess Cash Flow Period;

(xii) the amount representing accrued expenses for cash payment (including with respect to retirement plan obligations) that are not paid in cash in such Excess Cash Flow Period, provided that such amounts will be added to Excess Cash Flow for the following fiscal year to the extent not paid in cash within six (6) months after the end of such Excess Cash Flow Period (and no future deduction shall be made for purposes of this definition when such amounts are paid in cash in any future period);

(xiii) net non-cash gains and credits to the extent included in arriving at Consolidated Net Income;

(xiv) the amount of Restricted Payments made in cash during such period pursuant to Section 8.06(c); plus/minus

(c) decreases/increases, as applicable, in Net Working Capital.

“Excess Cash Flow Period” means any fiscal year of the Company, commencing with the fiscal year ending on or about December 31, 2015.

“Excess Foreign Entity Stock” has the meaning set forth in the definition of “Excluded Property”.

“Excluded Property” means, (a) with respect to any Loan Party, any owned or leased real property, (b) with respect to any Domestic Loan Party, any personal property that either (i) the attachment or perfection of a Lien thereon is not governed by the UCC or (ii) a Lien thereon is not effected by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (c) with respect to any Collateral securing the Direct U.S. Loan Party Obligations, all Equity Interests and CPECs in excess of 65% of any First Tier Foreign Subsidiary or Foreign Holdco (and any Equity Interests or CPECs in any such First Tier Foreign Subsidiary or Foreign Holdco shall be referred to herein as “Excess Foreign Entity Stock”), (d) with respect to any Loan Party, any property which is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property to secure the Obligations (or the relevant portion thereof, as applicable), (e) with respect to any Loan Party, any General Intangible (as defined in the UCC), permit, lease, license, contract or other Instrument (as defined in the UCC) of such Loan Party to the extent that the grant of a security interest in such General Intangible, permit, lease, license, contract or other Instrument in the manner contemplated by the Collateral Documents, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (i) any such limitation described in this clause (e) on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, General Intangible, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such General Intangible, permit, lease, license, contract or other Instrument shall be automatically and simultaneously granted hereunder and shall be included as Collateral, (f) with respect to any Loan Party, any motor vehicles, (g) with respect to any Loan Party, any assets of any Subsidiary of the Parent that is subject to regulatory capital or similar requirements to the extent that the provision of such security or similar interest would result in an increase to such regulatory capital or similar requirement or other administrative burden, in each case which is disproportionate to the benefit obtained by the Lenders and the other holders of the applicable Obligations (it being acknowledged and agreed that, as of the Closing Date, (x) the burden of obtaining guarantees and security for the Foreign Obligations from the Parent’s existing Subsidiaries organized in the Republic of Ireland and from GlobeOp Markets Limited, Prime Management Limited, SS&C Fund Services (Cayman) Ltd. and SS&C GlobeOp (Luxembourg) S.à r.l., in each case, disproportionately exceeds the benefit obtained by the holders of the Foreign Obligations and (y) the burden of obtaining guarantees and security for the Direct U.S. Loan Party Obligations and the Foreign Obligations from Second Street Securities, Inc. disproportionately exceeds the benefit obtained by the holders of the Direct U.S. Loan Party Obligations and the Foreign Obligations), (h) any assets of any Unrestricted Subsidiary and (i) with respect to any Loan Party, Margin Stock. Other assets shall be deemed to be “Excluded Property” if the Administrative Agent and the Company agree in writing that the cost, burden or consequences (including adverse tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the value of such assets as Collateral.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Guarantor becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) by any jurisdiction as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (or any political subdivision thereof), other than any such connection arising solely from such recipient having executed, delivered or performed its obligations, received a payment under, received a perfected security interest under, engaged in any other transaction contemplated by, or enforced, this Agreement or any other Loan Document, (b) any branch profits Taxes imposed by the United

States or any similar Tax imposed by any other jurisdiction in which such Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 11.13), any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change of Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding Tax pursuant to Section 3.01(a), and (d) any withholding Taxes imposed under FATCA.

“Existing Company Credit Agreement” means that certain Credit Agreement, dated as of December 14, 2012, among the Company and the Designated Borrower 2, as the Borrowers, the Parent, as the Parent, certain Subsidiaries of the Parent identified therein, as Guarantors, Deutsche Bank AG New York Branch, as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto from time to time, as such agreement has been amended, modified and supplemented from time to time prior to the date hereof.

“Existing Target Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of June 12, 2013, among the Target, J.P. Morgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto from time to time, as such agreement has been amended, modified and supplemented from time to time prior to the date hereof.

“Existing Term Loan Tranche” has the meaning set forth in Section 2.18(a).

“Existing Revolver Tranche” has the meaning set forth in Section 2.18(b).

“Extended Revolving Commitments” has the meaning set forth in Section 2.18(b).

“Extended Revolving Loans” means one or more Classes of revolving credit loans that result from an Extension Amendment.

“Extended Term Loans” has the meaning set forth in Section 2.18(a).

“Extending Revolving Lender” has the meaning set forth in Section 2.18(c).

“Extending Term Lender” has the meaning set forth in Section 2.18(c).

“Extension” means the establishment of an Extension Series by amending a Loan or Commitment pursuant to the terms of Section 2.18 and the applicable Extension Amendment.

“Extension Amendment” has the meaning set forth in Section 2.18(d).

“Extension Election” has the meaning set forth in Section 2.18(c).

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.

“Extraordinary Receipt” means the receipt by the Parent or its Restricted Subsidiaries of any casualty insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received or reinvested in operating assets in accordance with the terms of Section 2.05(b)(vi) or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

“Facility” means any Term Facility, the Revolving Facility, any Class of Extended Revolving Commitments and/or any Class of Refinancing Revolving Commitments, as the context may require.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 14714(b)(1) of the Internal Revenue Code and any intergovernmental agreements (and related legislation or official administrative guidance) implementing the foregoing.

“FCPA” has the meaning set forth in Section 6.22(a).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent, as determined by the Administrative Agent; provided, further, that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means that certain fee letter dated as of February 2, 2015, originally by and among Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and the Company, as amended, restated, supplemented and otherwise modified from time to time.

“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, among the the Parent, each Borrower, the Guarantors, the 2017 Refinancing Term A-1 Lenders party thereto, the 2017 Refinancing Term A-2 Lenders party thereto, the 2017 Refinancing Term B-1 Lenders party thereto, the 2017 Refinancing Term B-2 Lenders party thereto and the Required Lenders.

“First Tier Foreign Subsidiary” means each Foreign Subsidiary that is owned, in whole or in part, directly by one or more Domestic Loan Parties.

“Foreign Collateral Documents” means any Collateral Document that secures only the Foreign Obligations.

“Foreign Guarantors” means (i) with respect to the Foreign Obligations of the Designated Borrowers, (A) each Foreign Subsidiary and each Foreign Holdco of the Parent identified as a “Foreign Guarantor” on the signature pages hereto and (B) each Person that joins as a Foreign Guarantor pursuant to Section 7.12, and (ii) with respect to obligations under any Secured Swap Contract between any Foreign Loan Party (other than the Designated Borrowers) and any Lender or Affiliate of a Lender and obligations under any Secured Treasury Management Agreement between any Foreign Loan Party (other than the Designated Borrowers) and any Lender or Affiliate of a Lender, the Designated Borrowers and each other Foreign Loan Party not party to such Secured Swap Contract or Secured Treasury Management Agreement, as the case may be. For the avoidance of doubt, each Designated Borrower shall be a Foreign Guarantor of the Foreign Obligations of the other Designated Borrower.

“Foreign Holdco” means a Domestic Subsidiary substantially all of the assets of which are Equity Interests in or Indebtedness of one or more CFCs or Foreign Holdcos.

“Foreign Lender” means, for any Borrower, any Lender that is organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes (including such a Lender when acting in the capacity of L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Loan Party” means each of the Designated Borrowers and each of the Foreign Guarantors.

“Foreign Non-Loan Party” means each Foreign Subsidiary that is not a Foreign Loan Party.

“Foreign Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Designated Borrowers and any Foreign Guarantor arising under any Loan Document or otherwise with respect to the Term A-1 Loans, the Term A-2 Loans, the Term B-2 Loans, the 2017 Refinancing Term A-1 Loans, the 2017 Refinancing Term A-2 Loans and the 2017 Refinancing Term B-2 Loans, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Designated Borrowers or any Foreign Guarantor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Secured Swap Contract between any Foreign Loan Party and any Lender or Affiliate of a Lender (excluding any Excluded Swap Obligations), (b) all obligations under any Secured Treasury Management Agreement between any Foreign Loan Party and any Lender or Affiliate of a Lender and (c) all guarantees by any Foreign Loan Party of obligations of any other Foreign Loan Party described in preceding clause (a) or (b).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuers, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” of any Person means Indebtedness for borrowed money of such Person that by its terms matures more than one (1) year after the date of its creation or matures within one (1) year from any date of determination but is renewable or extendible, at the option of such Person, to a date more than one (1) year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year after such date.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means each Domestic Guarantor and each Foreign Guarantor; provided, that in no event shall a CFC or Foreign Holdco ever be, or be required to be, a Guarantor of any Direct U.S. Loan Party Obligations.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV.

“Guaranty and Security Principles” means the Guaranty and Security Principles set forth on Exhibit 1.10.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning set forth in Section 2.03(c).

“Immaterial Subsidiary” means, on any date, any Restricted Subsidiary of the Parent (other than the Borrowers) that (i) does not have assets (together with the assets of all other Immaterial Subsidiaries) in excess of 3.0% of Consolidated Total Assets as of the date of the most recent audited financial statements delivered pursuant to Section 7.01 prior to such date, (ii)

does not contribute (together with the assets of all other Immaterial Subsidiaries) in excess of 3.0% of Consolidated EBITDA as of the date of the most recent financial statements delivered pursuant to Section 7.01 prior to such date and (iii) has been designated as such by the Company in a written notice delivered to the Administrative Agent (other than any such Subsidiary as to which the Company has revoked such designation by written notice to the Administrative Agent); provided, that if (x) the aggregate assets of Immaterial Subsidiaries at any time exceeds 8.0% of Consolidated Total Assets or (y) the Immaterial Subsidiaries, in the aggregate, contribute in excess of 8.0% of Consolidated EBITDA, in each case, as of the date of the most recent financial statements delivered pursuant to Section 7.01 prior to such date, the Company shall revoke the designation of one or more Subsidiaries as “Immaterial Subsidiaries” such that, after giving effect to such revocation, (A) the aggregate assets of Immaterial Subsidiaries shall be less than 8.0% of Consolidated Total Assets and (B) the contribution of Immaterial Subsidiaries shall be less than 8.0% of Consolidated EBITDA, in each case, as of the date of the most recent financial statements delivered pursuant to Section 7.01 prior to such date.

“Incremental Series” means all Incremental Term Loans and Incremental Term Loan Commitments that are established as a separate Class of Term Loans or Term Commitments (as applicable) pursuant to the same Commitment Increase Amendment (or any subsequent Commitment Increase Amendment to the extent such Commitment Increase Amendment expressly provides that the Incremental Term Loans or Incremental Term Loan Commitments as provided for therein are intended to be part of any previously established Incremental Series) and that provide for the same maturity, Effective Yield (other than, for this purpose, any original issue discount or upfront fees), if applicable, and amortization schedule.

“Incremental Term Loan” has the meaning provided in Section 2.01(e).

“Incremental Term Loan Agreement” means, with respect to an Incremental Term Loan, a joinder agreement in substantially the form of Exhibit 1.01(a) or such other form as is satisfactory to the Administrative Agent and the Company, in each case as executed by the Loan Parties, one or more Lender(s) providing an Incremental Term Loan Commitment and the Administrative Agent.

“Incremental Term Loan Commitment” means, as to any Lender, its obligation to make its portion of an Incremental Term Loan to the Company pursuant to Section 2.01(e) in the principal amount set forth in the applicable Incremental Term Loan Agreement.

“Incremental Term Loan Facility” means, at any time, (a) on or prior to the closing date under an Incremental Term Loan Agreement, the aggregate amount of the Incremental Term Loan Commitments set forth in such Incremental Term Loan Agreement at such time and (b) thereafter, the aggregate principal amount of the Incremental Term Loans of all Lenders made pursuant to such Incremental Term Loan Commitments at such time.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount available to be drawn under letters of credit (including standby and commercial letters of credit), bankers’ acceptances, bank guaranties and similar instruments and unreimbursed obligations under surety bonds;

(c) the Swap Termination Value of any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (including non-contingent earn-out payments and other non-contingent deferred payments but excluding contingent earn-out payments, other contingent deferred payments and trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than (i) a joint venture that is itself a corporation or limited liability company or (ii) a similar limited liability entity organized under the laws of a jurisdiction other than the United States or a state thereof) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person by contract or operation of law. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intercreditor Agreement” means, with respect to any Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt, an intercreditor agreement between the Administrative Agent and the agent, trustee or other representative on behalf of the holders of such Indebtedness, in each case in form and substance satisfactory to the Administrative Agent.

“Interest Payment Date” means (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, except as otherwise expressly provided for in Section 2.02(g), as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (or a period of less than one month thereafter, if acceptable to the Administrative Agent in its sole discretion), as selected by the Company in its Loan Notice consistent with the requirements of Section 2.02(a) or otherwise acceptable to the Administrative Agent); provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and

(iv) the initial Interest Period with respect to the Term A-1 Loans, Term A-2 Loans, Term B-1 Loans and Term B-2 Loans shall commence on the Closing Date and end on the last Business Day of the calendar month in which the Closing Date occurs.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another

Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less (except in the case of (x) Investments made using the Available Amount pursuant to Section 8.02(s) and (y) any amounts that increase the Available Amount pursuant to clause (e) of the definition thereof) any amount repaid, returned, distributed or otherwise received in respect of any Investment, in each case, in cash.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Parent or any of its Restricted Subsidiaries.

“IP Rights” has the meaning specified in Section 6.17.

“Irish Security Documents” means the Irish law governed share mortgage in relation to the shares in SS&C Technologies Ireland Limited entered into or to be entered into between the Lux Intermediate Holdco, as chargor, and the Administrative Agent and (b) each other Irish law governed document or instrument which creates or evidences or which is expressed to create or evidence any Lien granted or required to be granted pursuant to Section 7.14.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Applicable L/C Issuer and the Company (or any Restricted Subsidiary) or in favor of the Applicable L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 7.12 executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means each of DBNY and Morgan Stanley Bank, N.A. in their capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Revolving Commitments, Refinancing Revolving Commitments, Incremental Term Loan Commitments, Extended Term Loans, Incremental Term Loans, Refinancing Term Loans, Replacement Term Loans and Refinancing Term Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, authorizations and permits of, any Governmental Authority, in each case having the force of law.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto and each other Person that becomes a “Lender” in accordance with this Agreement and their successors and permitted assigns.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the Applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is thirty days prior to the Revolving Loan Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Commitments and (b) $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any Permitted Acquisition which the Company or any of its Restricted Subsidiaries is contractually committed to consummate, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” means (i) each Revolving Loan, each Term B-1 Loan, each 2017 Refinancing Term B-1 Loan, each Incremental Term Loan, each Extended Term Loan, each Extended Revolving Loan, each Refinancing Term Loan, each Refinancing Revolving Loan and each Replacement Term Loan representing an extension of credit to the Company and (ii) each Term A-1 Loan, each Term A-2 Loan, each Term B-2 Loan, each 2017 Refinancing Term A-1 Loan, each 2017 Refinancing Term A-2 Loan, each 2017 Refinancing Term B-2 Loan each Extended Term Loan and each Refinancing Term Loan representing an extension of credit to a Designated Borrower.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, each Collateral Document, each Incremental Term Loan Agreement, each Extension Amendment, each Refinancing Amendment, the Re-Allocation Agreement, the Security Trust Deed and any Intercreditor Agreement.

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans or Term Loans under a given Facility, (b) a conversion of Loans under a given Facility from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans under a given Facility, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit 2.02.

“Loan Parties” means, collectively, the Domestic Loan Parties and the Foreign Loan Parties.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Lux Intermediate Holdco” means SS&C European Holdings S.a.r.L., a société à responsabilité limitée organized under the laws of Luxembourg having its registered office at 5, rue Guillaume Kroll, L-1882 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B173925.

“Lux Security Documents” means each of (a) the Lux SS&C Technologies Holdings Europe Share Pledge Agreement, (b) the Lux SS&C European Holdings Share Pledge Agreement, (c) the Lux SS&C Technologies Holdings Europe CPECs Pledge Agreement, (d) the Lux SS&C European Holdings CEPCs Pledge Agreement and (e) each other Luxembourg law governed document or instrument which creates or evidences or which is expressed to create or evidence any Lien granted or required to be granted pursuant to Section 7.14.

“Lux SS&C European Holdings Share Pledge Agreement” means the Luxembourg law governed share pledge agreement between the Company, as pledgor, and the Administrative Agent.

“Lux SS&C European Holdings CPECs Pledge Agreement” means the Luxembourg law governed CPECs pledge agreement between the Company, as pledgor, and the Administrative Agent, in the presence of Lux Intermediate Holdco as Company.

“Lux SS&C Technologies Holdings Europe Share Pledge Agreement” means the Luxembourg law governed share pledge agreement between Lux Intermediate Holdco, as pledgor, and the Administrative Agent, in the presence of the Designated Borrower 2 as Company, securing the Foreign Obligations.

“Lux SS&C Technologies Holdings Europe CPECs Pledge Agreement” means the Luxembourg law governed CPECs pledge agreement between Lux Intermediate Holdco, as pledgor, and the Administrative Agent, in the presence of the Designated Borrower 2 as Company, securing the Foreign Obligations.

“Luxembourg Company Law” means the Luxembourg law dated August 10, 1915 on commercial companies, as amended.

“Luxembourg Guarantor” means any Guarantor incorporated under the laws of the Grand Duchy of Luxembourg.

“Margin Stock” has the meaning specified in Section 6.14(b).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of the Parent and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under the Loan Documents or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means (a) as to the Revolving Loans and Letters of Credit (and the related L/C Obligations), the fifth anniversary of the Closing Date (the “Revolving Loan Maturity Date”), (b) as to the Term A-1 Loans and the 2017 Refinancing Term A-1 Loans, the fifth anniversary of the Closing Date, (c) as to the Term A-2 Loans and the 2017 Refinancing

Term A-2 Loans, the fifth anniversary of the Closing Date, (d) as to the Term B-1 Loans and the 2017 Refinancing Term B-1 Loans, the seventh anniversary of the Closing Date, (e) as to the Term B-2 Loans and the 2017 Refinancing Term B-2 Loans, the seventh anniversary of the Closing Date, (f) as to an Incremental Term Loan, the final maturity date for such Incremental Term Loan as set forth in the applicable Incremental Term Loan Agreement, (g) as to any Extended Term Loans or Extended Revolving Loans, the final maturity date therefor as set forth in the applicable Extension Amendment and (h) as to any Refinancing Term Loans or Refinancing Revolving Loans, the final maturity date therefor as set forth in the applicable Refinancing Amendment; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Merger” means the merger of MergerCo. with and into Target (with Target to be the surviving corporation of such merger) in accordance with the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 2, 2015, among the Target, the Parent and MergerCo. (including all exhibits and disclosure schedules thereto, and as amended, supplemented or modified from time to time).

“Merger Agreement Representations” means the representations made by (or relating to) the Target and/or any of its Subsidiaries in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that the Company has the right (or the Company’s applicable affiliate has the right) to terminate the Company’s (or the Company’s affiliate’s) obligations (or to refuse to consummate the Target Acquisition) under the Merger Agreement as a result of a breach of such representations.

“MergerCo.” means Arbor Acquisition Company, Inc., a Delaware corporation and a Wholly-Owned Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by the Parent or any of its Restricted Subsidiaries, or any Extraordinary Receipt received or paid to the account of the Parent or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset (other than a Lien that ranks pari passu with or is subordinated to the Liens securing the Obligations or any portion thereof) and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by the Parent or such Restricted Subsidiary in connection with such transaction (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith), (C) income taxes reasonably estimated to be actually payable within two (2) years of the date of the relevant transaction as a result of any gain recognized in connection therewith and any repatriation costs associated with receipt by any Domestic Loan Party of such proceeds, (D) any costs associated with unwinding any related Swap Contract in connection with such transaction, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Parent or any Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received (i) upon the Disposition of any non-cash consideration received by the Parent or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in sub-clause (E) or, if such liabilities have not been satisfied in cash and such reserve not reversed within two (2) years of the date of the relevant transaction;

(b) with respect to the incurrence or issuance of any Indebtedness by the Parent or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash received in connection with such incurrence or issuance or in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting or closing discounts, fees and commissions, taxes reasonably estimated to be actually payable within two (2) years of the date of such incurrence or issuance and other out-of-pocket expenses and other customary expenses incurred by the Parent or such Restricted Subsidiary in connection with such incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith; and

(c) with respect to the issuance of any Equity Interests by the Parent or any Restricted Subsidiary, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance or in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, and other out-of-pocket expenses, and other customary expenses incurred by the Parent or such Restricted Subsidiary in connection with such issuance and any costs associated with unwinding any related Swap Contract in connection therewith.

“Net Working Capital” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities.

“Non-Consenting Lender” has the meaning specified in Section 11.13(a).

“Non-Loan Party” means any Subsidiary of the Parent that is not a Loan Party.

“Note” means a Term A-1 Note, a Term A-2 Note, a Term B-1 Note, a Term B-2 Note or a Revolving Note, as the context may require.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including the Direct U.S. Loan Party Obligations and the Foreign Obligations), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Secured Swap Contract between any Loan Party and any Lender or Affiliate of a Lender (excluding any Excluded Swap Obligations) and (b) all obligations under any Secured Treasury Management Agreement between any Loan Party and any Lender or Affiliate of a Lender.

“Original Refinancing New Term Loan Eurodollar Borrowing” has the meaning set forth in Section 2.02(g) hereof.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(iv).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, excluding any such Tax imposed on an assignment (other than an assignment pursuant to a request by the Company under Section 11.13) of any interest in any Loan or Commitment hereunder (an “Assignment Tax”), but only to the extent such Assignment Tax is imposed as a result of a present or former connection between the assignor and/or assignee and the taxing jurisdiction (other than any connection arising solely from such assignor and/or assignee having executed, delivered, become a party to, performed its obligations under, received payments, received a perfected security interest under, engaged in any other transaction pursuant to, and/or enforced any Loan Documents).

“Outstanding Amount” means (a) with respect to any Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the Applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of DBNY in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Permitted Acquisition” means (i) an Investment consisting of an Acquisition by the Parent or any of its Restricted Subsidiaries, provided that (a) the property acquired (or the property of the Person acquired) in such Acquisition complies with Section 8.07, (b) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (c) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (d) no Default exists or would result therefrom, (e) if the Person acquired is or becomes a Domestic Subsidiary of the Company, it shall (to the extent required by Section 7.12) guarantee all of the Obligations and otherwise satisfy the requirements of Section 7.12 and Section 7.14 within the timeframes provided therein, and (f) if the Person acquired is or becomes a Restricted Subsidiary of Lux Intermediate Holdco, it shall (to the extent required by Section 7.12) guarantee the Foreign Obligations and otherwise satisfy the requirements of Section 7.12 and Section 7.14 within the timeframes provided therein; provided that the requirements of clauses (c) and (d) above shall be subject to Sections 1.12 and 2.01(g) in the case of a Limited Condition Acquisition, and (ii) the Target Acquisition.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Company in the form of one or more series of senior secured notes ranking pari passu with the liens securing the Facilities (other than the Term A-1 Loans, the Term A-2 Loans, the Term B-2 Loans, the 2017 Refinancing Term A-1 Loans, the 2017 Refinancing Term A-2 Loans, the 2017 Refinancing Term B-2 Loans or any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by any Designated Borrower with respect thereto); provided that (i) such Indebtedness will be subject to the terms of an Intercreditor Agreement and (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holders” means (i) William C. Stone and his spouse and the members of his immediate family and (ii) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Persons referred to in the immediately preceding clause (i).

“Permitted Intercompany Investments” means (a) any Investment by any Loan Party in any other Loan Party; provided that the aggregate outstanding principal amount of all Investments made by Domestic Loan Parties in Foreign Loan Parties under this clause (a) (exclusive of Investments made in any Designated Borrower at any time in order to repay outstanding Foreign Obligations of any Designated Borrower (provided that the proceeds of any such Investment are actually utilized to repay Foreign Obligations within 90 days from the date of such Investment), in each case, in an amount not exceeding the funding requirement therefor), together with, without duplication, the aggregate outstanding principal amount of all Indebtedness of Foreign Loan Parties guaranteed by Domestic Loan Parties pursuant to (and in reliance on) Section 8.03 (other than the Loans), shall not exceed $400,000,000 at any time; (b) any Investment by any Domestic Non-Loan Party in any Domestic Loan Party; (c) any Investment by any Domestic Non-Loan Party in any other Domestic Non-Loan Party; (d) any

Investment by any Foreign Loan Party (including the Designated Borrowers) in any other Foreign Loan Party; (e) any Investment by any Foreign Non-Loan Party in any Foreign Loan Party; (f) any Investment by any Foreign Non-Loan Party in any other Foreign Non-Loan Party; and (g) any Investment (i) by any Foreign Loan Party in any Non-Loan Party and (ii) by any Domestic Loan Party in any Non-Loan Party; provided that the aggregate outstanding principal amount of all Investments under this clause (g) (exclusive of Investments made by any Foreign Loan Party with the proceeds of an Investment made by a Domestic Loan Party, directly or indirectly, in such Foreign Loan Party, to the extent made in compliance with clause (a) above), together with, without duplication, the aggregate outstanding principal amount of all Indebtedness of Non-Loan Parties guaranteed by Loan Parties pursuant to (and in reliance on) Section 8.03, shall not exceed $200,000,000 at any time; provided further, that any Indebtedness owing (i) by any Domestic Loan Party to any Domestic Non-Loan Party pursuant to clause (a) or (b), as applicable, shall be subordinated in right of payment to the prior payment in full of the Obligations of such Domestic Loan Party, as applicable, on terms reasonably satisfactory to the Administrative Agent and (ii) by any Foreign Loan Party to any Foreign Non-Loan Party pursuant to clause (d) or (e), as applicable, shall be subordinated in right of payment to the prior payment in full of the Obligations of such Foreign Loan Party, as applicable, on terms reasonably satisfactory to the Administrative Agent.

“Permitted Intercompany Transfers” means any Disposition by the Parent or any Restricted Subsidiary to the Parent or any Restricted Subsidiary; provided that (i) any such Disposition made for consideration of less than the fair market value of the assets Disposed of (as reasonably determined by the Company) shall constitute an Investment by the maker of such Disposition in the recipient of such Disposition in an amount equal to the difference (as reasonably determined by the Company) between the fair market value of the assets so Disposed of and the consideration received and such Investment shall be required to be permitted under Section 8.02 (provided that, solely for this purpose, Section 8.02(i) shall not apply) and (ii) for the avoidance of doubt, any non-cash consideration received in connection with any such Disposition in the form of an Investment shall be required to be permitted under Section 8.02 (provided that, solely for this purpose, Section 8.02(i) shall not apply).

“Permitted Junior Priority Refinancing Debt” means secured Indebtedness incurred by the Company in the form of one or more series of second lien (or other junior lien) secured notes or secured loans ranking junior to the liens securing the Facilities (other than the Term A-1 Loans, the Term A-2 Loans, the Term B-2 Loans, the 2017 Refinancing Term A-1 Loans, the 2017 Refinancing Term A-2 Loans, the 2017 Refinancing Term B-2 Loans or any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by any Designated Borrower with respect thereto and the guarantees thereof by Foreign Loan Parties); provided that (i) such Indebtedness is secured by the Collateral (or the applicable portion thereof) on a second priority or other junior priority, as applicable, basis to the Liens securing the Direct U.S. Loan Party Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness meets the Permitted Other Debt Conditions and (iv) such Indebtedness will be subject to an Intercreditor Agreement. Permitted Junior Priority Refinancing Debt will include any junior secured Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens” means, at any time, Liens in respect of property of the Parent or any of its Restricted Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted Other Debt Conditions” means, with respect to any Indebtedness, that such Indebtedness does not mature or have scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except (x) customary asset sale, initial public offering or change of control or similar event provisions that provide for the prior repayment in full in cash of the Loans and all other Obligations, (y) maturity payments and customary mandatory prepayments for a customary bridge financing which, subject to customary conditions, provides for automatic conversion or exchange into Indebtedness that otherwise complies with the requirements of this definition or (z) “AHYDO” payments), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, restructuring, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, restructured, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts owing or paid related to such Indebtedness, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, restructuring, replacement or extension plus an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations (or any portion thereof), such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations (or such portion thereof) on terms (i) at least as favorable (taken as a whole) to the Lenders as those contained in the documentation governing or evidencing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness stating that the Company has determined in good faith that such subordination terms satisfy the foregoing requirement shall be conclusive evidence that such subordination terms satisfy the requirement of this clause (i)) or (ii) as otherwise reasonably acceptable to the Administrative Agent, (e) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is unsecured or secured by Liens that are subordinated to the Liens securing the Obligations (or any portion thereof), such modification, refinancing, replacement, refunding, renewal or extension is unsecured or (solely with respect to such Indebtedness that is secured by Liens that are subordinated to the Liens securing the Obligations (or any portion thereof)) secured by Liens that are subordinated to the Liens securing the Obligations (or such portion thereof) on terms (x) at least as favorable (taken as a whole) to the Lenders as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness stating that the Company has determined in good faith that such subordination terms satisfy the foregoing requirement shall be conclusive evidence that such subordination terms satisfy the requirement of this clause (x)) or (y) otherwise reasonably acceptable to the Administrative Agent and (f) such modification, refinancing, refunding, renewal, replacement or extension is directly incurred only by the direct borrower or issuer of the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, and is guaranteed only by one or more Persons who are guarantors of the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended.

“Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of machinery and equipment no longer used or useful in the conduct of business of the Parent and its Restricted Subsidiaries that are Disposed of in the ordinary course of business; (c) Permitted Intercompany Transfers; (d) Dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business; (e) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Parent and its Restricted Subsidiaries; (f) the sale or disposition of Cash Equivalents for fair market value; (g) transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement; and (h) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Company in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (ii) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of any Loan Party or any ERISA Affiliate (other than a Multiemployer Plan established by any Loan Party or any ERISA Affiliate) or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees (other than a Multiemployer Plan established by any Loan Party or any ERISA Affiliate).

“Platform” has the meaning specified in Section 7.02.

“Post-Closing Reorganization” means the internal reorganization of the Company and its Subsidiaries as described on Schedule 1.01 hereto.

“Pro Forma Basis” means, with respect to any transaction, that for purposes of calculating the financial covenant set forth in Section 8.11, the Consolidated Net Leverage Ratio Test, the Consolidated Net Leverage Ratio and/or the Consolidated Net Secured Leverage Ratio, such transaction shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period or, in the case of determinations described in Section 1.03(c)(ii), the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 7.01(a) or 7.01(b). In connection with the foregoing, (a) with respect to the incurrence of any Indebtedness, such Indebtedness shall be deemed to have been incurred as of the first day of the applicable period, (b) with respect to any Disposition or any designation of any Subsidiary as an Unrestricted Subsidiary, (i) income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of or designated as an Unrestricted Subsidiary (as applicable) shall be excluded to the extent relating to any period occurring prior to the date of such transaction or designation (as applicable) and (ii) Indebtedness which is retired in connection with any such Disposition or owed by the applicable Subsidiary at the time of its designation as an Unrestricted Subsidiary (as applicable) shall be excluded and deemed to have been retired as of the first day of the applicable period and (c) with respect to any Permitted Acquisition or designation of any Unrestricted Subsidiary as a Restricted Subsidiary, (i) income statement and cash flow statement items attributable to the Person or property acquired or designated as a Restricted Subsidiary (as applicable) shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement and cash flow statement items for the Parent and its Restricted Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in this Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by the Parent or any Restricted Subsidiary (including the Person or property acquired or designated as a Restricted Subsidiary (as applicable)) in connection with such transaction and any Indebtedness of the Person or property acquired or designated as a Restricted Subsidiary (as applicable) which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Company containing reasonably detailed calculations of (i) in the case of a Pro Forma Compliance Certificate delivered in connection with Section 2.01(f)(xi), Section 7.17(c), Section 8.03(f), Section 8.06(g), Section 8.06(h) or Section 8.12(b), the Consolidated Net Secured Leverage Ratio (as set forth in such applicable Section) and (ii) the financial covenant set forth in Section 8.11 (irrespective of whether such covenant is otherwise then applicable) as of the end of the period of four fiscal quarters most recently ended for which financial statements have been delivered pursuant to Section 7.01(a) or 7.01(b) after giving effect to the applicable transaction on a Pro Forma Basis.

“Public Lender” has the meaning specified in Section 7.02.

“Qualified Capital Stock” means any Equity Interests that are not Disqualified Capital Stock.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an “ECP” under the Commodity Exchange Act or any regulations promulgated thereunder.

“Re-Allocation Agreement” means a Re-Allocation Agreement dated as of the Closing Date among the Lenders, substantially in the form of Exhibit 1.01(b), as amended, modified and supplemented from time to time.

“Re-Allocation Event” means (i) the occurrence of any Event of Default with respect to any Borrower pursuant to Sections 9.01(f) and (g), (ii) the declaration of the termination of any Commitment, or the acceleration of the maturity of any Loans, in each case pursuant to the provisions of Article IX hereof or (iii) the failure of any Borrower to pay any principal of, or interest on, any Loans of any Facility or any Unreimbursed Amounts on the applicable Maturity Date.

“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinanced Term Loans” has the meaning specified in Section 11.01.

“Refinancing” means the following refinancing transactions: (a) all Indebtedness of the Company and its Subsidiaries under the Existing Company Credit Agreement shall have been repaid in full, together with all accrued but unpaid interest, fees and other amounts owing thereon, (b) all Indebtedness of the Target and its Subsidiaries under the Existing Target Credit Agreement shall have been repaid in full, together with all accrued but unpaid interest, fees and other amounts owing thereon, (c) all commitments, security interests and guaranties in connection with the Indebtedness to be refinanced pursuant to clauses (a) and (b) above shall have been terminated and released, all to the reasonable satisfaction of the Administrative Agent and (d) the payment of all fees and expenses related to the foregoing transactions.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the applicable Borrower, (b) the Administrative Agent and (c) each Lender (including any Additional Refinancing Lender) that agrees to provide any portion of Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Commitments or Refinancing Revolving Loans incurred pursuant thereto, in accordance with Section 2.17.

“Refinancing Revolving Commitments” means one or more Classes of revolving credit Commitments hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Loans” means one or more Classes of revolving credit loans that are made pursuant to Refinancing Revolving Commitments.

“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Loans or Refinancing Revolving Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Loans, or Refinancing Revolving Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same maturity, Effective Yield (other than, for this purpose, any original issue discount or upfront fees), if applicable, and amortization schedule.

“Refinancing Term Commitments” means one or more term loan Commitments hereunder providing for Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loans” means one or more Classes of term loans hereunder that are made pursuant to Refinancing Term Commitments.

“Register” has the meaning specified in Section 11.06(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Replacement Term Loans” has the meaning specified in Section 11.01.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Repricing Transaction” means (a) the incurrence by either Borrower or any Subsidiary thereof of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement) (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for Term B-1 Loans, Term B-2 Loans, 2017 Refinancing Term B-1 Loans and/or 2017 Refinancing Term B-2 Loans of the respective Type, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term B-1 Loans, Term B-2 Loans, 2017 Refinancing Term B-1 Loans and/or 2017 Refinancing Term B-2 Loans or (b) any amendment, waiver or other modification to this Agreement which would have the effect of reducing the Effective Yield for Term B-1 Loans, Term B-2 Loans, 2017 Refinancing Term B-1 Loans and/or 2017 Refinancing Term B-2 Loans (other than, in each case, any such transaction or amendment or modification in connection with a Change of Control or Transformational Event). Any such determination by the Administrative Agent and the Company as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders holding Term B-1 Loans, Term B-2 Loans, 2017 Refinancing Term B-1 Loans and/or 2017 Refinancing Term B-2 Loans.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of the date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Revolving Commitments, Extended Revolving Commitments and Refinancing Revolving Commitments and (c) aggregate unused Term Commitments; provided, that the unused Revolving Commitment, Extended Revolving Commitment and Refinancing Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall in each case be excluded for purposes of making a determination of Required Lenders.

“Required Pro Rata Lenders” means, as of any date of determination, Revolving Lenders, Term A-1 Lenders, Term A-2 Lenders, 2017 Refinancing Term A-1 Lenders and 2017 Refinancing Term A-2 Lenders collectively holding more than 50% of the sum of the (a) Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Lender for purposes of this definition) and Total Outstandings with respect to Term A-1 Loans, Term A-2 Loans, 2017 Refinancing Term A-1 Loans and 2017 Refinancing Term A-2 Loans and (b) aggregate unused Revolving Commitments on such date; provided that the unused Revolving Commitment of, and the portion of the Total Revolving Outstandings and Total Outstandings with respect to Term A-1 Loans, Term A-2 Loans, 2017 Refinancing Term A-1 Loans and 2017 Refinancing Term A-2 Loans, in each case held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Pro Rata Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders holding more than 50% of the sum of the (a) Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Lender for purposes of this definition) and (b) aggregate unused Revolving Commitments on such date; provided that the unused Revolving Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Lenders” means, as of any date of determination, with respect to any Term Facility, Term Lenders under such Term Facility holding more than 50% of the sum of the (a) Term Loans outstanding under the applicable Term Facility and (b) aggregate unused Term Commitments in respect of the applicable Term Facility on such date.

“Responsible Officer” means the chief executive officer, president, chief financial officer, director, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 5.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Obligations” has the meaning specified in Section 4.10.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof). For purposes of clarification, any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of Indebtedness which by its terms is convertible into Equity Interests is not a “Restricted Payment”.

“Restricted Subsidiary” means any Subsidiary of the Parent other than an Unrestricted Subsidiary.

“Retained Excess Cash Flow Amount” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date and prior to such date; provided that, (i) to the extent that any or all of the Excess Cash Flow attributable to Restricted Subsidiaries that are Foreign Subsidiaries are prohibited or delayed by applicable local law or applicable organizational documents of such Foreign Subsidiary from being repatriated to a Borrower, the portion of such Excess Cash Flow so affected will not be included in the calculation of the Retained Excess Cash Flow Amount for so long, but only so long, as the applicable local law or applicable organizational documents of such Foreign Subsidiary will not permit repatriation to either Borrower, and if within one year following the date on which such restriction first arose, such repatriation of any of such affected Excess Cash Flow is permitted under the applicable local law or applicable organizational documents of such Foreign Subsidiary, such repatriation will be immediately effected and such repatriated Excess Cash Flow will be included in the calculation of the Retained Excess Cash Flow Amount or (ii) to the extent that the Parent has determined in good faith, after consultation with the Administrative Agent, that repatriation to a Borrower of any of or all the Excess Cash Flow attributable to Restricted Subsidiaries that are Foreign Subsidiaries would have adverse tax consequences (including any reduction in tax attributes) with respect to such Excess Cash Flow, such Excess Cash Flow so affected will not be included in the calculation of the Retained Excess

Cash Flow Amount for so long, but only so long, as the applicable adverse tax consequences with respect to such Excess Cash Flow remain, and if within one year following the date on which such adverse tax consequences first arose, such repatriation of any of such affected Excess Cash Flow would no longer have adverse tax consequences, such repatriation will be immediately effected and such repatriated Excess Cash Flow will be included in the calculation of the Retained Excess Cash Flow Amount.

“Retained Percentage” means, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the Applicable ECF Percentage with respect to such Excess Cash Flow Period.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agent or the Applicable L/C Issuer shall determine or the Required Lenders shall require.

“Revolver Extension Request” has the meaning set forth in Section 2.18(b).

“Revolver Extension Series” has the meaning set forth in Section 2.18(b).

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Company pursuant to Section 2.01(a) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.01(f), as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

“Revolving Lender” means each Lender with a Revolving Commitment or holding Revolving Loans.

“Revolving Loan” has the meaning specified in Section 2.01(a).

“Revolving Loan Maturity Date” has the meaning specified in clause (a) of the definition of “Maturity Date”.

“Revolving Note” means a promissory note made by the Company in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit 1.01(e).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the Applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Swap Contract” means any Swap Contract between any Loan Party and a Lender or an Affiliate of a Lender that has been designated in writing by the applicable Lender (or Affiliate of a Lender) to the Administrative Agent and the Company as a “Secured Swap Contract”; provided that for the purposes of the Loan Documents in no circumstances shall any Excluded Swap Obligations constitute Obligations with respect to any Secured Swap Contract.

“Secured Treasury Management Agreement” means any Treasury Management Agreement between any Loan Party and any Lender or any Affiliate of a Lender that has been designated in writing by the applicable Lender (or Affiliate of a Lender) to the Administrative Agent and the Company as a “Secured Treasury Management Agreement”.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Trust Deed” means the English law security trust deed entered into or to be entered into by the Administrative Agent whereby, inter alia, the Administrative Agent declares that the rights, interests, benefits and other property comprised in the Liens which are the subject of the English Security Documents are held in trust for the Administrative Agent and the holders of the applicable Obligations.

“Senior Notes” means the 5.875% unsecured senior notes issued by the Parent pursuant to the Senior Notes Indenture.

“Senior Notes Indenture” means the Indenture, dated as of July 8, 2015, among the Parent, the Company, the other Domestic Guarantors and Wilmington Trust, National Association, as trustee.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means, at any time, an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Representations” means those representations and warranties made by the Loan Parties in Sections 6.01(a)(i) and (b)(i), 6.02(a) and (b), 6.03(a), 6.04, 6.14(b) and (c), 6.18(a), 6.19, 6.21(c) and 6.22(b).

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the Applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the Applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further, that the Applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Subordinated Debt” means any Indebtedness of the Parent or any Restricted Subsidiary described in the definition of “Consolidated Funded Indebtedness” that is subordinated in right of payment to the Obligations (or any portion thereof).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement used to document transactions of the type specified in clause (a) (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swiss Guarantor” has the meaning specified in Section 4.10.

“Swiss Security Documents” means (a) the Swiss law governed quota pledge agreement regarding the pledge of quotas in GlobeOp Financial Services (Switzerland) GmbH between SS&C European Holdings S.A.R.L. and the holders of Secured Obligations (as defined therein), represented by Deutsche Bank AG New York Branch as Administrative Agent, dated as of the Closing Date and (b) each other Swiss law governed document or instrument which creates or evidences or which is expressed to create or evidence any Lien granted or required to be granted pursuant to Section 7.14.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Target” means Advent Software, Inc.

“Target Acquisition” means the acquisition by Parent of the Target pursuant to the Merger Agreement, to be effected by way of the Merger.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Target Material Adverse Effect” means (with capitalized terms used in this definition and not otherwise defined in this Agreement having the meanings assigned thereto in the Merger Agreement) a material adverse effect on (i) the condition (financial or otherwise), business, assets or results of operations of the Target and its Subsidiaries, taken as a whole, excluding any effect resulting from (A) changes in the financial, credit or securities markets or general economic or political conditions in the United States or elsewhere in the world to the extent that such changes do not have a disproportionate effect on the Target and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Target and its Subsidiaries operate, (B) changes generally affecting the industry in which the Target and its Subsidiaries operate to the extent such changes do not have a disproportionate effect on the Target and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Target and its Subsidiaries operate, (C) acts of war, sabotage or terrorism (or any escalation of the foregoing, and whether or not declared) or natural disasters to the extent that such changes do not have a disproportionate effect on the Target and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Target and its Subsidiaries operate, (D) changes or prospective changes in Applicable Law or GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, in each case, to the extent that such changes do not have a disproportionate effect on the Target and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Target and its Subsidiaries operate, (E) the announcement, pendency or consummation of the transactions contemplated by the Merger Agreement, including the impact thereof on relationships with customers, suppliers, distributors, partners, employees, or Governmental Authorities (as defined in the Merger Agreement) (it being understood that this clause (E) shall not apply to any representation, warranty, covenant or agreement of the Target in the Merger Agreement that is expressly intended to address the consequences of the execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated thereby), (F) any action taken by the Target or its Subsidiaries that is required by the Merger Agreement or is taken with the prior written consent or at the written direction of the Parent in accordance with the Merger Agreement, or the failure to take any action by the Target or its Subsidiaries if that action is prohibited by the Merger Agreement, or (G) any failure, in and of itself, by the Target and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period, or any changes in the price or trading volume of the Company Stock (it being understood that this clause (G) shall not prevent a party from asserting that any underlying fact, change, event, occurrence or effect that may have contributed to such failure or change independently constitutes or contributes to a Target Material Adverse Effect), or (ii) the Target’s ability to consummate the Merger or the other transactions contemplated by the Merger Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Facilities” means, collectively, the Term A-1 Facility and the Term A-2 Facility.

“Term A-1 Commitment” means, as to each Term A-1 Lender, its obligation to make Term A-1 Loans to the Designated Borrower 1 pursuant to Section 2.01(b)(i) in the amount stated on Schedule 2.01 or as set forth in the Assignment and Assumption pursuant to which such Term A-1 Lender becomes a party hereto and, as to the Term A-1 Lenders, the aggregate amount of NINETY EIGHT MILLION DOLLARS ($98,000,000), in each case as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A-1 Facility” means, (a) at any time prior to the First Amendment Effective Date, (i) the aggregate amount of the Term A-1 Commitments at such time and (ii) the aggregate principal amount of the Term A-1 Loans of all Term A-1 Lenders outstanding at such time and (b) at any time thereafter, (i) the aggregate amount of the 2017 Refinancing New Term A-1 Commitments at such time and (ii) the aggregate principal amount of the 2017 Refinancing Term A-1 Loans of all 2017 Refinancing Term A-1 Lenders outstanding at such time.

“Term A-1 Lender” means each Lender with a Term A-1 Commitment or holding a Term A-1 Loan.

“Term A-1 Loan” means an advance made by a Term A-1 Lender under the Term A-1 Facility.

“Term A-1 Note” means a promissory note made by the Designated Borrower 1 in favor of a Term A-1 Lender evidencing Term A-1 Loans made by such Term A-1 Lender, substantially in the form of Exhibit 1.01(d).

“Term A-2 Commitment” means, as to each Term A-2 Lender, its obligation to make Term A-2 Loans to the Designated Borrower 2 pursuant to Section 2.01(b)(ii) in the amount stated on Schedule 2.01 or as set forth in the Assignment and Assumption pursuant to which such Term A-2 Lender becomes a party hereto and, as to the Term A-2 Lenders, the aggregate amount of ONE HUNDRED FIFTY TWO MILLION DOLLARS ($152,000,000), in each case as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A-2 Facility” means, (a) at any time prior to the First Amendment Effective Date, (i) the aggregate amount of the Term A-2 Commitments at such time and (ii) the aggregate principal amount of the Term A-2 Loans of all Term A-2 Lenders outstanding at such time and (b) at any time thereafter, (i) the aggregate amount of the 2017 Refinancing New Term A-2 Commitments at such time and (ii) the aggregate principal amount of the 2017 Refinancing Term A-2 Loans of all 2017 Refinancing Term A-2 Lenders outstanding at such time.

“Term A-2 Lender” means each Lender with a Term A-2 Commitment or holding a Term A-2 Loan.

“Term A-2 Loan” means an advance made by a Term A-2 Lender under the Term A-2 Facility.

“Term A-2 Note” means a promissory note made by the Designated Borrower 2 in favor of a Term A-2 Lender evidencing Term A-2 Loans made by such Term A-2 Lender, substantially in the form of Exhibit 1.01(d).

“Term B Facilities” means, collectively, the Term B-1 Facility and the Term B-2 Facility.

“Term B-1 Commitment” means, as to each Term B-1 Lender, its obligation to make Term B-1 Loans to the Company pursuant to Section 2.01(c)(i) in the amount stated on Schedule 2.01 or as set forth in the Assignment and Assumption pursuant to which such Term B-1 Lender becomes a party hereto and, as to the Term B-1 Lenders, the aggregate amount of ONE BILLION EIGHT HUNDRED TWENTY MILLION DOLLARS ($1,820,000,000), in each case as such amount may be adjusted from time to time in accordance with this Agreement.

“Term B-1 Facility” means, (a) at any time prior to the First Amendment Effective Date, (i) the aggregate amount of the Term B-1 Commitments at such time and (ii) the aggregate principal amount of the Term B-1 Loans of all Term B-1 Lenders outstanding at such time and (b) at any time thereafter, (i) the aggregate amount of the 2017 Refinancing New Term B-1 Commitments at such time and (ii) the aggregate principal amount of the 2017 Refinancing Term B-1 Loans of all 2017 Refinancing Term B-1 Lenders outstanding at such time.

“Term B-1 Lender” means each Lender with a Term B-1 Commitment or holding a Term B-1 Loan.

“Term B-1 Loan” means an advance made by a Term B-1 Lender under the Term B-1 Facility.

“Term B-1 Note” means a promissory note made by the Company in favor of a Term B-1 Lender evidencing Term B-1 Loans made by such Term B-1 Lender, substantially in the form of Exhibit 1.01(d).

“Term B-2 Commitment” means, as to each Term B-2 Lender, its obligation to make Term B-2 Loans to the Designated Borrower 1 pursuant to Section 2.01(c)(ii) in the amount stated on Schedule 2.01 or as set forth in the Assignment and Assumption pursuant to which such Term B-2 Lender becomes a party hereto and, as to the Term B-2 Lenders, the aggregate amount of FOUR HUNDRED TEN MILLION DOLLARS ($410,000,000), in each case as such amount may be adjusted from time to time in accordance with this Agreement.

“Term B-2 Facility” means, (a) at any time prior to the First Amendment Effective Date, (i) the aggregate amount of the Term B-2 Commitments at such time and (ii) the aggregate principal amount of the Term B-2 Loans of all Term B-2 Lenders outstanding at such time and (b) at any time thereafter, (i) the aggregate amount of the 2017 Refinancing New Term B-2 Commitments at such time and (ii) the aggregate principal amount of the 2017 Refinancing Term B-2 Loans of all 2017 Refinancing Term B-2 Lenders outstanding at such time.

“Term B-2 Lender” means each Lender with a Term B-2 Commitment or holding a Term B-2 Loan.

“Term B-2 Loan” means an advance made by a Term B-2 Lender under the Term B-2 Facility.

“Term B-2 Note” means a promissory note made by the Designated Borrower 2 in favor of a Term B-2 Lender evidencing Term B-2 Loans made by such Term B-1 Lender, substantially in the form of Exhibit 1.01(d).

“Term Commitment” means any of a Term A-1 Commitment, a Term A-2 Commitment, a Term B-1 Commitment, a Term B-2 Commitment, a 2017 Refinancing New Term A-1 Commitment, a 2017 Refinancing New Term A-2 Commitment, a 2017 Refinancing New Term B-1 Commitment, a 2017 Refinancing New Term B-2 Commitment, an Incremental Term Loan Commitment, a commitment with respect to Extended Term Loans, a commitment with respect to Replacement Term Loans and/or a Refinancing Term Commitment, as the context may require.

“Term Facilities” means the Term A Facility, the Term B Facility, any facility providing for Extended Term Loans, any facility providing for Refinancing Term Loans, any facility providing for Replacement Term Loans and/or any Incremental Term Loan Facility, as the context may require.

“Term Lender” means, at any time, a Term A-1 Lender, a Term A-2 Lender, a Term B-1 Lender, a Term B-2 Lender, a 2017 Refinancing Term A-1 Lender, a 2017 Refinancing Term A-2 Lender, a 2017 Refinancing Term B-1 Lender, a 2017 Refinancing Term B-2 Lender, a Lender with respect to any Incremental Term Loans, a Lender with respect to any Extended Term Loans, a Lender with respect to any Replacement Term Loans or a Lender with respect to any Refinancing Term Loans.

“Term Loan Extension Request” has the meaning set forth in Section 2.18(a).

“Term Loan Extension Series” has the meaning set forth in Section 2.18(a).

“Term Loans” means Term A-1 Loans, Term A-2 Loans, Term B-1 Loans, Term B-2 Loans, 2017 Refinancing Term A-1 Loans, 2017 Refinancing Term A-2 Loans, 2017 Refinancing Term B-1 Loans, 2017 Refinancing Term B-2 Loans, any Incremental Term Loans, any Extended Term Loans, any Refinancing Term Loans and any Replacement Term Loans.

“Threshold Amount” means $60,000,000.

“Total Outstandings” means the Total Revolving Outstandings and the Outstanding Amount of all Term Loans.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.

“Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the Target Acquisition, (c) the Refinancing, and (e) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Transformational Event” means any acquisition or investment by the Company or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment, would not provide the Parent and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Company in good faith.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit or debit cards, p-cards, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to any Borrower on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.12(b) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrowers or made available to the Administrative Agent by any such Lender and (b) with respect to any L/C Issuer, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Revolving Lender shall have failed to make Revolving Loans or L/C Advances to reimburse such L/C Issuer pursuant to Section 2.03(c).

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (a) any Subsidiary of the Company designated by the Company as an Unrestricted Subsidiary pursuant to Section 7.17 subsequent to the Closing Date and (b) each Subsidiary formed or acquired by an existing Unrestricted Subsidiary previously designated by the Company as provided in preceding clause (a). Notwithstanding the foregoing, in no circumstances shall any Borrower or Lux Intermediate Holdco be an Unrestricted Subsidiary.

“U.S. Collateral Document” means any Collateral Document other than the Foreign Collateral Documents (and including, for the avoidance of doubt, the U.S. Security Agreement and any Collateral Document providing for a pledge by a Domestic Loan Party of up to 65% of the Equity Interests and/or CPECs in (or promissory notes evidencing loans to) any First Tier Foreign Subsidiary or Foreign Holdco).

“U.S. Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent and the other secured parties described therein by each of the Loan Parties party thereto substantially in the form of Exhibit 1.01(c).

“U.S. Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency. For purposes of clarification, Indebtedness which by its terms is convertible into Equity Interests is not “Voting Stock”.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by the Parent directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Parent.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and

“including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms. Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time; provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Company in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties and their Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) Changes in GAAP. Except to the extent disclosed in the footnotes to the financial statements delivered pursuant to Section 7.01, the Company will provide a written summary of material changes in GAAP applicable to it and in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 7.02(b). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (which agreement shall be subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, whenever in this Agreement it is necessary to determine whether a lease is a Capital Lease or an operating lease, such determination shall be made on the basis of GAAP as in effect on the Closing Date.

(c) Calculations of Financial Covenants; Pro Forma Basis. Notwithstanding the above, the parties hereto acknowledge and agree that:

(i) all calculations of (x) the financial covenant in Section 8.11 for purposes of determining compliance with Section 8.11 as a “financial maintenance covenant” (as opposed to testing the permissibility of a specified transaction hereunder) and (y) the Consolidated Net Secured Leverage Ratio and the Consolidated Net Leverage Ratio for purposes of determining the Applicable Rate, shall in each case be made on a Pro Forma Basis with respect to (i) all Dispositions of all of the Equity Interests of, or all or a substantial portion of the assets of, a Restricted Subsidiary, (ii) all Dispositions of a line of business or division of any Loan Party or Restricted Subsidiary, (iii) all Permitted Acquisitions and other acquisitions permitted hereunder, and (iv) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary (or of an Unrestricted Subsidiary as a Restricted Subsidiary), in each case, occurring during the applicable period; and

(ii) for purposes of determining if a specified transaction is permitted by this Agreement, all calculations of the financial covenant in Section 8.11 (irrespective of whether such covenant is otherwise then applicable) and of the Consolidated Net Secured Leverage Ratio, of the Consolidated Net Leverage Ratio Test and of the Consolidated Net Leverage Ratio shall be made on a Pro Forma Basis with respect to (i) all Dispositions of all of the Equity Interests of, or all or a substantial portion of the assets of, a Restricted Subsidiary, (ii) all Dispositions of a line of business, division of any Loan Party or Restricted Subsidiary, or any Immaterial Subsidiary, (iii) all Permitted Acquisitions, (iv) all incurrences of Indebtedness pursuant to Section 8.03(f), (v) all increases in the Commitments pursuant to Section 2.01(f), (vi) all Restricted Payments pursuant to Section 8.06(g) and (h), (vii) all designations of a Subsidiary as an Unrestricted Subsidiary (or of an Unrestricted Subsidiary as a Restricted Subsidiary) and (viii) all payments, prepayments, redemptions, acquisitions for value, refunds, refinancings or exchanges of Subordinated Debt pursuant to Section 8.12(b)(iv), in each case, occurring during the applicable period and occurring after the end of the applicable period but on or prior to the date of the applicable specified transaction.

1.04 Rounding. Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Exchange Rates; Currency Equivalents. The Administrative Agent or the Applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Applicable L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Applicable L/C Issuer, as the case may be.

1.06 Additional Alternative Currencies. The Company may from time to time request that Revolving Loans constituting Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and each Lender that would be obligated to make Credit Extensions denominated in such requested currency; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the Applicable L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 15 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Applicable L/C Issuer. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the Applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or the Applicable L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the Applicable L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders that would be obligated to make Credit Extensions denominated in such requested currency consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the Applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain the requisite consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.

1.07 Change of Currency. Each obligation of any Loan Party to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.09 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.10 Guaranty and Security Principles. The Collateral Documents and each other guarantee and security document delivered or to be delivered under this Agreement and any obligation to enter into such document or obligation by any Loan Party which is not a Domestic Loan Party shall be subject in all respects to the Guaranty and Security Principles set forth in Exhibit 1.10.

1.11 Available Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

1.12 Limited Condition Acquisitions. Notwithstanding any other provision of any Loan Document:

(a) With respect to any Limited Condition Acquisition only (i), (A) any requirement in the definition of Permitted Acquisition or in Section 8.02(o) or 8.03(f)(ii) that no Default or Event of Default exists or would result from any event or specified transaction, (B) any calculation of Consolidated Total Assets for the purposes of Section 8.02(o) or 8.03(p) and (C) the Consolidated Net Leverage Ratio Test specified in Section 8.03(f)(i) shall, in each case, at the election of the Company, be determined as of the date the definitive agreements for such Limited Condition Acquisition are entered into and (ii) the representations and warranties required to be made pursuant to the definition of Permitted Acquisition shall, at the election of the Company, be limited to the Specified Representations.

(b) If the Company has made an election under clause (a)(i) of this Section 1.12 for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, Dispositions, Investments, the prepayment, redemption, purchase, defeasance or other satisfaction of Subordinated Debt, or the designation of an Unrestricted Subsidiary on or following the relevant date of determination and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated except (solely in the case of any ratio or basket with respect to the making of Restricted Payments or the prepayment, redemption, purchase, defeasance or other satisfaction of Subordinated Debt) to the extent such calculation on a Pro Forma Basis would result in a lower ratio or increased basket availability (as applicable) than if calculated without giving effect to such Limited Condition Acquisition and the other transactions in connection therewith.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Revolving Loans, Term Loans and Incremental Term Loans. Revolving Loans. Subject solely to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Company in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period for the Revolving Facility in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Revolving Percentage multiplied by the Outstanding Amount of all L/C Obligations, shall not exceed such Revolving Lender’s Revolving Commitment and (iii) the Outstanding Amount of all Revolving Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Revolving Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) (i) Term A-1 Loans. Subject solely to the terms and conditions set forth herein, each Term A-1 Lender severally agrees to make to the Designated Borrower 1 one Term A-1 Loan on the Closing Date in Dollars and in an aggregate principal amount equal to its Term A-1 Commitment as in effect on the Closing Date. Amounts prepaid or repaid in respect of the Term A-1 Loans may not be reborrowed. Term A-1 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. Each Borrowing of Term A-1 Loans shall consist of Term A-1 Loans made simultaneously by the Term A-1 Lenders in accordance with their respective Applicable Percentages with respect to the Term A-1 Facility.

(ii) Term A-2 Loans. Subject solely to the terms and conditions set forth herein, each Term A-2 Lender severally agrees to make to the Designated Borrower 2 one Term A-2 Loan on the Closing Date in Dollars and in an aggregate principal amount equal to its Term A-2 Commitment as in effect on the Closing Date. Amounts prepaid or repaid in respect of the Term A-2 Loans may not be reborrowed. Term A-2 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. Each Borrowing of Term A-2 Loans shall consist of Term A-2 Loans made simultaneously by the Term A-2 Lenders in accordance with their respective Applicable Percentages with respect to the Term A-2 Facility.

(c) (i) Term B-1 Loans. Subject solely to the terms and conditions set forth herein, each Term B-1 Lender severally agrees to make to the Company one Term B-1 Loan on the Closing Date in Dollars and in an aggregate principal amount equal to its Term B-1 Commitment as in effect on the Closing Date. Amounts prepaid or repaid in respect of the Term B-1 Loans may not be reborrowed. Term B-1 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. Each Borrowing of Term B-1 Loans shall consist of Term B-1 Loans made simultaneously by the Term B-1 Lenders in accordance with their respective Applicable Percentages with respect to the Term B-1 Facility.

(ii) Term B-2 Loans. Subject solely to the terms and conditions set forth herein, each Term B-2 Lender severally agrees to make to the Designated Borrower 1 one Term B-2 Loan on the Closing Date in Dollars and in an aggregate principal amount equal to its Term B-2 Commitment as in effect on the Closing Date. Amounts prepaid or repaid in respect of the Term B-2 Loans may not be reborrowed. Term B-2 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. Each Borrowing of Term B-2 Loans shall consist of Term B-2 Loans made simultaneously by the Term B-2 Lenders in accordance with their respective Applicable Percentages with respect to the Term B-2 Facility.

(d) 2017 Refinancing Term Loans. Subject to the terms and conditions set forth herein and in the First Amendment, as applicable, on the First Amendment Effective Date, (i) (A) each Term A-1 Lender that is a 2017 Refinancing Exchanging Term A-1 Lender agrees that, without any further action by any party to this Agreement, a portion of the principal amount of such Term A-1 Lender’s Term A-1 Loans, equal to such Term A-1 Lender’s Allocated 2017 Refinancing Term Loan Exchange Amount, shall be automatically exchanged for an equal principal amount of 2017 Refinancing Exchanged Term A-1 Loans, (B) each 2017 Refinancing New Term A-1 Lender severally agrees to make 2017 Refinancing New Term A-1 Loans to the Designated Borrower 1 on the First Amendment Effective Date denominated in Dollars in a principal amount equal to its 2017 Refinancing New Term A-1 Commitment and (C) immediately following the incurrence of the 2017 Refinancing Exchanged Term A-1 Loans and 2017 Refinancing New Term A-1 Loans pursuant to the preceding clauses (A) and (B), all such 2017 Refinancing Exchanged Term A-1 Loans and 2017 Refinancing New Term A-1 Loans shall automatically (and without any further action or notice by any party) be consolidated into a single Class of 2017 Refinancing Term A-1 Loans for all purposes of this Agreement, (ii) (A) each Term A-2 Lender that is a 2017 Refinancing Exchanging Term A-2 Lender agrees that, without any further action by any party to this Agreement, a portion of the principal amount of such Term A-2 Lender’s Term A-2 Loans, equal to such Term A-2 Lender’s Allocated 2017 Refinancing Term Loan Exchange Amount, shall be automatically exchanged for an equal principal amount of 2017 Refinancing Exchanged Term A-2 Loans, (B) each 2017 Refinancing New Term A-2 Lender severally agrees to make 2017 Refinancing New Term A-2 Loans to the Designated Borrower 2 on the First Amendment Effective Date denominated in Dollars in a principal amount equal to its 2017 Refinancing New Term A-2 Commitment and (C) immediately following the incurrence of the 2017 Refinancing Exchanged Term A-2 Loans and

2017 Refinancing New Term A-2 Loans pursuant to the preceding clauses (A) and (B), all such 2017 Refinancing Exchanged Term A-2 Loans and 2017 Refinancing New Term A-2 Loans shall automatically (and without any further action or notice by any party) be consolidated into a single Class of 2017 Refinancing Term A-2 Loans for all purposes of this Agreement, (iii)(A) each Term B-1 Lender that is a 2017 Refinancing Exchanging Term B-1 Lender agrees that, without any further action by any party to this Agreement, a portion of the principal amount of such Term B-1 Lender’s Term B-1 Loans, equal to such Term B-1 Lender’s Allocated 2017 Refinancing Term Loan Exchange Amount, shall be automatically exchanged for an equal principal amount of 2017 Refinancing Exchanged Term B-1 Loans, (B) each 2017 Refinancing New Term B-1 Lender severally agrees to make 2017 Refinancing New Term B-1 Loans to the Company on the First Amendment Effective Date denominated in Dollars in a principal amount equal to its 2017 Refinancing New Term B-1 Commitment and (C) immediately following the incurrence of the 2017 Refinancing Exchanged Term B-1 Loans and 2017 Refinancing New Term B-1 Loans pursuant to the preceding clauses (A) and (B), all such 2017 Refinancing Exchanged Term B-1 Loans and 2017 Refinancing New Term B-1 Loans shall automatically (and without any further action or notice by any party) be consolidated into a single Class of 2017 Refinancing Term B-1 Loans for all purposes of this Agreement and (iv)(A) each Term B-2 Lender that is a 2017 Refinancing Exchanging Term B-2 Lender agrees that, without any further action by any party to this Agreement, a portion of the principal amount of such Term B-2 Lender’s Term B-2 Loans, equal to such Term B-2 Lender’s Allocated 2017 Refinancing Term Loan Exchange Amount, shall be automatically exchanged for an equal principal amount of 2017 Refinancing Exchanged Term B-2 Loans, (B) each 2017 Refinancing New Term B-2 Lender severally agrees to make 2017 Refinancing New Term B-2 Loans to the Designated Borrower 1 on the First Amendment Effective Date denominated in Dollars in a principal amount equal to its 2017 Refinancing New Term B-2 Commitment and (C) immediately following the incurrence of the 2017 Refinancing Exchanged Term B-2 Loans and 2017 Refinancing New Term B-2 Loans pursuant to the preceding clauses (A) and (B), all such 2017 Refinancing Exchanged Term B-2 Loans and 2017 Refinancing New Term B-2 Loans shall automatically (and without any further action or notice by any party) be consolidated into a single Class of 2017 Refinancing Term B-2 Loans for all purposes of this Agreement.

(e) Incremental Term Loans. Subject to Section 2.01(f), on the effective date of any applicable Incremental Term Loan Agreement, each Lender party thereto severally agrees to make its portion of a term loan (each, an “Incremental Term Loan”) in a single advance to the Company in Dollars in the amount of its Incremental Term Loan Commitment as set forth in such Incremental Term Loan Agreement. Amounts repaid on the Incremental Term Loans may not be reborrowed. The Incremental Term Loans may consist of Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(f) Increases of the Aggregate Revolving Commitments; Institution of Incremental Term Loans. The Company shall have the right, upon at least ten (10) Business Days’ prior written notice to the Administrative Agent, to increase (in one or more increases) the Aggregate Revolving Commitments or borrow one or more Incremental Term Loans (which may, at the option of the Company, consist of an increase to an existing Class of outstanding Term Loans or a new Class of Term Loans) at any time prior to the Latest Maturity Date. Any incurrence of

Incremental Term Loans pursuant to Section 2.01(e) and any increase to the Aggregate Revolving Commitment pursuant to this Section 2.01(f) shall be subject to satisfaction of the following conditions precedent:

(i) the sum of (A) the aggregate amount of all increases in the Aggregate Revolving Commitments pursuant to this Section 2.01(f) plus (B) the aggregate original principal amount of all Incremental Term Loans made pursuant to Section 2.01(e) shall not exceed the sum of (x) $500,000,000 plus (y) the principal amount of Loans and/or Aggregate Revolving Commitments that, on a Pro Forma Basis at the time of determination, would not cause the Consolidated Net Secured Leverage Ratio to be greater than 4.25 to 1.0. (for this purpose, calculated as if any increase in the Aggregate Revolving Commitments were fully drawn and determined without regard to the netting of any cash proceeds from the increase in the Aggregate Revolving Commitments or the incurrence of Incremental Term Loans);

(ii) subject to Section 2.01(i), no Default shall have occurred and be continuing on the date on which such increase or borrowing is to become effective;

(iii) subject to Section 2.01(i), the representations and warranties set forth in Article VI shall be true and correct in all material respects on and as of the date on which such increase or borrowing is to become effective, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects;

(iv) such increase or borrowing shall be in a minimum amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof (or such lesser amounts (a) as shall be remaining under subsection (d)(i) above or (b) as the Administrative Agent may agree);

(v) such requested increase or borrowing shall only be effective upon receipt by the Administrative Agent of (A) additional commitments in a corresponding amount of such requested increase or borrowing from, at the sole discretion of the Company, one or more existing Lenders and/or one or more other lenders that qualify as an Eligible Assignee (other than the Parent or any of its Subsidiaries) (it being understood and agreed that no existing Lender shall be required to provide an additional commitment) and (B) documentation from each institution providing an additional commitment evidencing its commitment and its obligations under this Agreement in form and substance reasonably satisfactory to the Administrative Agent (which documentation shall take the form of Incremental Term Loan Agreements, in the case of a borrowing of an Incremental Term Loan, and the Re-Allocation Agreement by execution and delivery of a joinder thereto or other arrangement reasonably acceptable to the Administrative Agent);

(vi) the Administrative Agent shall have received (A) all documents (including resolutions of the board of directors of the Company and the other Loan Parties) it may reasonably request relating to the corporate or other necessary authority for, and the validity of, such increase in the Aggregate Revolving Commitments or borrowing of such

Incremental Term Loan, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent and (B) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that any Incremental Term Loans and/or increase in the Aggregate Revolving Commitments are provided with the benefit of the applicable Loan Documents;

(vii) if the reallocation, if any, of outstanding Loans among the Lenders in connection with such increase results in the prepayment of Eurocurrency Rate Loans on a day which is not the last day of an Interest Period with respect thereto, the Company shall have paid to each affected Lender such amounts, if any, as may be required pursuant to Section 3.05;

(viii) subject to clause (xvi) below, the maturity date for any Incremental Term Loan shall not be earlier than the Latest Maturity Date of any Term Loan at such time;

(ix) subject to clause (xvi) below, the Weighted Average Life to Maturity for any Incremental Term Loan shall not be shorter than the longest then-remaining Weighted Average Life to Maturity of any Term Loan;

(x) subject to clause (xvi) below, the interest rate margins and, subject to Section 2.01(f)(ix), the amortization schedule applicable to any Incremental Term Loan shall be determined by the Company and Lenders providing such Incremental Term Loan; provided, however, that if the Effective Yield applicable to such Incremental Term Loan is more than 0.50% higher than the corresponding Effective Yield for the existing Term B-1 Loans, Term B-2 Loans, 2017 Refinancing Term B-1 Loans or 2017 Refinancing Term B-2 Loans, the Applicable Rate with respect to the existing Term B-1 Loans, Term B-2 Loans, 2017 Refinancing Term B-1 Loans or 2017 Refinancing Term B-2 Loans, as the case may be, shall be increased by an amount equal to the difference between the Effective Yield with respect to the Incremental Term Loan and the corresponding Effective Yield with respect to Term B-1 Loans, Term B-2 Loans, 2017 Refinancing Term B-1 Loans or 2017 Refinancing Term B-2 Loans, as applicable, minus 0.50%;

(xi) subject to Section 2.01(i), the Administrative Agent shall have received a Pro Forma Compliance Certificate demonstrating that the Loan Parties are in compliance with (i) Section 2.01(f)(i) (if applicable) and (ii) the financial covenant set forth in Section 8.11 (irrespective of whether such covenant is otherwise then applicable) recomputed as of the end of the period of the four (4) fiscal quarters most recently ended for which financial statements have been (or are required to have been) delivered pursuant to Section 7.01(a) or 7.01(b) after giving effect to any Incremental Term Loan or increase to the Aggregate Revolving Commitments on a Pro Forma Basis (for this purpose, calculated as if any increase in the Aggregate Revolving Commitments were fully drawn and determined without regard to the netting of any cash proceeds from the increase in the Aggregate Revolving Commitments or the incurrence of Incremental Term Loans);

(xii) the Incremental Term Loans shall rank (A) if incurred by the Company, pari passu in right of payment with the Term Loans (other than the Term A-1 Loans, the Term A-2 Loans, the Term B-2 Loans, the 2017 Refinancing Term A-1 Loans, the 2017 Refinancing Term A-2 Loans, the 2017 Refinancing Term B-2 Loans and any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by any Designated Borrower with respect thereto) and the Liens securing such Incremental Term Loans shall rank pari passu with the Liens securing the Term Facilities (other than the Term A-1 Loans, the Term A-2 Loans, the Term B-2 Loans, the 2017 Refinancing Term A-1 Loans, the 2017 Refinancing Term A-2 Loans, the 2017 Refinancing Term B-2 Loans and any Refinancing Term Loans, Extended Term Loans and Replacement Term Loans incurred by any Designated Borrower with respect thereto) and (B) if incurred by a Designated Borrower, pari passu in right of payment with the Term A-1 Loans, the Term A-2 Loans, the Term B-2 Loans, the 2017 Refinancing Term A-1 Loans, the 2017 Refinancing Term A-2 Loans, the 2017 Refinancing Term B-2 Loans and any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by any Designated Borrower with respect thereto and the Liens securing such Incremental Term Loans shall rank pari passu with the Liens securing the Term A-1 Loans, the Term A-2 Loans, the Term B-2 Loans, the 2017 Refinancing Term A-1 Loans, the 2017 Refinancing Term A-2 Loans, the 2017 Refinancing Term B-2 Loans and any Refinancing Term Loans, Extended Term Loans and Replacement Term Loans incurred by any Designated Borrower with respect thereto;

(xiii) no Incremental Term Loan (other than Incremental Term Loans made to any Designated Borrower) or increase in the Aggregate Revolving Commitments may be guaranteed by any Person other than a Domestic Loan Party, or secured by any asset that does not constitute Collateral securing only the Direct U.S. Loan Party Obligations;

(xiv) no Incremental Term Loan made to a Designated Borrower may be guaranteed by any Person other than a Domestic Loan Party or a Foreign Loan Party, or secured by any asset that does not constitute Collateral securing the Foreign Obligations and guarantees thereof by the Domestic Loan Parties;

(xv) no Incremental Term Loans (other than with the proceeds of Credit Agreement Refinancing Indebtedness in respect thereof) (x) incurred by a Designated Borrower may be optionally or mandatorily prepaid prior to the date on which all Term A-1 Loans, Term A-2 Loans, Term B-2 Loans, 2017 Refinancing Term A-1 Loans, 2017 Refinancing Term A-2 Loans and 2017 Refinancing Term B-2 Loans and all other Extended Term Loans, Refinancing Term Loans and Replacement Term Loans incurred by a Designated Borrower, in each case with an earlier final stated maturity are repaid in full, unless such optional or mandatory prepayment is accompanied by a pro rata optional or mandatory prepayment of such other Classes of Term Loans and (y) not described in preceding clause (x) may be optionally or mandatorily prepaid prior to the date on which all such Term Loans with an earlier final stated maturity are repaid in full, unless such optional or mandatory prepayment is accompanied by a pro rata optional or mandatory prepayment of such other Classes of Term Loans; and

(xvi) any Incremental Term Loan that is implemented by increasing the amount of then-existing Term Loans of any Class (rather than by implementing a new Class of Term Loans) shall have identical terms to such then-existing Class of Term Loans.

(g) Special Obligations in Connection with Increases in Aggregate Revolving Commitments and Existing Term Loans. Upon the effectiveness of any increase in the Aggregate Revolving Commitments pursuant to Section 2.01(f) above, (A) the Applicable Percentages of the Revolving Lenders shall be automatically adjusted to give effect to such increase, provided that the amount of each Lender’s Revolving Commitments (other than a Lender whose Revolving Commitments shall have been increased in connection with such increase) shall remain unchanged and (B) the Company, the Administrative Agent and the Lenders will use all commercially reasonable efforts to assign and assume outstanding Revolving Loans of the affected category to conform the respective amounts thereof held by each Revolving Lender to the Applicable Percentages as so adjusted, it being understood that the parties hereto shall use commercially reasonable efforts to avoid prepayment or assignment of any affected Loan that is a Eurocurrency Rate Loan on a day other than the last day of the Interest Period applicable thereto. For the avoidance of doubt, the Revolving Commitment added pursuant to any increase in the Aggregate Revolving Commitment pursuant to Section 2.01(f) shall be deemed a part of the Revolving Facility for all purposes under this Agreement. On the date of the making of any Incremental Term Loans that will be added to any then-existing Class of Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.02 or 2.08, such Incremental Term Loans shall be added to (and constitute part of) each Borrowing of outstanding Term Loans of the same Type and with the same Interest Period (if applicable) of such Class on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Term Lender providing such Incremental Term Loans will participate proportionally in each then outstanding Borrowing of Term Loans of the same Type and with the same Interest Period (if applicable) of the applicable Class.

(h) Incremental Amendments. If any amendment to this Agreement is required to give effect to any increase in the Aggregate Revolving Commitments or the borrowing of an Incremental Term Loan pursuant to this Section 2.01, such amendment shall be effective if executed by the Loan Parties, each Lender providing an Incremental Term Loan Commitment or an increase to the Aggregate Revolving Commitments and the Administrative Agent (each such amendment is a “Commitment Increase Amendment”) and each Lender hereby expressly authorizes the Administrative Agent to enter into such Commitment Increase Amendment.

(i) Limited Condition Acquisitions. Notwithstanding the foregoing provisions of Section 2.01(f), (g) or (h) or any other provision of any Loan Document:

(i) If the proceeds of any Incremental Term Loans are intended to be applied to finance a Limited Condition Acquisition, (A) the requirements of clauses (ii) and (xi)

of Section 2.01(f) above shall, at the election of the Company, be determined as of the date the definitive agreements for such Limited Condition Acquisition are entered into, (B) the representations and warranties required to be made pursuant to clause (iii) of Section 2.01(f) above shall, at the election of the Company, be limited to the Specified Representations and (C) to the extent that such Incremental Term Loans are to be incurred in reliance on clause (f)(i)(y) of Section 2.01(f) above, the Consolidated Net Secured Leverage Ratio test specified therein shall, at the election of the Company, be determined as of the date the definitive agreements for such Limited Condition Acquisition are entered into.

(ii) If the Company has made an election under clause (i)(C) of this Section 2.01(i) for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, Dispositions, Investments, the prepayment, redemption, purchase, defeasance or other satisfaction of Subordinated Debt, or the designation of an Unrestricted Subsidiary on or following the relevant date of determination and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated except (solely in the case of any ratio with respect to the making of Restricted Payments or the prepayment, redemption, purchase, defeasance or other satisfaction of Subordinated Debt) to the extent such calculation on a Pro Forma Basis would result in a lower ratio than if calculated without giving effect to such Limited Condition Acquisition and the other transactions in connection therewith.

2.02 Borrowings, Conversions and Continuations of Loans. Each Borrowing, each conversion of Loans under a given Facility from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans (or, in the case of any notice of any Borrowing of Term Loans to be incurred on the Closing Date not later than 9:00 a.m. on the requested date of such Borrowing), (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 (or the Dollar Equivalent thereof, in the case of Alternative Currencies) or a whole multiple of

$1,000,000 (or the Dollar Equivalent thereof, in the case of Alternative Currencies) in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted and the applicable Facility and Class to which such Loans belong, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) in the case of any Revolving Loans, the currency of the Loans to be borrowed. If the Company fails to specify a currency in a Loan Notice requesting a Borrowing of any Revolving Loans, then the Loans so requested shall be made in Dollars. If the Company fails to specify a Type of a Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, (i) in the case of Term Loans maintained as Base Rate Loans and Revolving Loans denominated in Dollars, Base Rate Loans or (ii) in the case of any other Loans, Eurocurrency Rate Loans with an Interest Period of one month. Any such automatic conversion to Base Rate Loans or continuation of Eurocurrency Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead (and only in the case of the Revolving Facility) must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount (and, in the case of Revolving Loans, currency) of its Applicable Percentage under the applicable Facility of the applicable Loans, and, in the case of Revolving Loans, if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Company or (in the case of the Term A-1 Loans, Term A-2 Loans, Term B-2 Loans, 2017 Refinancing Term A-1 Loans, 2017 Refinancing Term A-2 Loans and 2017 Refinancing Term B-2 Loans) the applicable Designated Borrower, as directed by the Company in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the

Administrative Agent by the Company; provided, however, that if, on the date of a Borrowing by the Company of Revolving Loans denominated in Dollars, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the Company as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the relevant Borrower pays the amount due under Section 3.05 in connection therewith. During the existence of an Event of Default, no Loans denominated in Dollars may be requested as, converted to or continued as Eurocurrency Rate Loans having Interest Periods greater than one month without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in Dollars be converted immediately to Base Rate Loans.

(d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in DBNY’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans under a given Facility from one Type to the other, and all continuations of Loans under a given Facility as the same Type, there shall not be more than 10 Interest Periods in the aggregate at any time with respect to all Loans under all Facilities.

(f) Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that the exercise of such option shall not affect in any manner the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(g) Notwithstanding anything to the contrary contained in the definition of “Interest Period” or elsewhere in this Agreement, (i) each tranche of 2017 Refinancing New Term Loans shall be initially incurred pursuant to a single Borrowing of Eurocurrency Rate Loans (each, an “Original Refinancing New Term Loan Eurodollar Borrowing”), with such Borrowing to be subject to (x) an Interest Period which commences on the First Amendment Effective Date and ends on the last day of the Interest Period specified by the applicable Borrower in the applicable Loan Notice, and (y) the Eurocurrency Rate applicable to 2017 Refinancing Term Loans of the applicable Class as provided herein, (ii) upon the payment of all accrued but unpaid interest with respect to the portion of the Term A-1 Loans, Term A-2 Loans, Term B-1 Loans and Term B-2 Loans, in each case, to be prepaid on the First Amendment Effective Date, each tranche of 2017 Refinancing Exchanged Term Loans shall cease to be subject to the Interest Periods applicable to any Borrowings of Term A-1 Loans, Term A-2 Loans, Term B-1 Loans and/or Term B-2 Loans (as applicable) for which they were exchanged pursuant to the 2017 Refinancing Term Loan

Exchange, (iii) upon the incurrence of each tranche of 2017 Refinancing Exchanged Term Loans pursuant to the 2017 Refinancing Term Loan Exchange on the First Amendment Effective Date, the 2017 Refinancing Exchanged Term Loans shall be deemed (for this purpose only) to be incurred pursuant to (and added to and made a part of) each Original Refinancing New Term Loan Eurodollar Borrowing relating to such tranche, thereby commencing a new period of accrual with respect to interest thereon, and each tranche of 2017 Refinancing New Term Loans and 2017 Refinancing Exchanged Term Loans shall be consolidated into a single Class of 2017 Refinancing Term Loans as contemplated by the 2017 Refinancing Term Loan Consolidation and thereafter be treated as a Class of 2017 Refinancing Term Loans for all purposes of the Credit Agreement and the other Loan Documents, and (iv) in connection with the foregoing, the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that (x) all 2017 Refinancing Term Loan Lenders of a particular Class participate in each Borrowing of 2017 Refinancing Term Loans of such Class (after giving effect to the 2017 Refinancing Term Loan Consolidation with respect to such Class) on a pro rata basis (based upon the then outstanding principal amount of all 2017 Refinancing Term Loans of such Class held by the Term Lenders under such Class at such time) and (y) all Term Lenders holding any 2017 Refinancing Exchanged Term Loans of any tranche that remain outstanding following the 2017 Refinancing Term Loan Exchange participate in each Borrowing of 2017 Refinancing Exchanged Term Loans of such tranche on a pro rata basis (based upon the then outstanding principal amount of all such 2017 Refinancing Exchanged Term Loans, held by the applicable Term Lenders at such time).

2.03 Letters of Credit. The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or any of its Restricted Subsidiaries (provided that, to the extent that any such Subsidiary is not a Domestic Loan Party, such Letter of Credit shall be deemed an Investment in such Subsidiary and shall only be issued so long as it is permitted under Section 8.02), and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (x) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Revolving Percentage multiplied by the Outstanding Amount of all L/C Obligations, shall not exceed such Revolving Lender’s Revolving Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the Outstanding Amount of the L/C Obligations of any L/C Issuer shall not exceed such L/C Issuer’s Applicable L/C Sublimit. Each request by the Company for the issuance or amendment of a Letter of

Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No L/C Issuer shall issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders that have Revolving Commitments have approved such expiry date.

(iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

(D) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

(F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(G) any Revolving Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its reasonable discretion) with the Company or such Revolving Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) [Reserved].

(v) Each L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the Applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the Applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days (or such later date and time as the Administrative Agent and the Applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the Applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Applicable L/C Issuer may reasonably require. Additionally, the Company shall furnish to the Applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Applicable L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the Applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the Applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the Applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not be satisfied, then, subject to the terms and conditions hereof, the Applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the Applicable L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Company so requests in any applicable Letter of Credit Application, the Applicable L/C Issuer shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Applicable L/C Issuer, the Company shall not be required to make a specific request to the Applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date;

provided, however, that the Applicable L/C Issuer shall not permit any such extension if (A) the Applicable L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Lender or the Company that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing the Applicable L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the Applicable L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the Applicable L/C Issuer in such Alternative Currency, unless (A) the Applicable L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the Applicable L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the Applicable L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Applicable L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If the Company is notified prior to 11:00 a.m. on the date of any payment by the Applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, then no later than 1:00 p.m. on such Business Day or the Applicable Time on the date of any payment by the Applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (or if notified after such time, then no later than 11:00 a.m. on the next succeeding Business Day or the Applicable Time on the date of any payment by the Applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency) (each such date, an “Honor Date”), the Company shall reimburse the Applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Company fails to so reimburse the Applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a

Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments. Any notice given by the Applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the Applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar denominated payments in an amount equal to its Applicable Percentage multiplied by the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan in the form of a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Applicable L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans that are Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the Applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate applicable to Revolving Loans that are Base Rate Loans; provided that if such L/C Borrowing is not reimbursed by the Company when due in accordance with this clause (c), then Section 2.08(b)(i) shall apply. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the Applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the Applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Applicable Percentage of such amount shall be solely for the account of the Applicable L/C Issuer.

(v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the Applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Applicable L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Company of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the Applicable L/C Issuer for the amount of any payment made by the Applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the Applicable L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Applicable L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Applicable L/C Issuer in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the Applicable L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the Applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the Applicable L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the Applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Applicable L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the Applicable L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Company to reimburse the Applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, any provision of this Agreement or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the Applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any payment arising in connection with any proceeding under any Debtor Relief Law;

(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any Subsidiary.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the Applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the Applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the Applicable L/C Issuer, and the Applicable L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Applicable L/C Issuer’s willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment) or the Applicable L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Applicable L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP. Unless otherwise expressly agreed by the Applicable L/C Issuer and the Company when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

(h) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Revolving Loans denominated in Dollars and maintained as Eurocurrency Rate Loans times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.15(a)(iv), with the balance of such fee, if any, payable to the Applicable L/C Issuer for its own account (except to the extent that the Company has provided Cash Collateral with respect to all or a portion of such Letter of Credit, in which case the balance of such fee (or the applicable portion thereof, as applicable) shall not be payable). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate for Revolving Loans denominated in Dollars and maintained as Eurocurrency Rate Loans during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate for Revolving Loans denominated in Dollars and maintained as Eurocurrency Rate Loans separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, upon the request of the Required Revolving Lenders, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at the rate per annum of 0.125%, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such Letter of Credit fronting fee shall be due and payable on the first Business Day occurring after the last day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to each L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to Letters of Credit issued by such L/C Issuer as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Company shall be obligated to reimburse the Applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

(l) Provisions Related to Additional Revolving Credit Facilities. If the Letter of Credit Expiration Date in respect of the Revolving Facility occurs prior to the expiry date of any Letter of Credit, then, at the Company’s option, (i) if one or more Classes of Extended Revolving Commitments and/or Refinancing Revolving Commitments in respect of which the expiration date applicable to Letters of Credit issued thereunder shall not have so occurred are then in effect, such Letters of Credit shall, to the extent such Letters of Credit could have been issued under such other Class or Classes of Extended Revolving Commitments and/or Refinancing Revolving Commitments (as applicable) in accordance with the terms of this Agreement at such time, automatically be deemed to have been issued (including for purposes of the obligations of the applicable Lenders to purchase participations therein and to make Loans and L/C Advances in respect thereof pursuant to Sections 2.03(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Commitments in respect of such non-terminating Class or Classes of Extended Revolving Commitments and/or Refinancing Revolving Commitments (as applicable) up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Company shall Cash Collateralize any such Letter of Credit in accordance with Section 2.14(a). Commencing with the Maturity Date of the Revolving Facility, the sublimit for Letters of Credit shall be agreed solely with each L/C Issuer.

2.04 [Reserved]. Prepayments. Voluntary Prepayments of Loans.

(i) Revolving Loans, Term Loans and Incremental Term Loans. Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Loans of a given Class in whole or in part without premium or penalty (except as provided in clause (E) below); provided that (A) such notice must be received by the Administrative Agent not later than 2:00 p.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies and (3) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 (or the Dollar Equivalent thereof, in the case of Alternative Currencies) or a whole multiple of $1,000,000 (or the Dollar Equivalent thereof, in the case of Alternative Currencies) in excess thereof (or the entire principal amount thereof then outstanding); (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or the entire principal amount thereof then outstanding); (D) any such notice may be conditioned on the effectiveness of other financing arrangements or one or more other transactions; and (E) any voluntary prepayment of Term B-1 Loans, Term B-2 Loans, 2017 Refinancing Term B-1 Loans and/or 2017 Refinancing Term B-2 Loans shall be accompanied by an additional fee payment to the extent required pursuant to Section 2.09(b). Each such notice shall specify the date and amount of such prepayment, the Facility under which such Loan was made (and the Class thereof) and the Type(s) and currencies of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender receiving a prepayment of the Administrative Agent’s receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans of a given Class pursuant to this Section 2.05(a) shall be applied as directed by the Company (except that, any such prepayment with respect to any Term A Facility shall be applied ratably towards (x) at any time prior to the First Amendment Effective Date, the outstanding Term A-1 Loans and Term A-2 Loans and (y) on and from the First Amendment Effective Date, the outstanding Refinancing Term A-1 Loans and Refinancing Term A-2 Loans) and, if no direction is given, to the principal repayment installments of such Class of Term Loans in direct order of maturity. Subject to Section 2.15, each prepayment of Loans shall be made to the Appropriate Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii) [Reserved].

(b) Mandatory Prepayments of Loans.

(i) Revolving Commitments. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Company shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.

(ii) Alternative Currencies. If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Revolving Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative

Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall prepay Revolving Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(iii) Excess Cash Flow. Within five Business Days after financial statements have been delivered pursuant to Section 7.01(a) and the related Compliance Certificate has been delivered pursuant to Section 7.02(b), the Borrowers shall prepay an aggregate principal amount of Term Loans equal to the excess (if any) of (A) 50% (as may be adjusted pursuant to the proviso below) of Excess Cash Flow for the fiscal year covered by such financial statements over (B) the aggregate principal amount of Term Loans prepaid pursuant to Section 2.05(a)(i) or repurchased and cancelled pursuant to Section 11.06(i) (but limited to the purchase price applicable to such Term Loans rather than the par amount thereof) during the applicable Excess Cash Flow Period, other than to the extent that any such prepayment is funded with the proceeds of long-term Funded Debt (other than Revolving Loans, Extended Revolving Loans or Refinancing Revolving Loans) (such prepayments to be applied as set forth in clause (vii) below); provided, that such percentage shall be reduced to 25% or 0% if the Consolidated Net Secured Leverage Ratio as of the last day of the prior fiscal year was less than 3.50:1.00 (but greater than or equal to 3.00:1.00) or 3.00:1.00, respectively.

(iv) Dispositions. If the Parent or any of its Restricted Subsidiaries Disposes of any property under Sections 8.05(c), (e), (f) or (g) which results in the receipt by the Parent and its Restricted Subsidiaries of aggregate Net Cash Proceeds in excess of $10,000,000 in any fiscal year, the Borrowers shall prepay an aggregate principal amount of Term Loans equal to 100% of such Net Cash Proceeds within five (5) Business Days of receipt thereof by such Person (such prepayments to be applied as set forth in clause (vii) below); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(iv), at the election of the Company (as notified by the Company to the Administrative Agent promptly after the date of the receipt of such Net Cash Proceeds), the Parent or any Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets within three hundred and sixty-five (365) days following receipt of such Net Cash Proceeds (or, if the Parent or the relevant Restricted Subsidiary, as applicable, has contractually committed within 365 days following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds, 545 days following receipt of such Net Cash Proceeds); and provided further, however, that any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 2.05(b)(iv). Notwithstanding the foregoing, if at the time that any prepayment would be required under this Section 2.05(b)(iv), the Company is required to offer to repurchase Permitted First Priority Refinancing Debt or any Permitted Refinancing of any such Indebtedness (to the extent secured by Liens on all or a portion of the Collateral on a pari passu basis with the liens securing the Facilities (other than the Term A-1 Loans, the Term A-2 Loans, the Term B-2 Loans, the 2017 Refinancing Term A-1 Loans, the 2017 Refinancing Term A-2 Loans and the 2017 Refinancing Term B-2 Loans, or any Refinancing Term Loans, Extended

Term Loans or Replacement Term Loans incurred by any Designated Borrower with respect thereto)), in each case pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of any such Disposition of, or with respect to, any property or assets constituting Collateral (such Permitted First Priority Refinancing Debt (and such Permitted Refinancing of any such Indebtedness) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrowers may apply such net proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(iv) shall be reduced accordingly.

(v) Indebtedness. Upon the incurrence or issuance by the Parent or any of its Restricted Subsidiaries of any Indebtedness (A) not expressly permitted to be incurred or issued pursuant to Section 8.03 or (B) that is intended to constitute Credit Agreement Refinancing Indebtedness with respect to any Class of Term Loans, the Borrowers shall prepay an aggregate principal amount of Term Loans (or in the case of Indebtedness constituting Credit Agreement Refinancing Indebtedness, the applicable Class of Term Loans) equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Parent or such Restricted Subsidiary (such prepayments to be applied as set forth in clause (vii) below).

(vi) Extraordinary Receipt. Upon any Extraordinary Receipt received by or paid to or for the account of the Parent or any of its Restricted Subsidiaries, and not otherwise included in clauses (iv) or (v) of this Section 2.05(b), and which results in the receipt by the Parent and its Restricted Subsidiaries of aggregate Net Cash Proceeds in excess of $10,000,000 in any fiscal year, the Borrowers shall prepay an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Parent or such Restricted Subsidiary (such prepayments to be applied as set forth in clause (vii) below); provided, however, that with respect to any proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments, at the election of the Company (as notified by the Company to the Administrative Agent prior to or promptly after the date of receipt of such insurance proceeds, condemnation awards or indemnity payments), the Parent or any Restricted Subsidiary may apply such Net Cash Proceeds, within three hundred and sixty-five (365) days following receipt of such Net Cash Proceeds (or, if the Parent or the relevant Restricted Subsidiary, as applicable, has contractually committed within 365 days following receipt of such Net Cash Proceeds to apply such Net Cash Proceeds, 545 days following receipt of such Net Cash Proceeds), to replace or repair the equipment, fixed assets or real property in respect of which such cash proceeds were received or to reinvest in operating assets; and provided further, however, that any cash proceeds not so applied shall be immediately applied to the prepayment of the Term Loans as set forth in Section 2.05(b)(vii).

(vii) Application to Term Loans. Except as otherwise provided in any Commitment Increase Amendment, Extension Amendment or Refinancing Amendment or as otherwise provided herein, each prepayment of Term Loans pursuant to clauses (iii), (iv), (v) and (vi) of this Section 2.05(b) shall be applied (1) ratably to the Term A Facilities, on the one hand, and the Term B Facilities, on the other hand, (2) within the Term A Facilities, (x) at any time prior to the First Amendment Effective Date, ratably to the outstanding Term A-1 Loans and Term A-2 Loans and (y) on and from the First Amendment Effective Date, ratably to the outstanding Refinancing Term A-1 Loans and Refinancing Term A-2 Loans and, (3) within the Term B Facilities, to the outstanding Term B Facilities as directed by the Company, (4) ratably to the Term Loans under each Term Facility and (5) to the principal repayment installments of the respective Class of Term Loans in direct order of maturity; provided that any Net Cash Proceeds of Credit Agreement Refinancing Indebtedness shall be applied to the applicable Class(es) of Term Loans as required under clause (v) of the first proviso appearing in the definition thereof.

(viii) Limitation of Prepayment Obligations. Notwithstanding any other provisions of this Section 2.05(b), (i) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Restricted Subsidiary that is a Foreign Subsidiary (each such Disposition, a “Foreign Disposition”), the Net Cash Proceeds of any Extraordinary Receipt incurred by a Restricted Subsidiary that is a Foreign Subsidiary (each such Extraordinary Receipt, a “Foreign Extraordinary Receipt”) or Excess Cash Flow attributable to Restricted Subsidiaries that are Foreign Subsidiaries are prohibited or delayed by applicable local law or applicable organizational documents of such Foreign Subsidiary from being repatriated to a Borrower to repay the Term Loans of such Borrower pursuant to Section 2.05(b)(iii), (iv) or (vi), as applicable, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay such Term Loans at the times provided in Section 2.05(b)(iii), (iv) or (vi) as applicable, but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or applicable organizational documents of such Foreign Subsidiary will not permit repatriation to either Borrower (the Parent and the Borrowers hereby agreeing to use, and cause their Restricted Subsidiaries to use, all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation and/or minimize any such costs of prepayment and/or use the other cash and Cash Equivalents of Parent and its Restricted Subsidiaries that are not affected by such restrictions to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law or applicable organizational documents of such Foreign Subsidiary, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of such applicable Term Loans pursuant to this Section 2.05 or (ii) to the extent that the Parent has determined in good faith, after consultation with the Administrative Agent, that repatriation to a Borrower to repay the Term Loans of such Borrower pursuant to Section 2.05(b)(iii), (iv) or (vi), as applicable, of any of or all the Net Cash Proceeds of any Foreign Disposition, Net Cash Proceeds of any Foreign Extraordinary Receipt or Excess Cash Flow attributable to Restricted Subsidiaries that are Foreign Subsidiaries would have adverse tax consequences (including any reduction in tax attributes) with respect to such Net Cash Proceeds or Excess Cash Flow, such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay such Term Loans at the times provided in Section 2.05(b)(iii), (iv) or (vi), as applicable, but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable adverse tax consequences with respect to such Net Cash Proceeds or Excess Cash Flow remain (the Parent and the Borrowers hereby agreeing to use, and cause their Restricted Subsidiaries to use, all commercially reasonable efforts to overcome or eliminate any adverse tax consequences and/or use the other cash and Cash Equivalents of the Parent and its Restricted Subsidiaries that are not affected by such adverse tax consequences to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow would no longer have adverse tax consequences, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of such Term Loans pursuant to this Section 2.05.

2.06 Termination or Reduction of Commitments. Optional.

The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments to an amount not less than the Total Revolving Outstandings (after giving effect to any concurrent prepayment of Revolving Loans); provided that (A) any such notice shall be received by the Administrative Agent not later than 2:00 p.m. three (3) Business Days prior to the date of termination or reduction, (B) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (C) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Alternative Currency Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess and (D) any such notice may be conditioned on the effectiveness of other financing arrangements or one or more other transactions. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Except as provided in clause (C) of the preceding sentence, the amount of any such Aggregate Revolving Commitment reduction shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Revolving Commitments shall be applied to the Commitment of each Revolving Lender according to its Applicable Percentage. All fees accrued with respect thereto until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

(b) Mandatory.

(i) The aggregate Term A-1 Commitments (and the Term A-1 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the Closing Date (after giving effect to any incurrence of Term A-1 Loans on such date).

(ii) The aggregate Term A-2 Commitments (and the Term A-2 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the Closing Date (after giving effect to any incurrence of Term A-2 Loans on such date).

(iii) The aggregate Term B-1 Commitments (and the Term B-1 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the Closing Date (after giving effect to any incurrence of Term B-1 Loans on such date).

(iv) The aggregate Term B-2 Commitments (and the Term B-2 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the Closing Date (after giving effect to any incurrence of Term B-2 Loans on such date).

(v) The aggregate 2017 Refinancing New Term A-1 Commitments (and the 2017 Refinancing New Term A-1 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the First Amendment Effective Date (after giving effect to any incurrence of 2017 Refinancing New Term A-1 Loans on such date).

(vi) The aggregate 2017 Refinancing New Term A-2 Commitments (and the 2017 Refinancing New Term A-2 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the First Amendment Effective Date (after giving effect to any incurrence of 2017 Refinancing New Term A-2 Loans on such date).

(vii) The aggregate 2017 Refinancing New Term B-1 Commitments (and the 2017 Refinancing New Term B-1 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the First Amendment Effective Date (after giving effect to any incurrence of 2017 Refinancing New Term B-1 Loans on such date).

(viii) The aggregate 2017 Refinancing New Term B-2 Commitments (and the 2017 Refinancing New Term B-2 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the First Amendment Effective Date (after giving effect to any incurrence of 2017 Refinancing New Term B-2 Loans on such date).

(c) Notification of Commitment Reductions. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit or the Aggregate Revolving Commitments under this Section 2.06.

2.07 Repayments of Loans. Term A-1 Loans and 2017 Refinancing Term A-1 Loans. The Designated Borrower 1 shall pay to each Term A-1 Lender (or on and from the First Amendment Effective Date, each 2017 Refinancing Term A-1 Lender), on each principal payment date set out below an amount of the Term A-1 Loans (or on and from the First Amendment Effective Date, the 2017 Refinancing Term A-1 Loans) specified below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), with the final such payment being in the aggregate principal amount of all Term A-1 Loans or 2017 Refinancing Term A-1 Loans (as applicable) then outstanding to the Designated Borrower 1:

Principal Payment Date Falling on or Nearest to:	Amount of payment on last day of fiscal quarter
December 31, 2015	$1,225,000
March 31, 2016	$1,225,000
June 30, 2016	$1,225,000
September 30, 2016	$1,225,000
December 31, 2016	$1,225,000
March 31, 2017	$1,225,000
June 30, 2017	$1,225,000
September 30, 2017	$1,225,000
December 31, 2017	$2,450,000
March 31, 2018	$2,450,000
June 30, 2018	$2,450,000
September 30, 2018	$2,450,000
December 31, 2018	$2,450,000
March 31, 2019	$2,450,000
June 30, 2019	$2,450,000
September 30, 2019	$2,450,000
December 31, 2019	$2,450,000
March 31, 2020	$2,450,000
June 30, 2020	$2,450,000

provided, that the final principal repayment installment of the Term A-1 Loans or the 2017 Refinancing Term A-1 Loans (as applicable) shall be repaid on the Maturity Date for Term A-1 Loans or Refinancing Term A-1 Loans (as applicable), and in any event shall be in an amount equal to the aggregate principal amount of all Term A-1 Loans or 2017 Refinancing Term A-1 Loans (as applicable) outstanding on such date; provided, further, that the amount of any such prepayment set forth above shall be adjusted to account for the addition of any Extended Term Loans or Incremental Term Loans made to the Designated Borrower 1 to contemplate (A) the reduction in the aggregate principal amount of the Term A-1 Loans or 2017 Refinancing Term A-1 Loans (as applicable) that were converted in connection with the incurrence of such Extended Term Loans and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Commitment Increase Amendment involving an increase to the Term A-1 Loans or 2017 Refinancing Term A-1 Loans (as applicable).

(ii) Term A-2 Loans and 2017 Refinancing Term A-2 Loans. The Designated Borrower 2 shall pay to each Term A-2 Lender (or on and from the First Amendment Effective Date, each 2017 Refinancing Term A-2 Lender), on each principal payment date set out below an amount of the Term A-2 Loans (or on and from the First Amendment Effective Date, the 2017 Refinancing Term A-2 Loans) specified below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), with the final such payment being in the aggregate principal amount of all Term A-2 Loans or 2017 Refinancing Term A-2 Loans (as applicable) then outstanding to the Designated Borrower 1:

Principal Payment Date Falling on or Nearest to:	Amount of payment on last day of fiscal quarter
December 31, 2015	$1,900,000
March 31, 2016	$1,900,000
June 30, 2016	$1,900,000
September 30, 2016	$1,900,000
December 31, 2016	$1,900,000
March 31, 2017	$1,900,000
June 30, 2017	$1,900,000
September 30, 2017	$1,900,000
December 31, 2017	$3,800,000
March 31, 2018	$3,800,000
June 30, 2018	$3,800,000
September 30, 2018	$3,800,000
December 31, 2018	$3,800,000
March 31, 2019	$3,800,000
June 30, 2019	$3,800,000
September 30, 2019	$3,800,000
December 31, 2019	$3,800,000
March 31, 2020	$3,800,000
June 30, 2020	$3,800,000

provided, that the final principal repayment installment of the Term A-2 Loans or the 2017 Refinancing Term A-2 Loans (as applicable) shall be repaid on the Maturity Date for Term A-2 Loans or Refinancing Term A-2 Loans (as applicable), and in any event shall be in an amount equal to the aggregate principal amount of all Term A-2 Loans or 2017 Refinancing Term A-2 Loans (as applicable) outstanding on such date; provided, further, that the amount of any such prepayment set forth above shall be adjusted to account for the addition of any Extended Term Loans or Incremental Term Loans made to the Designated Borrower 2 to contemplate (A) the reduction in the aggregate principal amount of the Term A-2 Loans or 2017 Refinancing Term A-2 Loans (as applicable) that were converted in connection with the incurrence of such Extended Term Loans and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Commitment Increase Amendment involving an increase to the Term A-2 Loans or 2017 Refinancing Term A-2 Loans (as applicable).

(iii) 2017 Refinancing Term B-1 Loans. The Company shall pay to each 2017 Refinancing Term B-1 Lender (i) on the last Business Day of each fiscal quarter of the Parent occurring after the First Amendment Effective Date (commencing with the fiscal quarter ending March 31, 2017) but prior to the Maturity Date, the principal amount of all 2017 Refinancing Term B-1 Loans then outstanding in an amount equal to 0.25% of the sum of the aggregate principal amount of such 2017 Refinancing Term B-1 Loans on the First Amendment Effective Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for 2017 Refinancing Term B-1 Loans, the principal amount of all 2017 Refinancing Term B-1 Loans in an amount equal to the aggregate principal amount of all 2017 Refinancing Term B-1 Loans outstanding on such date; provided that the amount of any such prepayment set forth above shall be adjusted to account for the addition of any Extended Term Loans or Incremental Term Loans made to the Company to contemplate (A) the reduction in the aggregate principal amount of the 2017 Refinancing Term B-1 Loans that were converted in connection with the incurrence of such Extended Term Loans and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Commitment Increase Amendment involving an increase to the 2017 Refinancing Term B-1 Loans.

(iv) 2017 Refinancing Term B-2 Loans. The Designated Borrower 1 shall pay to each 2017 Refinancing Term B-2 Lender (i) on the last Business Day of each fiscal quarter of the Parent occurring after the First Amendment Effective Date (commencing with the fiscal quarter ending March 31, 2017) but prior to the Maturity Date, the principal amount of all 2017 Refinancing Term B-2 Loans then outstanding in an amount equal to 0.25% of the sum of the aggregate principal amount of such 2017 Refinancing Term B-2 Loans on the First Amendment Effective Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for 2017 Refinancing Term B-2 Loans, the principal amount of all 2017 Refinancing Term B-2 Loans in an amount equal to the aggregate principal amount of all 2017 Refinancing Term B-2 Loans outstanding on such date; provided that the amount of any such prepayment set forth above shall be adjusted to account for the addition of any Extended Term Loans or Incremental Term Loans made to Designated Borrower 1 to contemplate (A) the reduction in the aggregate principal amount of the 2017 Refinancing Term B-2 Loans that were converted in connection with the incurrence of such Extended Term Loans and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Commitment Increase Amendment involving an increase to the 2017 Refinancing Term B-2 Loans.

(v) Incremental Term Loans. The applicable Borrower shall repay the outstanding principal amount of each Incremental Term Loan in the installments on the dates and in the amounts set forth in the applicable Incremental Term Loan Agreement (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02.

(vi) Extended Term Loans and Extended Revolving Loans. The applicable Borrower shall repay the outstanding principal amount of each Extended Term Loan in the installments (if applicable), on the dates and in the amounts set forth in the applicable Extension Amendment (as such installments, if applicable, may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02.

(vii) Refinancing Term Loans and Refinancing Revolving Loans. The applicable Borrower shall repay the outstanding principal amount of each Refinancing Term Loan in the installments (if applicable), on the dates and in the amounts set forth in the applicable Refinancing Amendment (as such installments, if applicable, may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02.

(viii) Revolving Loans. The Company shall repay to the Lenders (A) under the Revolving Facility on the Revolving Loan Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date, unless accelerated sooner pursuant to Section 9.02, (B) holding Extended Revolving Commitments or Refinancing Revolving Commitments, as the case may be, on the Maturity Date with respect thereto, the aggregate principal amount of all Loans outstanding under such Commitments on such date, unless accelerated sooner pursuant to Section 9.02.

2.08 Interest. (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan of a given Class shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Rate, as applicable for Loans of such Class maintained as Eurocurrency Rate Loans; and (ii) each Base Rate Loan of a given Class shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate for Base Rate Loans for such Class.

(b)(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by either Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders (unless an Event of Default exists under Section 9.01(f) or (g), in which case no such request shall be required), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Without duplication of clause (i), each Borrower upon the request of the Required Lenders, while any Event of Default exists, shall pay interest on the principal amount of all outstanding Obligations owed by such Borrower hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) If a tax deduction is required by Swiss law to be made by a Guarantor in respect of any interest payable by it under this Agreement in circumstances where Section 3.01(a) is unenforceable for any reason, the applicable interest rate in relation to that interest payment shall be (i) the interest rate which would have applied to that interest payment (as provided for in clause (a) above in the absence of this clause (d)) divided by (ii) 1 minus the rate at which the relevant tax deduction is required to be made (where the rate at which the relevant tax deduction is required to be made is for this purpose expressed as a fraction of 1 rather than as a percentage) and all references to a rate of interest in clause (a) above shall be construed accordingly.

2.09 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) Revolving Commitment Fee. The Company shall pay to the Administrative Agent, for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee equal to the product of (i) the Applicable Rate for commitment fees times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (y) the Outstanding Amount of Revolving Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Repricing Transaction. (i) At the time of the effectiveness of any Repricing Transaction that is consummated prior to the six-month anniversary of the Closing Date, the Borrowers agree to pay to the Administrative Agent, for the ratable account of each Term Lender with outstanding Term B-1 Loans and/or Term B-2 Loans (including each Term Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 11.13), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all Term B-1 Loans and/or Term B-2 Loans prepaid in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all Term B-1 Loans and/or Term B-2 Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

(ii) At the time of the effectiveness of any Repricing Transaction that is consummated after the First Amendment Effective Date and prior to the six-month anniversary of the First Amendment Effective Date, the Borrowers agree to pay to the Administrative Agent, for the ratable account of each Term Lender with outstanding 2017 Refinancing Term B-1 Loans and/or 2017 Refinancing Term B-2 Loans (including each Term Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 11.13), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all 2017 Refinancing Term B-1 Loans and/or 2017 Refinancing Term B-2 Loans prepaid in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of 2017 Refinancing Term B-1 Loans and/or 2017 Refinancing Term B-2 Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

(c) Fee Letter. The Company shall pay to the Arrangers, the Co-Managers, the Administrative Agent and the Lenders for their own respective accounts fees, in Dollars, in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.

2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder to pay any amount owing by such Borrower with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) one or more Notes, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Class, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) On and after the First Amendment Effective Date, each Term Lender which holds a Term A-1 Note, a Term A-2 Note, a Term B-1 Note and/or a Term B-2 Note shall be entitled to surrender such promissory note to the applicable Borrower against delivery of one or more new promissory notes with respect to its 2017 Refinancing Term A-1 Loans, 2017 Refinancing Term A-2 Loans, 2017 Refinancing Term B-1 Loans and/or 2017 Refinancing Term B-1 Loans, as applicable, each substantially in the form of Exhibit 1.01(d); provided that if any such promissory note is not so surrendered, then from and after the First Amendment Effective Date such promissory note shall be deemed to evidence the 2017 Refinancing Term A-1 Loans, 2017

Refinancing Term A-2 Loans, 2017 Refinancing Term B-1 Loans and/or 2017 Refinancing Term B-1 Loans, as applicable, into which all or a portion of the Term A-1 Loans, Term A-2 Loans, Term B-1 Loans and/or Term B-1 Loans, as applicable, theretofore evidenced by such promissory note have been converted.

2.12 Payments Generally; Administrative Agent’s Clawback. General. All payments to be made by each Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by each Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by each Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, a Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after (i) 2:00 p.m., in the case of payments in Dollars, or (ii) the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, may, as determined by the Administrative Agent in its sole discretion, be deemed received on the next succeeding Business Day (except for purposes of determining whether an Event of Default has occurred) and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the applicable Borrower, the interest rate applicable to the other Loans included in such Borrowing. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by the applicable Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim the applicable Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by the Borrowers; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Company prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the Applicable L/C Issuer hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the Applicable L/C Issuer, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Appropriate Lenders or the Applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Applicable L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to any Loan Party or any Subsidiary thereof other than in accordance with Section 11.06(i) (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Notwithstanding anything to the contrary contained in this Section 2.13 or elsewhere in this Agreement, the applicable Borrowers may extend the final maturity of Loans and/or Commitments in connection with an Extension that is permitted under Section 2.18 without being obligated to effect such extensions on a pro rata basis among the Lenders (it being understood that no such extension (i) shall constitute a payment or prepayment of any Loans, for purposes of this Section 2.13 or (ii) shall reduce the amount of any scheduled amortization payment due under Section 2.07, except that the amount of any scheduled amortization payment due to a Lender of Extended Term Loans may be reduced to the extent provided pursuant to the express terms of the respective Extension Amendment) without giving rise to any violation of this Section 2.13 or any other provision of this Agreement. Furthermore, the applicable Borrower may take all actions contemplated by Section 2.18 in connection with any Extension (including modifying pricing, amortization and repayments or prepayments), and in each case such actions shall be permitted, and the differing payments contemplated therein shall be permitted without giving rise to any violation of this Section 2.13 or any other provision of this Agreement.

2.14 Cash Collateral

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or the Applicable L/C Issuer if, as of the Letter of Credit Expiration Date, any undrawn Letter of Credit remains outstanding, the Company shall, in each case (but subject to Section 2.03(l)), immediately Cash Collateralize the then Outstanding Amount of all undrawn Letters of Credit. At any time that there shall exist a Defaulting Lender, promptly, and in any event within three (3) Business Days, after receipt of written notice from the Administrative Agent or the Applicable L/C Issuer, the Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at DBNY. The Company, and to the extent provided by any Lender, such Lender, shall grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, each Applicable L/C Issuer and the Lenders, and shall maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any prior or pari passu right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 9.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default (and following application as provided in this Section 2.14 may be otherwise applied in accordance with Section 9.03), and (y) the Person providing Cash Collateral and each Applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15 Defaulting Lenders.Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer hereunder; third, if so determined by the Administrative Agent or requested by any Applicable L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit issued by such Applicable L/C Issuer; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or any L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the applicable Borrower as a result of any judgment of a court of competent jurisdiction obtained by the applicable Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the applicable Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the “Applicable Percentage” of each Revolving Lender that is a non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided, that, the aggregate obligation of each Revolving Lender that is a non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that Revolving Lender that is a non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Revolving Lender.

(b) Defaulting Lender Cure. If the applicable Borrower, the Administrative Agent and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Revolving Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Revolving Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Revolving Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon that Revolving Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Revolving Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Revolving Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16 Special Provisions Relating to a Re-Allocation Event. On the date of the occurrence of a Re-Allocation Event, automatically (and without the taking of any action), (i) all then outstanding Revolving Loans denominated in an Alternative Currency and all Unreimbursed Amounts in respect of Letters of Credit issued for the account of the Company owed in an Alternative Currency, shall be automatically converted into Revolving Loans maintained in, and Unreimbursed Amounts owing by the Company in, Dollars (in an amount equal to the Dollar Equivalent of the aggregate principal amount of the respective Loans or Unreimbursed Amounts on the date such Re-Allocation Event first occurred, which Revolving Loans or Unreimbursed Amounts (x) shall continue to be owed by the Company, (y) shall at all times thereafter be deemed to be Base Rate Loans and (z) shall be immediately due and payable on the date such Re-Allocation Event has occurred) and (ii) all principal, accrued and unpaid interest and other amounts owing with respect to such Revolving Loans and Unreimbursed Amounts shall be immediately due and payable in Dollars, taking the Dollar Equivalent of such principal amount, accrued and unpaid interest and other amounts. The occurrence of any conversion of Revolving Loans or Unreimbursed Amounts to Base Rate Loans as provided above in this Section 2.16(a) shall be deemed to constitute, for purposes of Section 3.05, a prepayment of Revolving Loans before the last day of any Interest Period relating thereto.

(b) Upon and after the occurrence of a Re-Allocation Event, all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Revolving Loans denominated in an Alternative Currency (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such Re-Allocation Event) and Unreimbursed Amounts owing in an Alternative Currency shall be payable in Dollars (taking the Dollar Equivalents of all such amounts on the date of the occurrence of the respective Re-Allocation Event, with all calculations for periods after the Re-Allocation Event being made as if the respective such Revolving Loan or Unreimbursed Amount had originally been made in Dollars) and shall be distributed by the Administrative Agent for the account of appropriate Lenders which made such Revolving Loans or are participating therein.

2.17 Refinancing Amendments

(a) On one or more occasions after the Closing Date, the Company (or, to the extent permitted under clause (vi) to the first proviso appearing in the definition of “Credit Agreement Refinancing Indebtedness”, a Designated Borrower) may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Loans (or unused Commitments) under the Revolving Facility then outstanding under this Agreement (which for purposes of this Section 2.17(a) will be deemed to include any then outstanding Refinancing Term Loans, Incremental Term Loans, Extended Term Loans, Replacement Term Loans, Refinancing Revolving Loans or Extended Revolving Loans), in the form of Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Commitments or Refinancing Revolving Loans pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.17 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Refinancing Revolving Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Revolving Facility (and related outstandings), the Refinancing Revolving Commitments of a given Refinancing Series (and related outstandings) or the Extended Revolving Commitments of a given Extension Series (and related outstandings), in each case having an earlier Maturity Date and (C) repayments made in connection with a permanent repayment and termination of commitments under the Revolving Facility, the Refinancing Revolving Commitments of a given Refinancing Series or the Extended Revolving Commitments of a given Extension Series, in each case having an earlier Maturity Date (subject to clause (3) below)) of Loans with respect to Refinancing Revolving Commitments of a given Refinancing Series after the date of obtaining such Refinancing Revolving Commitments shall be made on a pro rata basis with the Revolving Commitments and all other Classes of Extended Revolving Commitments and Refinancing Revolving Commitments then existing, (2) subject to the provisions of Section 2.03(l) to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Commitments of a given Extension Series and/or Refinancing Revolving Commitments of a given Refinancing Series with a longer Maturity Date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Commitments, Extended

Revolving Commitments and Refinancing Revolving Commitments in accordance with their percentage of the Commitments under the applicable Classes (and except as provided in Section 2.03(l), without giving effect to changes thereto on an earlier Maturity Date with respect to Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Loans under, and termination of, Refinancing Revolving Commitments of a given Refinancing Series after the date of obtaining such Refinancing Revolving Commitments shall be made on a pro rata basis with the Revolving Commitments and all other Classes of Extended Revolving Commitments and Refinancing Revolving Commitments then existing, except that the Company shall be permitted to permanently repay and terminate commitments of any such Class on a greater than a pro rata basis as compared to any other such Class with a later Maturity Date and (4) assignments and participations of Refinancing Revolving Commitments and Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to the Revolving Commitments (and related outstandings) and each other Class of Extended Revolving Commitments and Refinancing Revolving Commitments (and related outstandings). No Lender shall be obligated to provide any Credit Agreement Refinancing Indebtedness, unless it so agrees.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction (or waiver in accordance with the terms of such Refinancing Amendment) on the date thereof of each of the conditions set forth in Section 5.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.17(a) shall be in an aggregate principal amount that is (x) not less than $10,000,000 and (y) an integral multiple of $1,000,000 in excess thereof (subject to clause (ii) of the proviso to the definition thereof).

(d) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any Lenders (other than those described in clause (c) of the definition of “Refinancing Amendment”), to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.17 (including, without limitation, such amendments as may be considered necessary or appropriate to integrate any new Class of Refinancing Revolving Commitments), and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(e) This Section 2.17 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

2.18 Extension of Term Loans; Extension of Revolving Loans.

(a) Extension of Term Loans. The applicable Borrowers may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled Maturity Date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.18. In order to establish any Extended Term Loans, the applicable Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) (except as to interest rates, fees, amortization, final maturity date, “AHYDO” payments, optional prepayments and redemptions, mandatory repayments, premium, required prepayment dates and participation in prepayments, which shall be determined by the applicable Borrower and the Extending Term Lenders and set forth in the relevant Term Loan Extension Request), be substantially identical to, or (taken as a whole) no more favorable to the Extending Term Lenders than those applicable to the Existing Term Loan Tranche subject to such Term Loan Extension Request (except for covenants or other provisions applicable only to periods after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans)) (as reasonably determined by the applicable Borrower), including: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Incremental Term Loans, Refinancing Term Loans, Replacement Term Loans and Extended Term Loans) which have more than five different Maturity Dates; (ii) the Effective Yield, pricing, optional prepayment and redemptions, mandatory repayments and “AHYDO” payments with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield, pricing, optional prepayments and redemptions, mandatory repayments and “AHYDO” payments for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the applicable Borrower and the Lenders thereof; provided that no Extended Term Loans (x) incurred by a Designated Borrower with respect to Term A-1 Loans, Term A-2 Loans, Term B-2 Loans, 2017 Refinancing Term A-1 Loans, 2017 Refinancing Term A-2 Loans or 2017 Refinancing Term B-2 Loans may be optionally or mandatorily prepaid prior to the date on which all such Term A-1 Loans, Term A-2 Loans, Term B-2 Loans, 2017 Refinancing Term A-1 Loans, 2017 Refinancing Term A-2 Loans or 2017 Refinancing Term B-2 Loans, and all other Extended Term Loans, Refinancing Term Loans and Replacement Term Loans incurred by a Designated Borrower, in each case with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional or mandatory prepayment is accompanied by a pro rata optional or mandatory prepayment of such other Classes of Term Loans and (y) not described in preceding clause (x) may be optionally or mandatorily prepaid prior to the date on which all such Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional or mandatory prepayment is accompanied by a pro rata optional or mandatory prepayment of such other Classes of Term Loans; provided, further, that (A) no Event of Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the Maturity Date of the applicable Existing Term Loan Tranche, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Term Loans) than the remaining Weighted Average Life to Maturity of the applicable Existing Term Loan Tranche, (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Term Loans (x) incurred by a Designated Borrower with respect to Term A-1 Loans, Term A-2 Loans, Term B-2 Loans, Refinancing Term A-1 Loans, Refinancing Term A-2 Loans or Refinancing Term B-2 Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder with respect to any Term A-1 Loans, Term A-2 Loans, Term B-2 Loans, 2017 Refinancing Term A-1 Loans, 2017 Refinancing Term A-2 Loans, 2017 Refinancing Term B-2 Loans, and any other Extended Term Loans, Refinancing Term Loans and Replacement Term Loans incurred by a Designated Borrower and (y) not described in preceding clause (x) may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder with respect to any other Class of Term Loans, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche (in which case scheduled amortization with respect thereto shall be proportionally increased). Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.18 shall be in an aggregate principal amount that is not less than $10,000,000 (or, if less, the entire principal amount of the Indebtedness being extended pursuant to this Section 2.18(a)).

(b) Extension of Revolving Commitments. The Company may, at any time and from time to time, request that all or a portion of the Revolving Facility (each, an “Existing Revolver

Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of the Commitments under the Revolving Facility (any such Commitments under the Revolving Facility which have been so amended, “Extended Revolving Commitments”) and to provide for other terms consistent with this Section 2.18. In order to establish any Extended Revolving Commitments, the Company shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) except as to interest rates, fees, optional redemption or prepayment terms, final maturity, and after the final maturity date, any other covenants and provisions (which shall be determined by the Company and the Extending Revolving Lenders and set forth in the relevant Revolver Extension Request), the Extended Revolving Commitment extended pursuant to a Revolver Extension Request, and the related outstandings, shall be a “Revolving Facility” (or related outstandings, as the case may be) with such other terms substantially identical to, or taken as a whole, no more favorable to the Extending Revolving Lenders, as those applicable to the Existing Revolver Tranche subject to such Revolver Extension Request (and related outstandings) (as reasonably determined by the Company), including: (i) the Effective Yield, pricing, optional prepayment or redemption terms, with respect to extensions of credit under the Extended Revolving Commitments (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield, pricing, optional redemption or prepayment terms, for extensions of credit under the Revolving Facility of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (ii) the Extension Amendment may provide for other covenants (as determined by the Company and Extending Revolving Lenders) and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Commitments); and (iii) (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Revolving Facility (and related outstandings), the Refinancing Revolving Commitments of a given Refinancing Series (and related outstandings) or the Extended Revolving Commitments of a given Extension Series (and related outstandings), in each case having an earlier Maturity Date and (C) repayments made in connection with a permanent repayment and termination of commitments under the Revolving Facility, the Refinancing Revolving Commitments of a given Refinancing Series or the Extended Revolving Commitments of a given Extension Series, in each case having an earlier Maturity Date (subject to clause (3) below)) of Loans with respect to Extended Revolving Commitments of a given Extension Series after the date of obtaining such Extended Revolving Commitments shall be made on a pro rata basis with the Revolving Commitments and all other Classes of Extended Revolving Commitments and Refinancing Revolving Commitments then existing, (2) subject to the provisions of Section 2.03(l) to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Commitments of a given Extension Series and/or Refinancing Revolving Commitments of a given Refinancing Series with a longer Maturity Date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Commitments, Extended Revolving Commitments and Refinancing Revolving Commitments in accordance with their percentage of the Commitments under the applicable Classes (and except as provided in Section 2.03(l), without giving effect to changes thereto on an earlier Maturity Date with respect to Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Loans under, and termination of, Extended Revolving Commitments of a given Extension Series after the date of obtaining such Extended Revolving Commitments shall be made on a pro rata basis with the Revolving Commitments and all other Classes of Extended Revolving Commitments and Refinancing Revolving Commitments then existing, except that the Company shall be permitted to permanently repay and terminate commitments of any such Class on a greater than a pro rata basis as compared to any other such Class with a later Maturity Date and (4) assignments and participations of Extended Revolving Commitments and Extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to the Revolving Commitments (and related outstandings) and each other Class of Extended Revolving Commitments (and related outstandings) and Refinancing Revolving Commitments (and related outstandings); provided, further, that (A) no Event of Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Revolving Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the Maturity Date of the applicable Existing Revolver Tranche, (C) at no time shall there be Commitments under revolving credit facilities hereunder (including the Revolving Commitments, Extended Revolving Commitments of each Extension Series and Refinancing Revolving Commitments of each Refinancing Series) which have more than five different Maturity Dates and (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Commitments for all purposes of this Agreement; provided that any Extended Revolving Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Commitments incurred under this Section 2.18 shall be in an aggregate principal amount that is not less than $10,000,000 (or, if less, the entire principal amount of the Revolving Commitments being extended pursuant to this under Section 2.18(b)).

(c) Extension Request. The applicable Borrower shall provide the applicable Extension Request at least five Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond (or such shorter period as agreed by the Administrative Agent), and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent and the applicable Borrower, in each case acting reasonably to accomplish the purposes of this Section 2.18. Subject to Section 11.13, no Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Commitments amended into Extended Revolving Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Lender (each, an “Extending Revolving Lender”) wishing to have all or a portion of its Revolving Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Commitments, as applicable, included in each such Extension Election.

(d) Extension Amendment. Extended Term Loans and Extended Revolving Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent and each Extending Term Lender or Extending Revolving Lender, as applicable, providing an Extended Term Loan or Extended Revolving Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Section 2.18(a) or 2.18(b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction (or waiver in accordance with such Extension Amendment) on the date thereof of each of the conditions set forth in Section 5.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Commitments (and related outstandings), as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.18 (including, without limitation, such amendments as may be considered necessary or appropriate to integrate any new Class of Extended Revolving Commitments), and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e) No Prepayment. No conversion or extension of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.18 shall constitute a voluntary or mandatory prepayment or repayment for purposes of this Agreement. This Section 2.18 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes. Payments Free of Taxes. Except as required by applicable law, any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, provided that if any Loan Party or the Administrative Agent shall be required by applicable law to deduct or withhold any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01) the Administrative Agent, any Lender or any L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions and withholdings been made, (ii) such Loan Party or the Administrative Agent, as applicable, shall make such deductions and withholdings and (iii) such Loan Party or the Administrative Agent, as applicable, shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent, each Lender and each L/C Issuer, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01(c)) paid by the

Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or a L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to subsection (a) or (b) above, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States, (A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code and that makes a Credit Extension to such Borrower shall deliver to the Company or the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent) executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and (B) any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly executed originals of IRS Form W-8ECI,

(iii) duly executed originals of IRS Form W-8IMY with all required supporting documentation,

(iv) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or

(v) duly executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made.

In addition to the foregoing, if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the requesting party to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, other than any penalties, interest or other charges attributable to gross negligence or willful misconduct on the part of the Administrative Agent, such Lender or such L/C Issuer as determined by a court of competent jurisdiction by final and nonappealable judgment) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Company or any other Person.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all of such Lender’s Eurocurrency Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders (or the Administrative Agent, in the case of clause (b) below) determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (c) the Eurocurrency Rate for any requested Interest Period with respect to an existing or proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice (which revocation the Administrative Agent agrees to give promptly upon receipt of such instruction). Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (which shall be calculated in accordance with clause (y) of the immediately preceding sentence, if applicable) in the amount specified therein to the extent available (or, in the case of a pending request for a Loan denominated in an Alternative Currency, the Company and the Lenders may establish a mutually acceptable alternative rate).

3.04 Increased Costs. Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer (except any reserve requirement reflected in the Eurocurrency Rate, other than as set forth below);

(ii) subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer); or

(iii) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to liquidity and capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that a Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurodollar funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the applicable Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to pay) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by a Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Company;

(c) any failure by a Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment of any Loan or drawing under any Letter of Credit (or interest due thereon) in a different currency from such Loan or Letter of Credit drawing; or

(d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;

including foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but excluding anticipated profits). The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank eurodollar market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders. Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or a Borrower is required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 11.13.

3.07 Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Revolving Commitments and/or the Term Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

4.01 The Guaranty. Each of the Domestic Guarantors hereby jointly and severally guarantees to each Lender, each L/C Issuer, each Lender and each Affiliate of a Lender that enters into a Secured Swap Contract or a Secured Treasury Management Agreement with a Loan Party, each other holder of the Obligations and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Domestic Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Domestic Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b) Each of the Foreign Guarantors hereby jointly and severally guarantees to each Lender, each Lender and each Affiliate of a Lender that enters into a Secured Swap Contract or a Secured Treasury Management Agreement with a Foreign Loan Party, each other holder of the Foreign Obligations and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Foreign Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Foreign Guarantors hereby further agree that if any of the Foreign Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Foreign Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Foreign Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

(c) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or other documents relating to the Obligations, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state Law.

4.02 Obligations Unconditional. The obligations of the Domestic Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Obligations, other than contingent indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made), it being the intent of this Section 4.02 that the obligations of the Domestic Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Domestic Guarantor agrees that such Domestic Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against a Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitments have expired or terminated.

(b) The obligations of the Foreign Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Foreign Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Foreign Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Obligations, other than contingent indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made), it being the intent of this Section 4.02 that the obligations of the Foreign Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Foreign Guarantor agrees that such Foreign Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against a Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Foreign Obligations have been paid in full and the Commitments have expired or terminated.

(c) Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations shall be done or omitted;

(iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

(v) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

(d) With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or other documents relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03 Reinstatement. The obligations of the Domestic Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings under any Debtor Relief Law or otherwise, and each Domestic Guarantor agrees that it will indemnify the Administrative Agent and each holder of the Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any proceedings under any Debtor Relief Law.

(b) The obligations of the Foreign Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Foreign Obligations is rescinded or must be otherwise restored by any holder of any of the Foreign Obligations, whether as a result of any proceedings under any Debtor Relief Law or otherwise, and each Foreign Guarantor agrees that it will indemnify the Administrative Agent and each holder of the Foreign Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Foreign Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any proceedings under any Debtor Relief Law.

4.04 Certain Additional Waivers. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05 Remedies. The Domestic Guarantors agree that, to the fullest extent permitted by law, as between the Domestic Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances so provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Domestic Guarantors for purposes of Section 4.01. The Domestic Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.

(b) The Foreign Guarantors agree that, to the fullest extent permitted by law, as between the Foreign Guarantors, on the one hand, and the Administrative Agent and the other holders of the Foreign Obligations, on the other hand, the Foreign Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances so provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Foreign Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Foreign Obligations being deemed to have become automatically due and payable), the Foreign Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Foreign Guarantors for purposes of Section 4.01. The Foreign Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Foreign Obligations may exercise their remedies thereunder in accordance with the terms thereof.

4.06 Rights of Contribution. The Domestic Guarantors agree among themselves that, in connection with payments made hereunder, each Domestic Guarantor shall have contribution rights against the other Domestic Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Domestic Guarantors under the Loan Documents and no Domestic Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.

(b) The Foreign Guarantors agree among themselves that, in connection with payments made hereunder, each Foreign Guarantor shall have contribution rights against the other Foreign Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Foreign Guarantors under the Loan Documents and no Foreign Guarantor shall exercise such rights of contribution until all Foreign Obligations have been paid in full and the Commitments have terminated.

4.07 Guarantee of Payment; Continuing Guarantee. The guarantee given by the Domestic Guarantors in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

(b) The guarantee given by the Foreign Guarantors in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Foreign Obligations whenever arising.

4.08 Limitation on Guaranty by Luxembourg Guarantors. Notwithstanding any provisions to the contrary in this Agreement or any other Loan Document, the maximum liability of each Luxembourg Guarantor under this Agreement and the other Loan Documents with respect to its guaranty of the Foreign Obligations (but not with respect to any borrowings made directly by such Luxembourg Guarantor if it is a Borrower or any direct or indirect Subsidiary of such Luxembourg Guarantor) shall be limited at any time to the higher of: (i) an amount not exceeding the maximum financial capacity of such Luxembourg Guarantor, such maximum financial capacity being limited to 90% of the net assets of such Luxembourg Guarantor, where net assets means such Luxembourg Guarantor’s shareholders’ equity (including the share capital, share premium, legal and statutory reserves, other reserves, profits or losses carried forward, investment subsidies and regulated provisions) (Capitaux Propres) as calculated on the basis of such Luxembourg Guarantor’s most recent financial statements (Comptes Annuels), approved by such Luxembourg Guarantor’s managers’ or shareholders’ meeting in accordance with Luxembourg company laws, available at the date of this Agreement; and (ii) an amount not exceeding the maximum financial capacity of such Luxembourg Guarantor, such maximum financial capacity being limited to 90% of the net assets of such Luxembourg Guarantor, where net assets means such Luxembourg Guarantor’s shareholders’ equity (including the share capital, share premium, legal and statutory reserves, other reserves, profits or losses carried forward, investment subsidies and regulated provisions) (Capitaux Propres) as calculated on the basis of such Luxembourg Guarantor’s most recent financial statements (Comptes Annuels), approved by such Luxembourg Guarantor’s managers’ or shareholders’ meeting in accordance with Luxembourg company laws, available at the date of the relevant payment obligation hereunder.

4.09 Limitation on Guaranty. Notwithstanding any provisions to the contrary in this Agreement or any other Loan Document, the obligations and liabilities of any Foreign Guarantor under this Article IV shall be subject to the limitations (if any) set out in the Joinder Agreement applicable to such Foreign Guarantor.

4.10 Limitation on Guaranty by Swiss Guarantors.

Notwithstanding any other provision of this Article IV, the guarantee, indemnity and other obligations of or any other Guarantor incorporated or established in Switzerland (each, a “Swiss Guarantor”) expressed to be made in this Article IV shall be limited as follows:

(a) if and to the extent that: (i) a Swiss Guarantor becomes liable under the Loan Documents, including, without limitation, this Article IV, for obligations of its Affiliates (other than obligations of its direct or indirect wholly owned Subsidiaries) or otherwise obliged to grant economic benefits to its Affiliates (other than its direct or indirect wholly owned Subsidiaries), including, for the avoidance of doubt, the granting of any security by the Swiss Guarantor or any restrictions on the Swiss Guarantor’s rights of set-off and/or subrogation or its duties to subordinate or waive claims; and (ii) complying with such obligations would constitute a re-payment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Guarantor or would otherwise be restricted under Swiss corporate law then applicable (“Restricted Obligations”), the aggregate liability of the Swiss Guarantor for Restricted Obligations shall be limited to the amount of unrestricted equity capital surplus (including the unrestricted portion of general and statutory reserves, other free reserves, retained earnings and current net profits) available for distribution as dividends to the quotaholders of the Swiss Guarantor at the time the Swiss Guarantor is required to perform under the Loan Documents; provided that this is a requirement under applicable Swiss law at that time and provided, further, that such limitation shall not discharge the Swiss Guarantor from its obligations in excess thereof, but merely postpone the performance date therefore until such times as performance is again permitted notwithstanding such limitation.

(b) If so required under applicable law (including any applicable double tax treaty) at the time it is required to make a payment under this Agreement, each Swiss Guarantor:

(i)	shall procure that such payments can be made without deduction of Swiss withholding tax (Verrechnungssteuer), or with deduction of Swiss withholding tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including any applicable tax treaty) rather than payment of the tax;

(ii)	if the notification procedure pursuant to sub-clause (i) above does not apply, deduct the Swiss withholding tax at such rate (currently 35 per cent.) as is in force from time to time, or if the notification procedure pursuant to sub-clause (i) applies for a part of the Swiss withholding tax only, deduct the Swiss withholding tax at the reduced rate resulting after discharge of part of such tax by notification under applicable law, from any payment made under this Agreement, and remit, without delay, any such taxes deducted to the Swiss Federal Tax Administration; and

(iii)	shall notify and provide evidence to the Administrative Agent that the Swiss withholding tax has been paid to the Swiss Federal Tax Administration.

Each Swiss Guarantor and any parent company of a Swiss Guarantor that is a party to this Agreement shall, as soon as possible after the deduction of the Swiss withholding tax as contemplated in this clause (b), (x) ensure that any person which is, as a result of a payment under this Agreement, entitled to a full or partial refund of such Swiss withholding tax, is in a position to apply for such refund under any applicable law (including any applicable double tax treaty) and (y) in case it has received any refund of such Swiss withholding tax, pay such refund to the Administrative Agent promptly upon receipt thereof.

(c) To the extent that any Swiss Guarantor is required to deduct from any payment a Swiss withholding tax pursuant to Section 4.10(b) above, and if the maximum amount of freely disposable shareholder equity of such Swiss Guarantor as contemplated by Section 4.10(a) above is not fully utilized, the Administrative Agent and the other holders of the applicable Obligations shall be entitled to enforce additional guarantees and security interests granted by such Swiss Guarantor until the enforcement proceeds equal an amount which (after making any deduction of Swiss withholding tax) would have resulted if no deduction of Swiss withholding tax had been required, provided that such enforcement amount (including any increased amount as provided under this clause (c)) shall in any event be limited to the maximum amount of freely disposable shareholder equity of such Swiss Guarantor as contemplated in Section 4.10(a) above.

(d) In the case of Restricted Obligations, each Swiss Guarantor shall, and any parent company of a Swiss Guarantor that is a party to this Agreement shall procure that such Swiss Guarantor will, promptly implement all such measures and/or to promptly procure the fulfillment of all prerequisites to allow it to perform its obligations under this Article IV in a manner that minimizes any limitations contemplated by this Section 4.10, and to allow the Administrative Agent (and the holders of the applicable Obligations) prompt use of the proceeds from the guarantees and security provided by each such Swiss Guarantor, including the following:

(i)	preparation of an up-to-date audited balance sheet of such Swiss Guarantor;

(ii)	confirmation of the auditors of such Swiss Guarantor as to the maximum amount of freely distributable profits of such Swiss Guarantor;

(iii)	conversion of restricted reserves of such Swiss Guarantor into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law);

(iv)	revaluation of hidden reserves of such Swiss Guarantor (to the extent permitted by mandatory Swiss law);

(v)	to the extent permitted by applicable law and Swiss accounting standards, write-up or realize any of any assets of such Swiss Guarantor that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for such Swiss Guarantor’s business (nicht betriebsnotwendig);

(vi)	approval by a shareholders’ meeting of such Swiss Guarantor of any (resulting) profit distribution; and

(vii) all such other measures necessary or useful to allow such Swiss Guarantor to make the payments agreed hereunder in a manner that minimizes any limitations contemplated by this Section 4.10.

4.11 Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party (or Foreign Loan Party, in the case of a Qualified ECP Guarantor that is a Foreign Loan Party) to honor all of its obligations under this Guaranty in respect of Obligations (or Foreign Obligations, as applicable) consisting of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 4.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 4.11, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 4.11 shall remain in full force and effect until the circumstances described in Section 11.20(b) shall have occurred. Each Qualified ECP Guarantor intends that this Section 4.11 constitute, and this Section 4.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party (or Foreign Loan Party, in the case of a Qualified ECP Guarantor that is a Foreign Loan Party) for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE V

CONDITIONS PRECEDENT

5.01 Conditions Precedent to Initial Credit Extensions on the Closing Date.

The initial Credit Extensions shall not be made until the date on which all of the following conditions have been satisfied or waived in accordance with the terms of this Agreement:

(a) Loan Notice. Receipt by the Administrative Agent of a Request for Credit Extension with respect to each proposed Credit Extension to be made on the Closing Date in accordance with the requirements hereof.

(b) Loan Documents. Receipt by the Administrative Agent of executed counterparts of (i) this Agreement, (ii) each Note (to the extent requested by any Lender at least two Business Days in advance of the Closing Date), (iii) the U.S. Security Agreement, (iv) each English Security Document described in clauses (a) and (b) of the definition thereof, each in form and substance satisfactory to the Administrative Agent, (v) the Irish Security Document described in clause (a) of the definition thereof, in form and substance satisfactory to the Administrative Agent, (vi) each Lux Security Document described in clauses (a), (b), (c) and (d) of the definition thereof, each in form and substance satisfactory to the Administrative Agent, (vii) each Cayman Security Document described in clause (a) of the definition thereof, each in form and substance satisfactory to the Administrative Agent and (viii) the Swiss Security Document described in clause (a) of the definition thereof, each in form and substance satisfactory to the Administrative Agent, and in the case of clauses (i) through (viii) above, each properly executed by a Responsible Officer of each Loan Party party thereto and, in the case of this Agreement, by each Lender.

(c) Opinions of Counsel. Receipt by the Administrative Agent of legal opinions of (i) Davis Polk & Wardwell LLP, New York counsel to the Loan Parties, (ii) Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the Loan Parties organized in Delaware, (iii) White & Case LLP, English counsel to the Administrative Agent, (iv) Matheson, Irish counsel to the Administrative Agent, (v) Arendt & Medernach SA, Luxembourg counsel to the Administrative Agent, (vi) Mourant Ozannes, Cayman Islands counsel to the Administrative Agent and (vii) Homburger AG, Swiss counsel to the Administrative Agent and, in each case, addressed to the Administrative Agent, each L/C Issuer and each Lender, dated as of the Closing Date, and in form and substance reasonably satisfactory to, the Administrative Agent.

(d) No Target Material Adverse Effect. (i) Since December 31, 2013 until February 2, 2015 and (ii) since February 2, 2015 there shall not have occurred and be continuing any event, occurrence, revelation or development of a state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Target Material Adverse Effect.

(e) Limited Representations and Warranties. The Specified Representations and the Merger Agreement Representations shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality, shall be true and correct in all respects).

(f) Target Acquisition. Prior to or substantially concurrently with the initial Borrowing on the Closing Date, the Target Acquisition shall have been consummated in accordance with the terms of the Merger Agreement and the Merger Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision or condition therein waived, and neither the Parent nor any affiliate thereof shall have consented to any action which would require the consent of the Parent or such affiliate under the Merger Agreement, if such alteration, amendment, change, supplement, waiver or consent would be adverse to the interests of the Lenders in any material respect, in any such case without the prior written consent of the Arrangers (such consent not to be unreasonably withheld) (it being understood and agreed that any alteration, supplement, amendment, modification, waiver or consent that (a) decreases the purchase price in respect of the Target Acquisition by 10% or more other than purchase price adjustments pursuant to the express terms of the Merger Agreement shall be deemed to be adverse to the interests of the Lenders in a material respect, (b) any increase in the purchase price in respect of the Target Acquisition shall not be deemed to be adverse to the interests of the Lenders in any material respect, so long as such increase is funded solely by the issuance of the Parent of common equity, or (c) modifies the so-called “Xerox” provisions of the Merger Agreement providing protection with respect to exclusive jurisdiction, waiver of jury trial, liability caps and third party beneficiary status for the benefit of the Arrangers, the Lenders and their respective affiliates shall be deemed to be adverse to the interests of the Lenders in a material respect).

(g) Refinancing. The Administrative Agent shall have received evidence that all obligations of each of the Parent and its Subsidiaries and the Target and its Subsidiaries with respect to the Indebtedness being refinanced pursuant to the Refinancing shall have been (or shall, substantially concurrently with the funding of the Term A-1 Loans, Term A-2 Loans, Term B-1 Loans and Term B-2 Loans on the Closing Date, be) paid in full, and all commitments, security interests and guaranties in connection therewith shall have been (or shall, substantially concurrently with the funding of the Term A-1 Loans, Term A-2 Loans, Term B-1 Loans and Term B-2 Loans on the Closing Date, be) terminated and released. After giving effect to the consummation of the Transaction, the Parent and its Subsidiaries shall have no outstanding preferred equity or Indebtedness, except for Indebtedness incurred pursuant to (i) the Senior Notes, (ii) the Loan Documents, (iii) Indebtedness permitted under Section 8.03(b), (c) or (e) and (iv) Indebtedness expressly permitted to remain outstanding after the Closing Date pursuant to the Merger Agreement.

(h) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of a certificate of each Loan Party, dated the date of the Closing Date (the statements made in such certificate shall be true and correct on and as of the Closing Date), certifying as to each of the following:

(i) copies of the Organization Documents of each Loan Party certified to be true and complete as of the date of the resolutions referred to in clause (ii) below were adopted by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary (or, in the case of a Loan Party incorporated under the laws of England and Wales, a director) of such Loan Party to be true and correct as of the Closing Date;

(ii) such certificates of resolutions or other action, incumbency certificates (if applicable in the relevant jurisdiction) and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly incorporated, organized or formed, and is validly existing, in good standing and qualified to engage in business in its state or jurisdiction of incorporation, organization or formation (if applicable).

(i) Financial Statements. The Administrative Agent shall have received (1) audited consolidated balance sheets and related statements of income and cash flows of each of the Parent and the Target for the most recent three fiscal years ended at least 90 days prior to the Closing Date, (2) unaudited consolidated balance sheets and related statements of income and cash flows of each of the Parent and the Target for each fiscal quarter ended after the close of its most recent fiscal year and at least 45 days prior to the Closing Date and (3) pro forma consolidated financial statements (including a consolidated balance sheet and related statements of income and cash flow) of the Parent and its Subsidiaries (including the Target and its Subsidiaries) meeting the requirements of Regulation S-X for registration statements (as if such a registration statement for a debt issuance of the Company became effective on the Closing Date) on Form S-1 and a pro forma consolidated statement of income of the Parent for the twelve-month period ending on the last day of the most recently completed four fiscal quarter period ended at least 45 days before the Closing Date, prepared after giving effect to the Transaction as if the Transaction had occurred at the beginning of such period. The Administrative Agent hereby acknowledges receipt of (i) the audited financial statements referred to in clause (1) above of each of the Parent and the Target as of, and for the years ended, December 31, 2012, 2013 and 2014 and (ii) the unaudited financial statements of each of the Parent and the Target referred to in clause (2) above as of, and for the period ended, March 31, 2015.

(j) Solvency Certificate. Receipt by the Administrative Agent of a certificate of Parent in the form of Exhibit 5.01(j), dated the Closing Date, signed by the chief financial officer of the Parent.

(k) Lien Searches. Receipt by the Administrative Agent of completed customary searches dated on or before the Closing Date, including all effective financing statements filed in the jurisdictions of organization of each Loan Party that name such Loan Party as debtor, together with copies of such other financing statements.

(l) Collateral. The Administrative Agent shall have received the following:

(i) UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(ii) to the extent required under the laws of the relevant jurisdiction for perfecting (or achieving the required priority with respect to) a security interest in Equity Interests pledged as Collateral for the Obligations (or any portion thereof), all certificates evidencing such Equity Interests (which, in the case of security interests whose perfection is governed by Article 8 of the UCC, shall be limited to those that constitute “certificated securities” within the meaning of Section 8-102(a)(4) of the UCC) that are issued by any Subsidiary of Parent and that are pledged to the Administrative Agent pursuant to any Collateral Document together with duly executed in blank, undated stock powers attached thereto;

(iii) evidence of the completion of all other recordings and filings of, or with respect to, any Collateral Document as may be required pursuant to such Collateral Document and necessary or, in the reasonable opinion of the Administrative Agent, desirable, to perfect the security interests intended to be created by the Collateral Documents; and

(iv) evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect and protect the security interests purported to be created by the Collateral Documents and that are required to be taken pursuant to the Collateral Documents have been taken;

provided that, notwithstanding the foregoing, to the extent any Collateral may not be perfected by (A) the filing of a UCC financing statement (or the equivalent thereof in any applicable jurisdiction), or (B) taking delivery and possession of a stock certificate of each Borrower and each direct and indirect holding company thereof (other than the Parent), as well as each material direct or indirect wholly-owned Domestic Subsidiary of the Company (other than a Foreign Holdco) (provided that such certificates of the Target and its material wholly-owned domestic Restricted Subsidiaries will be required to be delivered on the Closing Date only to the extent received from Target after the Company’s use of commercially reasonable efforts to do so), if the perfection of the Administrative Agent’s security interest in such Collateral may not be accomplished prior to the Closing Date after the Company’s use of commercially reasonable efforts to do so and without undue burden and expense, then the perfection of the security interest in such Collateral shall not constitute a condition precedent under this Section 5.01(l) but, instead, may be accomplished within 90 days after the Closing Date (which date may be extended by the Administrative Agent in its reasonable discretion).

(m) Fees and Expenses. To the extent invoiced at least three Business Days prior to the Closing Date, all costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated by the Fee Letter or as otherwise agreed by the parties thereto, payable to the Administrative Agent, the Arrangers, the Co-Managers and the Lenders shall have been paid to the extent due.

(n) PATRIOT ACT, KYC etc. The Administrative Agent and the Lenders shall have received, at least five days prior to the Closing Date, all documentation and other information regarding Parent, each Borrower and each Guarantor, as required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act, to the extent requested at least 10 days prior to the Closing Date.

(o) Process Agent Appointment Letter. Subject to Section 7.19(b), the Administrative Agent shall have received a copy of a letter appointing a process agent reasonably acceptable to the Administrative Agent as process agent for each Designated Borrower pursuant to Section 11.14(d) in form and substance reasonably satisfactory to the Administrative Agent.

(p) Re-Allocation Agreement. Receipt by the Administrative Agent of counterparts of the Re-Allocation Agreement properly executed by each Lender.

(q) Senior Notes. The Company shall have received gross cash proceeds of not less than $600,000,000 from the issuance of the Senior Notes.

(r) Closing Date Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Company certifying that the conditions specified in Sections 5.01(d) and (e) have been satisfied.

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02 Conditions to Credit Extensions After the Closing Date. The obligation of each L/C Issuer and each Lender to honor any Request for Credit Extensions after the Closing Date is subject to the following conditions precedent:

(a) The representations and warranties of each Loan Party contained in Article VI or any other Loan Document, shall be true and correct in all material respects (except when qualified by materiality, in which case they shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (except when qualified by materiality, in which case they shall be true and correct in all respects).

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the Applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Credit Extension to be made on the Closing Date) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and 5.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent, the L/C Issuers and the Lenders on the date of each Credit Extension made after the Closing Date and, with respect to Sections 6.01(a)(i) and (b)(i), 6.02(a) and (b), 6.03(a), 6.04, 6.14(b) and (c), 6.18(a), 6.19, 6.21(c) and 6.22(b), on the Closing Date, that:

6.01 Existence.

(a) Each Loan Party (i) is duly incorporated, organized, validly existing and in good standing (or, if applicable, the equivalent status in any foreign jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (iii) is duly qualified as a foreign corporation or limited liability company and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except in the case of clauses (ii) and (iii) to the extent that such failure would not have a Material Adverse Effect.

(b) Each Restricted Subsidiary that is not a Loan Party (other than any Immaterial Subsidiaries) (i) is duly organized, validly existing and in good standing (or, if applicable, the equivalent status in any foreign jurisdiction) under the Laws of the jurisdiction of its organization, (ii) has the corporate or organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (iii) is duly qualified as a foreign corporation or limited liability company and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except in the case of clauses (i) through (iii) to the extent that such failure would not have a Material Adverse Effect.

6.02 Corporate Power; Authorization.

(a) Each Loan Party has the corporate or other power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to obtain Credit Extensions hereunder.

(b) Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the Credit Extensions on the terms and conditions of this Agreement.

(c) Except as could not reasonably be expected to have a Material Adverse Effect, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the Credit Extensions or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 6.02, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect and (ii) the filings to perfect the Liens created by the Collateral Documents.

6.03 No Contravention. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the Borrowings hereunder and the use of the proceeds thereof will not (a) violate the Organization Documents of any of the Loan Parties, (b) except as could not reasonably be expected to have a Material Adverse Effect, violate any Law or any Contractual Obligation of the Parent or any of its Restricted Subsidiaries or (c) result in, or require, the creation or imposition of any Lien on any of the Parent’s or any of its Restricted Subsidiaries’ respective properties or revenues, in each case pursuant to any Law or any such Contractual Obligation (other than any Permitted Lien).

6.04 Binding Effect. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms except as may be limited by applicable Debtor Relief Laws, concepts of reasonableness and general principles of equity.

6.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present, in all material respects, the consolidated financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case, to the extent required to be reflected thereon pursuant to GAAP.

(b) The financial statements delivered pursuant to Sections 7.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Sections 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Parent and its Subsidiaries as of the dates thereof and for the periods covered thereby.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.06 Litigation. Except as set forth on Schedule 6.06, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened against the Parent or any of its Restricted Subsidiaries or against any of their properties or revenues which, taken as a whole, (a) are material with respect to any of the Loan Documents or (b) could reasonably be expected to have a Material Adverse Effect.

6.07 No Default. No Default has occurred and is continuing.

6.08 Ownership of Property. Each Loan Party and each of its Restricted Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property (other than IP Rights), in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except for Permitted Liens.

6.09 Environmental Compliance. Other than exceptions to any of the following that could not reasonably be expected to have a Material Adverse Effect: none of the Parent or any of its Restricted Subsidiaries (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law; or (b) has become subject to any Environmental Liability.

6.10 Insurance. The properties of the Loan Parties and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Restricted Subsidiary operates. The property and general liability insurance coverage of the Loan Parties as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.

6.11 Taxes. Each Loan Party and its Restricted Subsidiaries (a) has filed or caused to be filed all federal, state, provincial and other Tax returns that are required to be filed and (b) has paid all Taxes shown to be due and payable on said returns and all other Taxes imposed on it or any of its property by any Governmental Authority (other than the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which any reserves required in conformity with GAAP have been provided on the books of such Loan Party or such Restricted Subsidiary, as the case may be), except in each case under clauses (a) and (b) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.12 ERISA Compliance.

(a) Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination or opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code, or an application for such a letter is currently being processed by the IRS or is not required to be obtained. To the knowledge of the Responsible Officers of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Responsible Officers of the Loan Parties, there has been no violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and no Loan Party nor any Restricted Subsidiary reasonably expects to incur any liability under Title IV of ERISA; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that is reasonably likely to be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Plan that is subject to Title IV of ERISA has been terminated by the plan administrator thereof other than under Section 4041(b) of ERISA nor by the PBGC within the last five years, no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any active Plan, and to the knowledge of the Responsible Officers of the Loan Parties, no Multiemployer Plan has been terminated within the last five years and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any active Multiemployer Plan.

6.13 Subsidiaries. Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date of each Subsidiary, together with (i) jurisdiction of organization, and (ii) percentage of outstanding shares of each class owned (directly or indirectly) by the Parent or any Subsidiary, (iii) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights (other than stock options granted to officers, employees or directors and directors’ qualifying shares) with respect thereto, and (iv) if applicable, identification of any such Subsidiary as an Immaterial Subsidiary.

6.14 Use of Proceeds; Margin Regulations; Investment Company Act.

(a) All proceeds of the Loans will be used for the purposes specified in Section 7.11.

(b) No part of the proceeds of any Loans, and no other Credit Extensions, will be used for “buying” or “carrying” any “margin stock” (“Margin Stock”) within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect in violation of Regulation U.

(c) No Loan Party is required to be registered as an “investment company”, as defined in the Investment Company Act of 1940.

6.15 Disclosure. The statements and information (excluding the projections and pro forma financial information referred to below) furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, did not contain, on the date on which such information or statement was so furnished, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Loan Parties to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

6.16 Compliance with Laws.

(a) Each Loan Party and its respective Restricted Subsidiaries is in compliance with all Laws except to the extent that any such failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b) Any Loan Party incorporated in Luxembourg complies with the legal requirements of the Luxembourg law of 31 May 1999, as amended, regarding the domiciliation companies.

6.17 Intellectual Property. Each Loan Party and each Restricted Subsidiary owns, or has a valid license to use, all the trademarks, service marks, trade names, trade secrets, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP

Rights”) necessary for the conduct of its business as currently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and each such IP Right is free and clear of all Liens, except for Permitted Liens. To each Loan Party’s knowledge, no holding, injunction, decision or judgment has been rendered by any Governmental Authority and no Loan Party nor any of its Restricted Subsidiaries has entered into any settlement stipulation or other agreement (except license agreements in the ordinary course of business) which would limit, cancel or question the validity of, or any Loan Party’s rights in, any IP Rights in any respect that would reasonably be expected to have a Material Adverse Effect. To each Loan Party’s knowledge, no claim has been asserted or threatened or is pending by any Person challenging or questioning the use by the Parent or its Restricted Subsidiaries of any IP Rights or the validity or effectiveness of any IP Rights, except as could not reasonably be expected to have a Material Adverse Effect. The use of IP Rights by the Loan Parties and their respective Restricted Subsidiaries does not infringe on the rights of any Person in a manner that would reasonably be expected to have a Material Adverse Effect. The Loan Parties and their respective Subsidiaries take all reasonable actions that in the exercise of their reasonable business judgment should be taken to protect their IP Rights, including IP Rights that are confidential in nature, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.17 is a complete and accurate list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Closing Date.

6.18 Solvency. On the Closing Date, (a) the Parent and its Subsidiaries are Solvent on a consolidated basis and (b) no Designated Borrower is subject to any proceeding under any Debtor Relief Laws.

6.19 Perfection of Security Interests in the Collateral. The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens, upon the recording, filing or completion of any other action required by the Collateral Documents, will be perfected security interests and Liens, prior to all other Liens other than Permitted Liens on such Collateral, except to the extent that perfection of such security interests and Liens are not required by the Loan Documents; provided that the making of this representation and warranty pursuant to Section 5.01(e), and at any time during the 90-day period following the Closing Date, shall be subject to the proviso to Section 5.01(l).

6.20 Business Locations; Taxpayer Identification Number. Set forth on Schedule 6.20(a) is a list of all real property with a value in excess of $20,000,000 located in the United States that is owned or leased by the Loan Parties as of the Closing Date. Set forth on Schedule 6.20(b) is a list of all locations in the United States where any tangible personal property of any Loan Party is located as of the Closing Date. Set forth on Schedule 6.20(c) is the chief executive office, tax payer identification number and organizational identification number of each Loan Party (in each case, to the extent such concepts or equivalent concepts are relevant in the applicable jurisdiction of incorporation or organization) as of the Closing Date. The exact legal name and state (or other applicable jurisdiction) of organization of each Loan Party is as set forth on the signature pages hereto. Except as set forth on Schedule 6.20(d), no Loan Party has during the five years preceding the Closing Date (i) changed its legal name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation, amalgamation or other change in structure.

6.21 Anti-Terrorism Laws; OFAC.

(a) Neither any Loan Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.) (as amended, the “Trading with the Enemy Act”). To the extent applicable, the Loan Parties and their Subsidiaries are in compliance in all material respects with (i) the Trading with the Enemy Act, (ii) the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto and (iii) the Act.

(b) No Loan Party (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (ii) is a Person on the list of “Specially Designated Nationals and Blocked Persons” or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

(c) No Borrower will directly or, to the knowledge of any Borrower, indirectly, use the proceeds of the Loans or Letters of Credit or lend, contribute, or otherwise make available such proceeds to any Person, for the purpose of financing activities of or with any Person that, at the time of such financing, is the subject of any U.S. sanctions administered by OFAC, except to the extent licensed by OFAC or otherwise authorized under U.S. law.

6.22 Anti-Corruption Laws; FCPA.

(a) To the extent applicable, each of the Loan Parties and their Subsidiaries is in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq. (the “FCPA”), and any foreign counterpart thereto.

(b) No part of the proceeds of any Loan or any Letter of Credit will be used, directly or, to the knowledge of any Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to improperly obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-bribery law.

6.23 COMI. With respect to each Loan Party subject to the European Insolvency Regulation, its centre of main interest (centre des intérêts principaux) (as that term is used in Article 3(1) of the European Insolvency Regulation) is situated in its jurisdiction of incorporation and, with respect to each Loan Party incorporated in Luxembourg, the office (administration centrale) and the place of effective management (siège de direction effective) are located at the place of their registered office (siège statutaire) in Luxembourg.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than Obligations for indemnification, expense reimbursement, tax gross-up or yield protection for which no claim has been made) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall and shall cause each Restricted Subsidiary to (except that the obligations under Sections 7.01, 7.02 and 7.03 shall be obligations of the Parent only):

7.01 Financial Statements. Deliver to the Administrative Agent (for delivery to each Lender):

(a) as soon as available but in any event within 90 days after the end of each fiscal year of the Parent, a copy of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Parent, the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such quarter, the related unaudited consolidated statement of income for such quarter and the related unaudited consolidated statements of income and cash flows for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments and the lack of notes).

As to any information contained in materials furnished pursuant to Section 7.02(d), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Parent to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

7.02 Certificates; Other Information. Deliver to the Administrative Agent (for delivery to each Lender or, in the case of Section 7.02(f), to the relevant Lender):

(a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants (i) reporting on such financial statements and (ii) stating, to the extent not inconsistent with the policies of such independent certified public accountants, that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

(b) (i) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and 7.01(b), (x) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company (including (1) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (2) a reasonably detailed calculation of the Available Amount as of the last day of the last fiscal quarter covered by such Compliance Certificate), (y) supplements to Schedule 6.13, such that, as supplemented, such Schedule would be accurate and complete, in all material respects, as of such date and (z)(1) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (2) a list identifying each Subsidiary of the Company as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirming that there is no change in such information since the later of the Closing Date and the date of the last such list and (ii) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company setting forth the amount, if any, of Excess Cash Flow for the fiscal year then ended together with the calculation thereof in reasonable detail;

(c) as soon as available, and in any event no later than sixty (60) days after the end of each fiscal year of the Parent, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Parent and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income);

(d) promptly after the same are available, copies of each annual report, proxy or financial statement sent to the equityholders of any Loan Party;

(e) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any Restricted Subsidiary, or any audit of any of them;

(f) promptly after the furnishing thereof, copies of any material written notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt, Permitted Unsecured Refinancing Debt or Indebtedness incurred under Section 8.03(f), in each case, in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of Section 7.01, 7.02 or 7.03; and

(g) promptly, such additional information regarding the business, financial or corporate affairs of the Parent or any Restricted Subsidiary as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01(a) or 7.01(b) or Section 7.02(d) or Section 7.02(f) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent, the Arrangers, the 2017 Refinancing Arranger and/or the Co-Managers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that so long as the Parent is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC”, the Company shall be deemed to have authorized the Administrative Agent, the Arrangers, the 2017 Refinancing Arranger, the Co-Managers, the L/C Issuers and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company or its securities for purposes of

United States federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information”; and (z) the Administrative Agent, the Arrangers, the 2017 Refinancing Arranger and the Co-Managers shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not marked as “Public Side Information”. Notwithstanding the foregoing, the Company shall be under no obligation to mark any Company Materials “PUBLIC”.

7.03 Notices. Promptly upon a Responsible Officer of the Parent or the Company obtaining knowledge thereof, give notice to the Administrative Agent (who shall promptly notify each Lender) of:

(a) the occurrence of any Default;

(b) any litigation, investigation or proceeding (x) which may exist at any time between the Parent or any of its Restricted Subsidiaries and any other Person, that in either case, could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Loan Document;

(c) the following events, to the extent that, individually or in the aggregate, they could reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within 30 days after a Responsible Officer of the Parent or the Company knows thereof: (i) the occurrence of any Reportable Event with respect to any Pension Plan, a failure to make any required contribution to a Pension Plan, the creation of any Lien in favor of the PBGC or a Pension Plan or any withdrawal from, or the termination, reorganization or insolvency of, any Multiemployer Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC or the Parent or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization or insolvency of, any Pension Plan, and (iii) the occurrence of any similar events with respect to a Pension Plan that would reasonably be likely to result in a direct obligation of the Parent or any of its Restricted Subsidiaries to pay money;

(d) any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

(e) the incurrence or issuance of any Indebtedness for which a mandatory prepayment is required pursuant to Section 2.05(b)(v); and

(f) any announcement by Moody’s or S&P of any change in a rating of any Facility.

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04 Payment of Taxes. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material Taxes (other than Indebtedness), except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves required in conformity with GAAP with respect thereto have been provided on the books of the Parent or its Restricted Subsidiaries, as the case may be, or (b) to the extent that failure to pay or satisfy such obligations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.05 Preservation of Existence, Etc.

(a) Preserve, renew and keep in full force and effect its corporate or other existence and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 8.04 and except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.06 Maintenance of Properties. Keep all property useful and necessary in its business in reasonably good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material IP Rights, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.07 Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

(b) Subject to Section 7.19(b), cause the Administrative Agent to be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

7.08 Compliance with Laws. Comply with the requirements of all Laws except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) in the case of any Loan Party incorporated in Luxembourg, comply with the legal requirements of the Luxembourg law of 31 May 1999, as amended, regarding the domiciliation of companies.

7.09 Books and Records. Keep proper books of records and account in which full, true and correct entries in conformity with all Laws shall be made of all material dealings and transactions in relation to its business and activities and which permit the preparation of consolidated financial statements in accordance with GAAP or generally accepted accounting principles applicable in such Person’s jurisdiction of organization (as applicable).

7.10 Inspection Rights. Permit the Administrative Agent and representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice and during normal business hours (provided that such visits shall be coordinated by the Administrative Agent, and in no event shall there be more than one such visit per year except during the continuance of an Event of Default).

(b) Permit representatives of the Administrative Agent or any Lender to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Parent and its Restricted Subsidiaries with officers and employees of the Parent and its Restricted Subsidiaries.

(c) Permit representatives of the Administrative Agent to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Parent and its Restricted Subsidiaries with its independent certified public accountants; provided that (i) any such discussions with the Parent’s independent certified public accountants at the Parent’s expense shall, except while an Event of Default has occurred and is continuing, be limited to one meeting per calendar year and (ii) a Responsible Officer shall be offered the opportunity to be present. The Company shall not be deemed to be in breach of this subsection (c) to the extent that such accountants refuse to have such discussions in spite of the Company’s instructions to such accountants to have such discussions.

7.11 Use of Proceeds. Use the proceeds of (I) (a) the Term A-1 Loans, Term A-2 Loans, Term B-1 Loans and Term B-2 Loans to finance (i) the Target Acquisition, (ii) the Refinancing and (iii) fees and expenses incurred in connection with the Transaction; and (b) the Revolving Loans to finance working capital, capital expenditures and other lawful corporate purposes, including to make permitted Restricted Payments, Permitted Acquisitions and Investments permitted by Section 8.02, provided that no Loans under the Revolving Facility may be utilized to finance the Target Acquisition or the Refinancing or to pay the fees and expenses incurred in connection with the Transaction. Notwithstanding the foregoing, the Borrowers shall ensure that no proceeds of any Loans are used, directly or indirectly, in Switzerland at any time; and (II) the 2017 Refinancing Term A-1 Loans, the 2017 Refinancing Term A-2 Loans, the 2017 Refinancing Term B-1 Loans and the 2017 Refinancing Term B-1 Loans to repay principal on the outstanding portion of the Term A-1 Loans, Term A-2 Loans, Term B-1 Loans and Term B-2 Loans (as applicable), in each case to the extent such Term Loans are not subject to the 2017 Refinancing Term Loan Exchange.

7.12 Additional Subsidiaries. Within thirty (30) days (or such longer period as may be agreed by the Administrative Agent in its sole discretion) after (x) (i) the acquisition or formation of any Domestic Subsidiary by the Company (other than an Unrestricted Subsidiary) or (ii) the acquisition or formation of any Subsidiary by Lux Intermediate Holdco (other than an Unrestricted Subsidiary), (y) any Restricted Subsidiary ceases to be an Immaterial Subsidiary or (z) any Restricted Subsidiary that is a non-Wholly Owned Subsidiary becomes a Wholly Owned Subsidiary:

(a) notify the Administrative Agent thereof in writing, together with the (A) jurisdiction of formation, (B) number of shares of each class of Equity Interests outstanding, (C) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Parent or any Restricted Subsidiary and (D) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(b) in the case of any Restricted Subsidiary of the Company that is not an Immaterial Subsidiary and is not a Restricted Subsidiary of Lux Intermediate Holdco, (A) if such Subsidiary is a Domestic Subsidiary (other than a Foreign Holdco) that is a Wholly Owned Subsidiary, cause such Person to become a Guarantor of all of the Obligations by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, (B) if the circumstances in clause (A) apply, upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel with respect to such Guarantor, all in form, content and scope reasonably satisfactory to the Administrative Agent and (C) grant Liens in respect of its property and assets in the manner required under Section 7.14; and

(c) in the case of any Restricted Subsidiary of Lux Intermediate Holdco that is not an Immaterial Subsidiary (and subject to the Guaranty and Security Principles), (A) if such Restricted Subsidiary is a Wholly Owned Subsidiary, cause such Person to become a Guarantor of the Foreign Obligations of the Designated Borrowers, (B) if the circumstances in clause (A) apply, upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel with respect to such Guarantor, all in form, content and scope reasonably satisfactory to the Administrative Agent, and (C) grant Liens in respect of its property and assets in the manner required under Section 7.14.

Notwithstanding the foregoing, the requirements of this Section 7.12 shall not apply with respect to any Subsidiary the assets of which constitute “Excluded Property” pursuant to clause (g) of the definition of “Excluded Property”.

7.13 Further Assurances. From time to time, execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the Administrative Agent, the Lenders and the other holders of the Obligations with respect to the Collateral as to which the Administrative Agent has a perfected Lien pursuant hereto or thereto, including, without limitation, filing any financing or continuation statements or amendments to financing statements under the UCC (or any equivalent filings under other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

7.14 Pledged Assets. Equity Interests.

(i) To secure the Direct U.S. Loan Party Obligations, cause, in the case of any Domestic Loan Party, to the maximum extent permitted by applicable Law, (A) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary (other than any Foreign Holdco) of such Domestic Loan Party and (B) 65% of the issued and outstanding Equity Interests and CPECs entitled to vote (x) of each First Tier Foreign Subsidiary of such Domestic Loan Party and (y) of each Foreign Holdco directly owned by such Domestic Loan Party, in each case to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent (for the benefit of each holder of the Direct U.S. Loan Party Obligations) pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein (other than any actions required by the laws of any foreign jurisdiction), all in form and substance reasonably satisfactory to the Administrative Agent;

(ii) Subject to the Guaranty and Security Principles, to secure the Foreign Obligations, to the maximum extent permitted by applicable Law, cause 100% of the issued and outstanding Equity Interests of each U.S. Subsidiary of the Parent to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent (for the benefit of each holder of Foreign Obligations) pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein (other than any actions required by the laws of any foreign jurisdiction), all in form and substance reasonably satisfactory to the Administrative Agent; and

(iii) Subject to the Guaranty and Security Principles, to secure the Foreign Obligations, to the maximum extent permitted by applicable Law, cause 100% of the issued and outstanding Equity Interests of each non-U.S. Subsidiary of the Parent (other than any Immaterial Subsidiary) to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent (for the benefit of each holder of Foreign Obligations) pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein (other than any actions required by the laws of any foreign jurisdiction), all in form and substance reasonably satisfactory to the Administrative Agent.

(b) Other Property of Domestic Loan Parties. (i) Cause all property (other than Excluded Property) of each Domestic Loan Party to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent (for the benefit of each holder of the Obligations (including the Foreign Obligations)) to secure the Obligations (including the Foreign Obligations) pursuant to the terms and conditions of, and subject to the limitations set forth in, the Collateral Documents, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding anything herein, no Domestic Loan Party shall be required to enter into deposit account control agreements or securities account control agreements.

(c) Other Property of Foreign Subsidiaries of Lux Intermediate Holdco. To the extent required under and in accordance with the terms of Section 7.12(c), and subject to the Guaranty and Security Principles, (i) cause all property (other than Excluded Property) of each non-U.S. Restricted Subsidiary of Lux Intermediate Holdco other than any Immaterial Subsidiary) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent (for the benefit of each holder of Foreign Obligations) to secure the Foreign Obligations pursuant to the terms and conditions of, and subject to the limitations set forth in, the Collateral Documents, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding anything herein, no Foreign Loan Party shall be required to enter into deposit account control agreements or securities account control agreements.

7.15 COMI. With respect to each Loan Party subject to the European Insolvency Regulation, not knowingly, without the prior written consent of the Administrative Agent, change its centre of main interest (as that term is used in Article 3(1) of the European Insolvency Regulation).

7.16 Ratings. Parent and the Company shall use commercially reasonable efforts to obtain and maintain (i) a public corporate family rating of the Company and a rating of each

Facility, in each case from Moody’s, and (ii) a public corporate credit rating of the Company and a rating of each Facility, in each case from S&P (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Company of customary rating agency fees and cooperation with information and data requests by Moody’s and S&P in connection with their ratings process).

7.17 Designation of Subsidiaries.

The Company may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that, (a) immediately before and after such designation, no Default shall have occurred and be continuing, (b) in the case of a designation of a Subsidiary as an Unrestricted Subsidiary, an Investment in the amount of the fair market value of such Subsidiary would be permitted at such time, (c) immediately before and after giving effect to any such designation, the Loan Parties shall be in compliance with the financial covenant set forth in Section 8.11 (irrespective of whether such covenant is otherwise applicable) on a Pro Forma Basis (and the Administrative Agent shall have received a Pro Forma Compliance Certificate demonstrating compliance with the foregoing) and (d) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt, Permitted Unsecured Refinancing Debt or any Indebtedness incurred under Section 8.03(f). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Company in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined in good faith by the Company at the date of such designation of the Company’s or its Subsidiary’s (as applicable) Investment in such Subsidiary; provided that in no event shall any such return on any Investment by the Company in an Unrestricted Subsidiary be duplicative of any return that increases the Available Amount pursuant to the definition thereof.

7.18 Margin Regulations. If, at any time, more than 25% of the assets of the Parent and the Restricted Subsidiaries that are subject to Section 8.01 or Section 8.05 consists of Margin Stock, the Parent shall notify the Administrative Agent thereof and shall, if requested by any Lender, provide such Lender with a purpose statement on Form U-1 or Form G-3, as appropriate.

7.19 Post-Closing Obligations

(a) In the event that the Post-Closing Reorganization steps described in steps 5, 9 and 10 of Schedule 1.01 are completed, the Company shall notify the Administrative Agent thereof, and the Loan Parties shall deliver, or cause to be delivered, each of the items set forth on Part A of Schedule 7.19 hereto on or prior to the dates set forth therein.

(b) The Loan Parties shall deliver, or cause to be delivered, each of the items set forth on Parts B, C, D and E of Schedule 7.19 hereto on or prior to the dates set forth therein.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than Obligations for indemnification, expense reimbursement, tax gross-up or yield protection for which no claim has been made) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

8.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document and Liens in favor of any L/C Issuer to cash collateral pledged under Section 2.14;

(b) Liens existing on the date hereof and, in the case of any such Lien securing an amount in excess of $250,000, listed on Schedule 8.01 and any renewals, refinancings or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 8.03(b) and (iii) any renewal, refinancing or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

(c) Liens (other than Liens imposed under ERISA) for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required by GAAP;

(d) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);

(i) Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition;

(j) licenses, leases or subleases granted to others not interfering in any material respect with the business of the Parent or any of its Restricted Subsidiaries;

(k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases not prohibited by this Agreement;

(l) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(m) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(n) Liens of sellers of goods to the Parent and its Restricted Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(o) receipt of progress payments and advances from customers in the ordinary course of business to the extent same creates a Lien on the related inventory and proceeds thereof;

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

(q) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02;

(r) Liens solely on any cash earnest money deposits made in connection with an Investment permitted by Section 8.02;

(s) Liens on assets of Foreign Subsidiaries securing Indebtedness of such Foreign Subsidiaries permitted by Section 8.03(g);

(t) Liens existing on the property at the time of its acquisition or existing on the property of any Person at the time such Person became a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 7.18), provided that (i) such Liens do not extend to or cover any other assets (other than proceeds thereof) and such Liens were not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (ii) the aggregate amount of all obligations secured by such Liens does not exceed $50,000,000 at any time outstanding;

(u) transfer restrictions, purchase options, calls or similar rights of third-party joint venture partners with respect to Equity Interests of joint venture entities;

(v) other Liens securing obligations in an aggregate amount not to exceed the greater of $100,000,000 and 1.75% of Consolidated Total Assets as of the end of the most recently ended period of four fiscal quarters, outstanding at the time such obligations were incurred; and

(w) Liens on all or a portion of the Collateral securing obligations in respect of Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt, subject to the requirements of clause (viii) of the first proviso to the definition of Credit Agreement Refinancing Indebtedness.

8.02 Investments. Make any Investments, except:

(a) Investments held by the Parent or such Restricted Subsidiary in the form of cash or Cash Equivalents;

(b) Investments existing as of the Closing Date and, in the case of any such Investment in any Person other than the Parent and its Subsidiaries and that is in an amount in excess of $250,000, set forth in Schedule 8.02(b);

(c) Permitted Intercompany Investments;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or other disputes with customers or suppliers to the extent reasonably necessary in order to prevent or limit loss and Investments consisting of the prepayment of suppliers and service providers on customary terms in the ordinary course of business;

(e) (i) Guarantees permitted by Section 8.03 and (ii) prior to the time that payment or performance in respect of such Guarantee is required, Guarantees of obligations that are not Indebtedness;

(f) Permitted Acquisitions;

(g) Investments in a Person at the time of a Permitted Acquisition of such Person (whether by way of merger, stock purchase, asset purchase or otherwise), provided that such Investments were not made in contemplation of such Acquisition;

(h) advances or loans to directors, officers and employees that do not exceed $10,000,000 in the aggregate at any one time outstanding;

(i) to the extent permitted by Section 8.05, non-cash consideration received in connection with Dispositions;

(j) Investments arising under Swap Contracts permitted by Section 8.03;

(k) any Investment in a Foreign Subsidiary to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Foreign Subsidiary;

(l) to the extent constituting Investments, pledges and deposits permitted by Sections 8.01(e) and 8.01(f);

(m) to the extent constituting an Investment by such Person, the payment, prepayment, redemption or acquisition for value of Indebtedness of such Person permitted by Section 8.12(b);

(n) Investments to the extent made with the cash proceeds of an issuance of Equity Interests by the Parent (other than any such proceeds included for purposes of determining the Available Amount), so long as (i) such proceeds are maintained in a segregated account pending such Investment and (ii) such Investment is consummated within sixty (60) days of such issuance of Equity Interests;

(o) so long as no Event of Default exists at the time of making such Investment or would result therefrom, Investments (other than Acquisitions) in an amount not to exceed the greater of $75,000,000 at any time outstanding, or, if greater at the time such Investment was made, 1.50% of Consolidated Total Assets as of the end of the most recently ended period of four fiscal quarters, in the aggregate at any time outstanding;

(p) contributions by the Parent or any Restricted Subsidiary to any Foreign Subsidiary or Foreign Holdco of Equity Interests in any Foreign Subsidiary; provided that (i) in no circumstances may Equity Interests in a Designated Borrower be contributed to an Unrestricted Subsidiary and (ii) after giving effect to any such contribution with respect to a Designated Borrower, the Equity Interests in such Designated Borrower shall continue to be pledged as Collateral securing the Foreign Obligations;

(q) Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $50,000,000;

(r) the Merger;

(s) so long as no Default exists at the time of making such Investment or would result therefrom, Investments in an amount not to exceed the Available Amount at such time; and

(t) the Post-Closing Reorganization.

8.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness set forth in Schedule 8.03 (and renewals, refinancings, refundings and extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such renewal, refinancing, refunding or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such renewal, refinancing, refunding or extension and by an amount equal to any existing commitments unutilized thereunder, and (ii) the terms relating to principal amount, amortization, maturity, guarantees, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such renewing, refinancing, refunding or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders (as reasonably determined by the Company) than the terms of any agreement or instrument governing or evidencing the Indebtedness being renewed, refinanced, refunded or extended and the interest rate applicable to any such renewing, refinancing, refunding or extending Indebtedness does not exceed the then applicable market interest rate);

(c) intercompany Indebtedness arising from loans and advances permitted under Section 8.02;

(d) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, revenue or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;

(e) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount equal to the greater of $50,000,000 and 1.0% of Consolidated Total Assets as of the end of the most recently ended period of four fiscal quarters at any one time outstanding; and (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(f) unsecured Indebtedness; provided that (i) after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the Loan Parties are in compliance with the Consolidated Net Leverage Ratio Test (for this purpose, determined without regard to the netting of any cash proceeds from the incurrence of such Indebtedness), and the Administrative Agent shall have received a Pro Forma Compliance Certificate demonstrating that the Loan Parties are in compliance with the requirements of this clause (i), (ii) no Default exists immediately prior and after giving effect thereto, (iii) the maturity date for any such Indebtedness shall not be earlier than 180 days after the Latest Maturity Date of any Term Loan, (iv) the Weighted Average Life to Maturity for any such Indebtedness shall not be shorter than the longest then-remaining Weighted Average Life to Maturity of any Term Loan and (v) the total of all such Indebtedness incurred by Subsidiaries other than Loan Parties shall not exceed an aggregate principal amount of $125,000,000 at any one time outstanding;

(g) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $40,000,000 at any one time outstanding;

(h) to the extent constituting Indebtedness, indemnification and non-compete obligations or adjustments in respect of the purchase price (including earn-outs and other contingent deferred payments) in connection with any Permitted Acquisition;

(i) to the extent constituting Indebtedness, customary indemnification obligations to purchasers and purchase price adjustments in connection with Dispositions permitted by Section 8.05;

(j) Indebtedness in respect of workers’ compensation claims, property, casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid and surety bonds and completion guaranties, in each case in the ordinary course of business;

(k) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(l) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Parent or any Restricted Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid;

(m) Guarantees with respect to Indebtedness permitted under this Section 8.03; provided that any Guarantee by a Domestic Loan Party of Indebtedness of any Domestic Non-Loan Party or any Foreign Subsidiary and any Guarantee by a Foreign Loan Party of Indebtedness of any Foreign Non-Loan Party must, in each case, also be permitted by Section 8.02 (other than Section 8.02(e));

(n) (i) Indebtedness in respect of the Senior Notes in an aggregate principal amount not to exceed $600,000,000 and (ii) any Permitted Refinancing with respect thereto;

(o) (i) Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt and Permitted Unsecured Refinancing Debt and (ii) Guarantees with respect to Indebtedness incurred under preceding clause (i), subject to the requirements of clause (vii) of the first proviso to the definition of Credit Agreement Refinancing Indebtedness; and

(p) other unsecured Indebtedness in an aggregate principal amount not to exceed the greater of (x) $150,000,000 and (y) 2.75% of Consolidated Total Assets as of the end of the most recently ended period of four fiscal quarters at any one time outstanding.

8.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate or amalgamate with or into another Person, except that, (a) the Parent may merge or consolidate with any of its Restricted Subsidiaries (other than either Borrower) provided that the Parent is the continuing or surviving corporation, (b) the Company may merge or consolidate with any of its Restricted Subsidiaries (other than the Designated Borrowers) provided that the Company is the continuing or surviving corporation, (c) the Merger and the Post-Closing Reorganization may each be consummated, (d) any Designated Borrower may merge or consolidate with any of its Restricted Subsidiaries (other than another Designated Borrower) provided that such Designated Borrower is the continuing or surviving corporation, (e) any Domestic Subsidiary of the Company may merge or consolidate with any other Domestic Subsidiary of the Company provided that if a Domestic Guarantor is a party to such transaction, the continuing or surviving Person is (or shall, simultaneously upon consummation of such transaction, become) a Domestic Guarantor, (f) any Foreign Subsidiary (other than a Designated Borrower) of the Company may merge or consolidate with any other Foreign Subsidiary (other than a Designated Borrower) of the Company provided that if a Foreign Guarantor is a party to such transaction, the continuing or surviving Person is (or shall, simultaneously upon consummation of such transaction, become) a Foreign Guarantor, (g) the Parent or any Restricted Subsidiary may merge with any other Person in connection with a Permitted Acquisition, provided that (i) if the Parent is a party to such transaction, the Parent is the continuing or surviving corporation, (ii) if the Company is a party to such transaction, the Company is the continuing or surviving corporation, (iii) if a Designated Borrower is a party to such transaction, such Designated Borrower is the continuing or surviving corporation and (iv) if any other Loan Party is a party to such transaction, the continuing or surviving Person is (or, if not already a Loan Party, shall, substantially concurrently with the consummation of such transaction, become) a Loan Party, (h) any Restricted Subsidiary (other than a Borrower) may dissolve, liquidate or wind up its affairs at any time, provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect, (i) any Restricted Subsidiary (other than a Borrower) may merge or consolidate with or into another Person, or dissolve or liquidate, in each case, solely for the purpose of effecting a Disposition expressly permitted pursuant to Section 8.05 and (j) any Restricted Subsidiary may merge or consolidate with any other Person in order to effectuate an Investment expressly permitted pursuant to Section 8.02 provided that (i) if such Restricted Subsidiary is (x) a Domestic Loan Party, the continuing or surviving Person is or shall become a Domestic Loan Party (and if such Subsidiary is the Company, the Company shall be the continuing or surviving Person) or (y) a Foreign Loan Party, the continuing or surviving Person is or shall become a Loan Party (and if such Subsidiary is a Designated Borrower, such Designated Borrower shall be the continuing or surviving Person), and (ii) if the continuing or surviving Person shall be a Restricted Subsidiary (other than an Immaterial Subsidiary), such Person, together with each of its Restricted Subsidiaries (if any), shall have complied with Section 7.12 within the timeframes specified therein.

8.05 Dispositions. Make any Disposition except:

(a) Permitted Transfers and Dispositions set forth on Schedule 8.05;

(b) to the extent constituting a Disposition, the creation of Liens, the making of Investments, the consummation of fundamental changes and the making of Restricted Payments permitted by Sections 8.01, 8.02, 8.04 and 8.06, respectively;

(c) the Disposition of any Immaterial Subsidiary, so long as (i) the fair market value of such Immaterial Subsidiary’s assets shall not exceed $40,000,000 as of the date of such Disposition and (ii) the aggregate fair market value of all Immaterial Subsidiaries’ assets disposed of pursuant to this clause (c) shall not exceed $150,000,000;

(d) to the extent constituting a Disposition, the unwinding of any Swap Contract pursuant to its terms;

(e) the Disposition of “non-core”, surplus or obsolete assets acquired pursuant to a Permitted Acquisition that are Disposed of within six (6) months following the consummation of such Permitted Acquisition, so long as (i) no Default exists immediately prior and after giving effect thereto, (ii) the consideration paid in connection therewith shall be in an amount not less than the fair market value of the property disposed of (as reasonably determined by the Company) and (iii) the Loan Parties or their Restricted Subsidiaries shall receive not less than 75% of the consideration for any such Disposition in the form of cash and Cash Equivalents; and

(f) the Disposition of assets to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition, so long as (i) the consideration paid in connection therewith shall be in an amount not less than the fair market value of the property disposed of (as reasonably determined by the Company), (ii) the Loan Parties or their Restricted Subsidiaries shall receive not less than 75% of the consideration for any such Disposition in the form of cash and Cash Equivalents and (iii) the fair market value of such assets (as reasonably determined by the Company) shall not exceed 25% of the purchase price of such Permitted Acquisition; and

(g) other Dispositions so long as (i) the consideration paid in connection therewith shall be in an amount not less than the fair market value of the property disposed of (as reasonably determined by the Company), (ii) such transaction does not involve the sale or other disposition of a minority equity interest in any Loan Party, (iii) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05 and (iv) the Loan Parties or their Restricted Subsidiaries shall receive not less than 75% of the consideration for any such Disposition in the form of cash and Cash Equivalents.

The Administrative Agent is hereby instructed by the Lenders and hereby agrees with the Loan Parties that the Administrative Agent shall release its Liens on any property Disposed of in accordance with the terms of this Section 8.05 (and subject to the requirements of Section 11.20).

8.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except that:

(a) each Restricted Subsidiary of the Parent may make Restricted Payments to any Person that owns an Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Parent and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in Equity Interests (other than Disqualified Capital Stock) of such Person;

(c) the Parent may declare and make annual cash dividend payments to its shareholders of up to $0.75 per share (as adjusted so that the aggregate amount payable pursuant to this clause (c) is not increased or decreased solely as a result of any stock split, reverse stock split, stock dividend or similar reclassification occurring after the Closing Date); provided, that the declaration and payment of cash dividends pursuant to this clause (c) shall not exceed $0.125 per share in the aggregate if an Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(d) (i) the Parent may withhold against or permit net settlement of Equity Interests from officers, employees and directors of any Loan Party or any of its Restricted Subsidiaries under any equity-based plan or arrangement or (ii) the Parent may redeem or repurchase Equity Interests from officers, employees and directors of any Loan Party or any of its Restricted Subsidiaries (or their estates, spouses or former spouses) (A) as contemplated by Article II of the Merger Agreement or (B) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise, so long as, in the case of this clause (d)(ii)(B), (x) no Default has occurred and is continuing and (y) the aggregate amount of cash used to effect Restricted Payments pursuant to this clause (d)(ii)(B) in any fiscal year of Parent does not exceed $25,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $50,000,000 in any calendar year);

(e) to the extent constituting Restricted Payments, the Parent and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by Section 8.02;

(f) the Parent may purchase fractional shares of its Equity Interests arising out of stock dividends, splits, combinations or business combinations (provided such transaction shall not be for the purpose of evading this limitation);

(g) the Parent and its Restricted Subsidiaries may make other Restricted Payments, so long as (i) at any time that the Consolidated Net Leverage Ratio is greater than or equal to 4.50:1.00 after giving effect to such Restricted Payment on a Pro Forma Basis, the aggregate amount of all Restricted Payments made under this Section 8.06(g) shall not exceed $50,000,000 in any fiscal year, (ii) no Default exists immediately prior and after giving effect thereto and (iii) as of the date of such Restricted Payment after giving effect thereto on a Pro Forma Basis, the Loan Parties are in compliance with Section 8.11 hereof;

(h) the Parent may make other Restricted Payments in an aggregate amount not to exceed the Available Amount at such time; provided that (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) solely to the extent such payments are made in reliance on clause (a) of the definition of “Available Amount”, the Consolidated Net Secured Leverage Ratio (calculated on a Pro Forma Basis) is less than or equal to 4.00:1.00, and the Administrative Agent shall have received a Pro Forma Compliance Certificate demonstrating that the Loan Parties are in compliance with the requirements of this clause (ii); and

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement.

8.07 Change in Nature of Business. Engage in any business, either directly or through any of its Restricted Subsidiaries, except for (a) the provision of specialized software, outsourcing services, application service provider solutions, fund administration and related services and various services relating, incidental or ancillary thereto or (b) a business reasonably related thereto or a reasonable extension thereof.

8.08 Transactions with Affiliates. Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) transactions with the Parent or any of its Restricted Subsidiaries that are not otherwise prohibited under this Agreement and any Permitted Intercompany Investments, (b) transactions expressly permitted by this Agreement, (c) employment agreements, expense reimbursement, compensation and benefits arrangements, (d) those agreements listed on Schedule 8.08 and (e) except as otherwise specifically limited in this Agreement, other transactions which are on terms and conditions not materially less favorable to such Person as would be obtainable by it in a comparable arm’s-length transaction with a Person other than an officer, director or Affiliate.

8.09 Burdensome Agreements. Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (i) in the case of any Restricted Subsidiary, make Restricted Payments in respect of Equity Interests issued by it, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party or (iv) transfer any of its property to any Loan Party, except for (1) this Agreement and the other Loan Documents, (2) any restrictions regarding licenses or sublicenses by the Parent and its Restricted Subsidiaries of intellectual property in the ordinary course of business (in which case such restriction shall relate only to such intellectual property), (3) restrictions contained in any agreement or instrument governing or evidencing any Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 8.03, so long as such restrictions do not impair in the ability of the Loan Parties to perform their obligations under this Agreement, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.04 or 8.05 pending the consummation of such sale, (5) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.02 and applicable solely to such joint venture and entered into in the ordinary course of business, (6) customary provisions in leases and other contracts restricting the assignment thereof, (7) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (8) any agreements existing on the Closing Date and (9) Contractual Obligations that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary.

(b) Enter into, or permit to exist, any Contractual Obligation that (1) encumbers or restricts the ability of any Loan Party (other than a Designated Borrower) to pledge its property pursuant to the Loan Documents (or any renewals, refinancings, exchanges, refundings or extensions thereof), except for (i) this Agreement and the other Loan Documents, (ii) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iii) software and other intellectual property licenses pursuant to which the Parent or Restricted Subsidiary is the licensee of the relevant software or intellectual property, as the case may be (in which case, any prohibition or limitation shall relate only to the assets which are the subject of the applicable license), (iv) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale, (v) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.02 and applicable solely to such joint venture and are entered into in the ordinary course of business, (vi) customary provisions in leases and other contracts restricting the assignment thereof, (vii) any Permitted Lien or any document or instrument governing a Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (viii) any agreements existing on the Closing Date and (ix) Contractual Obligations that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary or (2) requires the grant of any security for any obligation if such property is given as security for the Obligations.

8.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, in violation of Regulation U or X of the FRB.

8.11 Financial Covenant. Consolidated Net Secured Leverage Ratio. With respect to the Revolving Facility, the Term A-1 Facility and the Term A-2 Facility only, permit the Consolidated Net Secured Leverage Ratio as of the end of any fiscal quarter of the Parent to be greater than the ratio specified below for the periods specified below:

Beginning with the first full fiscal quarter following the Closing Date, the following fiscal quarters	Consolidated Net Secured Leverage Ratio

The fiscal quarter ending December 31, 2015, through and including the fiscal quarter ending September 30, 2016	5.50 to 1.0

The fiscal quarter ending December 31, 2016, through and including the fiscal quarter ending September 30, 2017	5.25 to 1.0

The fiscal quarter ending December 31, 2017, through and including the fiscal quarter ending September 30, 2018	5.00 to 1.0

The fiscal quarter ending December 31, 2018 and each fiscal quarter thereafter	4.75 to 1.0

Notwithstanding the foregoing, in the event that the principal amounts of the Term A-1 Facility and the Term A-2 Facility have been repaid in full, this Section 8.11 shall be in effect only if, as of the last day of any fiscal quarter, the aggregate Outstanding Amount of all Revolving Loans and/or L/C Obligations (other than (i) Letters of Credit having an aggregate amount available to be drawn thereunder not to exceed $20,000,000 and (ii) Letters of Credit which have been Cash Collateralized in an amount equal to 105% of the amount available to be drawn under such Letters of Credit) at such time is greater than 20% of the Aggregate Revolving Commitments as of the end of the most recently ended period of four fiscal quarters.

8.12 Prepayment of Other Indebtedness, Etc.

(a) If any Default exists or would result therefrom, amend or modify any of the terms of any Subordinated Debt if such amendment or modification would add or change any terms in a manner adverse to any Loan Party or any Restricted Subsidiary, or shorten the final maturity or Weighted Average Life to Maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto; provided that, no amendment or modification may be made to the terms of any Indebtedness incurred pursuant to Section 8.03(f) or (o) if, as a result of such amendment or modification, the amended or modified Indebtedness would not be permitted to be incurred pursuant to Section 8.03(f) or (o).

(b) Make any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of, any Subordinated Debt, except (i) the refinancing thereof with any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), to the extent not required to prepay any Loans pursuant to Section 2.05(b), (ii) the conversion or exchange of any Subordinated Debt to or for Equity Interests (other than Disqualified Capital Stock) of the Parent, (iii) the prepayment of Subordinated Debt of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary, subject to the subordination provisions applicable to any such Indebtedness, (iv) repayments, redemptions, purchases, defeasances and other payments in respect of Subordinated Debt prior to the scheduled maturity thereof in an aggregate amount not to exceed the Available Amount at such time; provided that (x) no Event of Default has occurred and is continuing or would result therefrom and (y) solely to the extent such payments are made in reliance on clause (a) of the definition of “Available Amount”, the

Consolidated Net Secured Leverage Ratio (calculated on a Pro Forma Basis) is less than or equal to 4.00:1.00, and the Administrative Agent shall have received a Pro Forma Compliance Certificate demonstrating that the Loan Parties are in compliance with the requirements of this clause (y).

8.13 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

(a) Amend, modify or change its Organization Documents in a manner adverse to the Lenders.

(b) Change its fiscal year from that in effect on the Closing Date.

(c) In the case of a Loan Party, without providing prompt written notice to the Administrative Agent (and in any event not later than ten (10) days following such change), change its name, state or jurisdiction of formation or form of organization.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants.

(i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01 or 7.02 and such failure continues for five Business Days; or

(ii) Any Borrower fails to perform or observe any term, covenant or agreement contained in Section 7.05; or

(iii) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.03(a), Section 7.11 or Article VIII; provided that an Event of Default under Section 8.11 shall not constitute an Event of Default for purposes of any Term Loan (other than the Term A-1 Loans, Term A-2 Loans, 2017 Refinancing Term A-1 Loans and 2017 Refinancing Term A-2 Loans) unless and until the Required Pro Rata Lenders have actually terminated the Aggregate Revolving Commitments and/or declared all Revolving Loans, Term A-1 Loans, Term A-2 Loans,

2017 Refinancing Term A-1 Loans and/or 2017 Refinancing Term A-2 Loans and all related Obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before the date the Required Lenders declare an Event of Default with respect to Section 8.11; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of (i) the giving of written notice thereof to the Company from the Administrative Agent or a Lender or (ii) a Responsible Officer of the Company becomes aware of such failure; or

(d) Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Loan Party herein or in any other Loan Document or in any certificate required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Restricted Subsidiary (A) fails to make any payment of principal or interest when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) beyond the applicable grace period in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform (beyond the applicable grace period) any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (other than (1) any required prepayment of Indebtedness secured by a Permitted Lien that becomes due as the result of the Disposition of the assets subject to such Lien so long as such Disposition is permitted by this Agreement or (2) any required repurchase, repayment or redemption of (or offer to repurchase, repay or redeem) any Indebtedness that was incurred for the specified purpose of financing all or a portion of the consideration for a merger or acquisition, provided that (x) such repurchase, repayment or redemption (or offer to repurchase, repay or redeem) results solely from the failure of such merger or acquisition to be consummated, (y) such Indebtedness is repurchased, repaid or redeemed in accordance with its terms and (z) no proceeds of the Credit Extensions are used to make such repayment, repurchase or redemption), the effect of which failure or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract; provided, that in respect of any Swap Contract that is governed by a master agreement, such Early Termination Date must be in respect of all transactions governed by such master agreement) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Restricted Subsidiary is the

Defaulting Party (as defined in such Swap Contract) or (B) an Additional Termination Event (as defined in such Swap Contract) or Credit Event Upon Merger (as defined in such Swap Contract) as to which any Loan Party or any Restricted Subsidiary is the sole Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by any Loan Party or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by (A) independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage, (B) escrow funds held for the benefit of such Loan Party or Restricted Subsidiary as to which the applicable trustee has not disputed the availability of such funds for such Loan Party or Restricted Subsidiary in connection with such judgment or order or (C) contractual indemnification in favor of such Loan Party or Subsidiary from third parties that have not disputed responsibility in writing and who the Administrative Agent in its discretion has determined to be creditworthy), and there is a period of sixty consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect, or such judgment is not otherwise satisfied or discharged; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than Obligations for indemnification, expense reimbursement, tax gross-up or yield protection for which no claim has been made), ceases to be in full force and effect; or (ii) any Loan Party contests in any manner the validity or enforceability of any Loan Document; or (iii) any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control.

9.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Revolving Lender to make Revolving Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or applicable Law or at equity;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Revolving Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03 Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02):

(a) Subject to clauses (b), (c) and (d) below, any amounts received by the Administrative Agent (or, to the extent that any Collateral Document requires proceeds of collateral under such Collateral Document to be applied in accordance with the provisions of this Agreement, the collateral agent, mortgagee, security trustee, pledgee or other secured party under such Collateral Document) on account of the Obligations (including upon any sale or other Disposition of any Collateral or any distribution under a proceeding under any Debtor Relief Laws with respect to any Loan Party), shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent and the L/C Issuers pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

Third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Secured Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, ratably among the Lenders (and, in the case of such Secured Swap Contracts, Affiliates of Lenders) and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Secured Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, (c) payments of amounts due under any Secured Treasury Management Agreement between any Loan Party and any Lender, or any Affiliate of a Lender and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Secured Swap Contracts and Secured Treasury Management Agreements, Affiliates of Lenders) and the L/C Issuers in proportion to the respective amounts described in this clause Fifth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

(b) Notwithstanding the foregoing provisions of this Section 9.03, to the extent monies or proceeds to be applied pursuant to clause (a) above consist of proceeds received under any Foreign Collateral Document or are otherwise received from any Foreign Loan Party, such proceeds will be applied as otherwise required in clause (a) above solely to the Foreign Obligations (as if each reference in said clause to “Obligations” were to “Foreign Obligations”).

(c) Notwithstanding the foregoing provisions of this Section 9.03, the Administrative Agent may in its sole discretion (and, at the request of the Required Lenders, shall) apply any amounts described in clause (a) above, to the extent representing proceeds under any U.S. Collateral Document or otherwise received from any Domestic Loan Party (a) first, to the Direct U.S. Loan Party Obligations as provided in the First, Second, Third, Fourth and Fifth clauses thereof (as if each reference in said clauses to “Obligations” were to “Direct U.S. Loan Party Obligations”) and (b) second, after repayment in full of all Direct U.S. Loan Party Obligations, to all other Obligations as provided in the First, Second, Third, Fourth and Fifth clauses thereof.

(d) Notwithstanding the foregoing provisions of this Section 9.03, to the extent monies or proceeds to be applied pursuant to clause (a) above consist of proceeds received from a sale or other Disposition of Excess Foreign Entity Stock, such proceeds will be applied as otherwise required in clause (a) above solely to the Foreign Obligations (as if each reference in said clause to “Obligations” were to “Foreign Obligations”). In determining whether any Excess Foreign Entity Stock has been sold or otherwise Disposed of, the Administrative Agent shall treat any sale or Disposition of Equity Interests or CPECs of any First Tier Foreign Subsidiary or Foreign Holdco as first being a sale of Equity Interests or CPECs which are not Excess Foreign Entity Stock until such time as the Equity Interests or CPECs sold represent 65% of the Equity Interests or CPECs of the respective First Tier Foreign Subsidiary or Foreign Holdco and, after such threshold has been met, any further sales of Equity Interests or CPECs of the respective First Tier Foreign Subsidiary or Foreign Holdco shall be treated as sales of Excess Foreign Entity Stock.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth of clause (a) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Treasury Management Agreements and Secured Swap Contracts shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Lender or Affiliate of a Lender party to such Secured Treasury Management Agreement or such Secured Swap Contract, as the case may be. Each holder of any such Obligations arising under Secured Swap Contracts or Secured Treasury Management Agreements that is not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X hereof for itself and its Affiliates as if it were a “Lender” party hereto.

Notwithstanding the foregoing or anything to the contrary in this Agreement or any other Loan Document, in no circumstances shall proceeds of any Collateral constituting an asset of a Loan Party which is not a Qualified ECP Guarantor be applied towards the payment of any Obligations under Secured Swap Contracts.

Notwithstanding any contrary provisions in any Loan Document, all references in the Loan Documents to payments, proceeds, liabilities, Obligations, Loans, fees, collections, Guarantees, Collateral, security interests, pledges, and any other arrangement affecting the payment obligations of the Borrowers and the other Loan Parties to the Administrative Agent, the Lenders and the other Secured Parties, shall, in the case of and as applied to any Foreign Loan Party, only relate to the Foreign Obligations, such that no payments received from, or collections on account of the property or assets of, a Foreign Loan Party (or rights to such receipt or such collection) shall be applied to any Direct U.S. Loan Party Obligations, it being the intention of the parties hereto to avoid adverse tax consequences for any Domestic Loan Party due to the application of Section 956 of the Internal Revenue Code. All provisions contained in any Loan Document shall be interpreted consistently with this Section 9.03 to the extent possible, and where such other provisions conflict with the provisions of this Section 9.03, the provisions of this Section 9.03 shall govern.

ARTICLE X

ADMINISTRATIVE AGENT

10.01 Appointment and Authority. Each of the Lenders and the L/C Issuers hereby irrevocably appoints DBNY to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as expressly provided in Section 10.05 and 10.06, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, potential Swap Contract providers and potential Treasury Management Agreement providers) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the

Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

The Administrative Agent shall also act as security trustee in relation to the security created or evidenced by the English Security Documents. Each Lender hereby authorizes the Administrative Agent to enter into the Security Trust Deed on its behalf. Each Person that becomes a Lender hereunder after the Closing Date hereby confirms that it shall be bound by the terms of the Security Trust Deed on and from the date on which it becomes a Lender as if it were an original Lender party thereto. In addition, each reference to the Administrative Agent in this Article X (including in connection with any indemnification or exculpation provided herein for the benefit of the Administrative Agent) shall be deemed to apply to the Administrative Agent acting in its capacity as security trustee under the Security Trust Deed.

10.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, signature, representation, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and, unless an Event of Default under Section 9.01(f) then exists, the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company at all times other than during the existence of an Event of Default (which consent shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by DBNY as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer, so long as, effective upon such resignation, at least one L/C Issuer remains in such capacity and/or a successor L/C Issuer is appointed in accordance with the immediately following sentence and the aggregate Letter of Credit Sublimits of all remaining L/C Issuers is not less than the Letter of Credit Sublimit as in effect immediately prior to the effectiveness of such resignation. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) such retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by such retiring L/C Issuer and outstanding at the time of such succession or make other arrangements satisfactory to such retiring L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.

10.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made (i) its own independent investigation of the financial condition and affairs of Parent and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08 No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents in respect of the Facilities (including the Arrangers, the 2017 Refinancing Arranger, the Co-Managers and the Documentation Agent) shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder; it being understood and agreed that such bookrunners, arrangers, syndication agents, documentation agents or co-agents shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Section 11.04. Without limitation of the foregoing, any such bookrunners, arrangers, syndication agents, documentation agents or co-agents shall not, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other person.

10.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations arising under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

10.10 Collateral and Guaranty Matters. The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made and (B) obligations and liabilities under Secured Treasury Management Agreements and Secured Swap Contracts as to which arrangements satisfactory to the applicable provider thereof shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Applicable L/C Issuer shall have been made), (ii) that is transferred or to be transferred (with the effectiveness of such release to be contingent upon consummation of such transaction) as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

(c) to release any Guarantor (other than the Parent) from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

10.11 Secured Swap Contracts and Secured Treasury Management Agreements. No Lender or any Affiliate of a Lender that is party to any Secured Swap Contract or any Secured Treasury Management Agreement permitted hereunder that obtains the benefits of Section 9.03 or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Swap Contracts and Secured Treasury Management Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate of a Lender that is party to such Secured Swap Contract or such Secured Treasury Management Agreement, as the case may be.

10.12 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Loan Party, any Subsidiary, the Required Lenders, any Lender or any other person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the Borrowers and/or the applicable Loan Parties, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that

(a) no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended, increased or reinstated (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or Event of Default, mandatory prepayment or a mandatory reduction in Commitments is not considered an extension, increase or reinstatement of the Commitments of any Lender);

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced, it being understood that the waiver of any mandatory prepayment of Loans under any Facility shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender and/or the Applicable L/C Issuer (as applicable) entitled to receive such amount; provided, however, that (A) only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (B) only the consent of the Required Pro Rata Lenders shall be necessary to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(iv) change (A) Section 2.13 or 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby, (B) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is a Term Facility, the Required Term Lenders under such Facility and (ii) if such Facility is the Revolving Facility, the Required Revolving Lenders or (C) any provision of this Agreement that by its terms affects the rights or duties of the Revolving Lenders (but not the Term Lenders) without the written consent of the Required Revolving Lenders;

(v) subject to Section 2.01(f), Section 2.17(d), Section 2.18(d) and the penultimate paragraph of this Section 11.01, change (A) any provision of this Section 11.01(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Commitments on the Closing Date) or the definition of “Required Lenders”, without the written consent of each Lender, (B) the definition of “Required Revolving Lenders”, “Required Pro Rata Lenders” or “Required Term Lenders”, without the written consent of each Lender under the applicable Facility or Facilities or (C) any provision of the Re-Allocation Agreement, except in accordance with the requirements of Section 3.2 of the Re-Allocation Agreement (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the “Required Lenders”, the “Required Pro Rata Lenders”, the “Required Revolving Lenders” and the “Required Term Lenders” on substantially the same basis as the extensions of Term Loans and/or Revolving Commitments, as applicable, are included on the Closing Date);

(vi) except in connection with a Disposition permitted under Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;

(vii) amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Lender that is obligated to make Credit Extensions to any Borrower in Alternative Currencies; or

(viii) release any Borrower from its obligations under any Loan Document without the consent of each Lender, or, except in connection with a transaction permitted under Section 8.04 or Section 8.05, any material Guarantor without the written consent of each Lender whose Obligations are guaranteed thereby.

(b) unless also signed by such L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of an L/C Issuer under this Agreement (including, without limitation, any increase to the Applicable Letter of Credit Sublimit applicable to such L/C Issuer) or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(c) [Reserved]; and

(d) unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, however, that notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders, (iv) a Commitment Increase Amendment shall be effective if executed by the Loan Parties, each Lender providing an Incremental Term Loan Commitment or an increase in Revolving Commitments and the Administrative Agent, (v) no Lender consent is required to effect a Refinancing Amendment or Extension Amendment (except as expressly provided in Sections 2.17 or 2.18, as applicable) and (vi) only the written consent of the Borrowers, Required Pro Rata Lenders and the Administrative Agent shall be required to amend, waive or otherwise modify any term or provision of Section 8.11 or Section 9.01(b) (solely as it relates to Section 8.11).

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

In addition, notwithstanding anything else to the contrary contained in this Section 11.01, (a) if the Administrative Agent and the Borrowers shall have jointly identified any error or omission of a technical nature in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision and (b) the Administrative Agent and the Borrowers shall be permitted to amend any provision of any Collateral Document to better implement the intentions of this Agreement and the other Loan Documents, and in each case, such amendments shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within ten (10) Business Days following receipt of notice thereof. The Lenders hereby expressly authorize the Administrative Agent to enter into any amendment to the Loan Documents contemplated by the preceding sentence.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Company, the Designated Borrowers and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all outstanding Term Loans under a given Term Facility (the “Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (the “Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall equal the aggregate principal amount of such Refinanced Term Loans, (b) the Effective Yield with respect to such Replacement Term Loans shall not be higher than the Effective Yield with respect to such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prior prepayments of the Refinanced Term Loans), (d) such Replacement Term Loans shall satisfy the requirements of Credit Agreement Refinancing Indebtedness, (e) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date in effect immediately prior to such refinancing and (f) no Default or Event of Default shall have occurred and be continuing or would result from such Replacement Term Loans.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of each Revolving Lender, the Administrative Agent and the Borrowers to the extent necessary to integrate any Alternative Currency (other than any Alternative Currency permitted as of the Closing Date) in accordance with Section 1.06.

11.02 Notices; Effectiveness; Electronic Communications. Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Company, a Borrower or any other Loan Party, the Administrative Agent or any L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company or its Affiliates, or the respective securities of any of the foregoing).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during the normal business hours of the recipient, shall be deemed to have been given at the opening of business on the next business day of the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested”

function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day of the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, the L/C Issuers or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party or the Administrative Agent’s transmission of Company Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party or such Agent Party’s breach in bad faith of its obligations hereunder; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each Loan Party, the Administrative Agent and each L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent and each L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Company Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its Affiliates or the respective securities of any of the foregoing for purposes of United States Federal or state securities Laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) each L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; and Damage Waiver. Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Arrangers, the 2017 Refinancing Arranger, the Co-Managers and the Administrative Agent and their Affiliates (including the reasonable and documented fees, charges and disbursements of a single counsel (and any appropriate local counsel) for the Arrangers, the 2017 Refinancing Arranger, the Co-Managers and the Administrative Agent), in connection with the syndication of the credit facilities provided for herein and the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents (it being understood that such amounts shall be paid on the Closing Date (so long as invoices in reasonable detail shall have been provided to the Company at least three (3) Business Days prior to the Closing Date) (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of a single counsel (and any appropriate local counsel) for the Administrative Agent), in connection with the administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (iii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by such L/C Issuer or any demand for payment thereunder and (iv) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Restricted Subsidiaries, or any

Environmental Liability related in any way to a Loan Party or any of its Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or from such Indemnitee’s breach in bad faith of its obligations hereunder or under any other Loan Document, or (y) arise out of any investigation, litigation or proceeding that does not involve an act or omission by the Company or any other Loan Party and arises solely from a dispute among Indemnitees (except when and to the extent that one of the parties to such dispute was acting in its capacity as an agent, arranger, bookrunner, co-manager or other agency capacity and, in such case, excepting only such party). This Section 11.04(b) shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim.

(c) Reimbursement by Lenders. (i) To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought, and calculated, solely for this purpose, on an aggregate basis across all Facilities then in effect) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(ii) The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee or breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, in each case, as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. Except as expressly provided otherwise herein, all amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and any L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent permitted by applicable law, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns. Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts. Except in the case of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund:

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the related Loans at the time owing to it under any Facility, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (i) $5,000,000 in the case of an assignment under the Revolving Facility and (ii) $1,000,000 in the case of an assignment under any Term Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments of the applicable Class, and rights and obligations under this Agreement with respect thereto, assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund (or, in the case of any assignment of Revolving Commitments or Revolving Loans, a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund in respect of a Revolving Lender); provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof in accordance with Section 11.02;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Commitment or Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 (to be paid by the assignor or the assignee); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates (including the Parent and the Designated Borrowers) or Subsidiaries (other than pursuant to and in accordance with Section 11.06(i) below), (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural person.

(vi) No Assignment Resulting in Additional Indemnified Taxes. No such assignment under the Revolving Facility shall be made to any Person that, through its Lending Offices, is not capable of lending the applicable Alternative Currencies to either of the Borrowers without the imposition of any additional Indemnified Taxes.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage of the Revolving Facility. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and shall have acknowledged in writing that it is bound by the terms of the Re-Allocation Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the Re-Allocation Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement and the Re-Allocation Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto and to the Re-Allocation Agreement but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations (and stated interest thereon) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Company and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent, the other Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vii) of Section 11.01(a) that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that, to the fullest extent permitted under applicable law, each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent the sale of the participation is pursuant to the Re-Allocation Agreement. A Participant shall not be entitled to the benefits of Section 3.01 unless (i) such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender or (ii) the sale of the participation is pursuant to the Re-Allocation Agreement and, in each case, such Participant delivers the forms required by Section 3.01(e) to such Participant’s participating Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over it; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time an L/C Issuer assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, such L/C Issuer may, so long as at least one other L/C Issuer shall then exist, upon thirty days’ notice to the Company and the Lenders, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that any such resignation as L/C Issuer shall not be effective if there are no L/C Issuers (including any successor L/C Issuer appointed in accordance with this sentence) under this Agreement. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of such retiring L/C Issuer and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by such retiring L/C Issuer and outstanding at the time of such succession or make other arrangements satisfactory to such retiring L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.

(h) In case of assignment, transfer or novation by any Lender to a new Lender of all or any part of its rights and obligations under any of the Loan Documents, such existing Lender and the new Lender agree that, for the purposes of Article 1278 of the Luxembourg Civil Code (to the extent applicable), any security interests created under the Collateral Documents securing the rights assigned, transferred or novated hereby will be preserved for the benefit of such new Lender.

(i) Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans of any Class hereunder to the Parent or any of its Subsidiaries, but only if:

(i) such assignment is made pursuant to (x) a Dutch Auction open to all Term Lenders of the applicable Class on a pro rata basis or (y) an open-market purchase;

(ii) no Default has occurred or is continuing or would result therefrom;

(iii) any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Parent or any of its Subsidiaries; and

(iv) the Parent and its Subsidiaries do not use the proceeds of the Revolving Facility (whether or not the Revolving Facility has been increased pursuant to Section 2.01 or otherwise modified pursuant to Section 2.17 or 2.18) to acquire such Term Loans.

11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors, numbering, administration and settlement service providers and other representatives who have a need to know such Information in connection with the transactions contemplated by the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee or pledgee of or Participant in, or any prospective assignee or pledgee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.01(f), 2.17, 2.18 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Loan Party and its obligations, (g) with the prior written consent of the Company, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Parent or any of its Subsidiaries (which source is not known by the recipient to be in breach of confidentiality obligations with the Parent or any Subsidiary) or (i) for purposes of establishing a due diligence defense.

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any

Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary (other than any such information received from a source that is known by the recipient to be in breach of confidentiality obligations with such Loan Party or any Subsidiary). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08 Set-off; Several Obligations. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Company or any other Loan Party against any and all of the obligations of the Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document then due to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Loan Party are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b) Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, the parties agree that (a) no Foreign Subsidiary or Foreign Holdco shall be liable for any obligations of the Company or any other Domestic Loan Party; (b) each Designated Borrower shall be severally liable only for the Foreign Obligations, and shall not be a co-obligor or guarantor with respect to any of the obligations of the Domestic Loan Parties; and

(c) neither the Administrative Agent, nor any Lender, nor any Affiliate thereof may set-off or apply any deposits of, or any other obligations at the time owing to or for the credit of the account of, any Foreign Subsidiary, including the Designated Borrowers, or any Foreign Holdco against any or all of the obligations of any Domestic Loan Party.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than contingent indemnification, tax gross-up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made).

11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or each L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) either Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) the obligation of any Lender to make or maintain Loans as Eurocurrency Rate Loans has been suspended pursuant to Section 3.02, (iv) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 11.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) or (v) any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) unless waived by the Administrative Agent (in its sole discretion), the Company shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05 and 2.09(b)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) in the case of any such assignment resulting from a suspension of a Lender’s obligation to make or maintain Loans as Eurocurrency Rate Loans, the assignee of such assignment shall not be prohibited from making or maintaining Loans as Eurocurrency Rate Loans;

(e) such assignment does not conflict with applicable Laws; and

(f) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination;

provided that the failure by such Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Lender and the mandatory assignment of such Lender’s Commitments and outstanding Loans and participations in L/C Obligations pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

In case of replacement of any Lender by a new Lender of all or any part of its rights and obligations under any of the Loan Documents, it is agreed that, for the purposes of Article 1278 of the Luxembourg Civil Code (to the extent applicable), any security interests created under the Collateral Documents securing the rights assigned, transferred or novated hereby, will be preserved for the benefit of such new Lender.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT (I) THE INTERPRETATION OF THE DEFINITION OF “TARGET MATERIAL ADVERSE EFFECT” AND WHETHER THERE SHALL HAVE OCCURRED A TARGET MATERIAL ADVERSE EFFECT, (B) WHETHER THE TARGET ACQUISITION HAS BEEN CONSUMMATED AS CONTEMPLATED BY THE MERGER AGREEMENT AND (C) THE DETERMINATION OF WHETHER THE REPRESENTATIONS MADE BY OR WITH RESPECT TO THE TARGET OR ANY OF ITS AFFILIATES ARE ACCURATE AND WHETHER AS A RESULT OF ANY INACCURACY OF ANY SUCH REPRESENTATIONS A PARTY TO THE MERGER AGREEMENT (OR ITS APPLICABLE AFFILIATES) HAS THE RIGHT TO TERMINATE ITS (OR THEIR) OBLIGATIONS, OR HAS THE RIGHT NOT TO CONSUMMATE THE MERGER, UNDER THE MERGER AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

(b) SUBMISSION TO JURISDICTION. EXCEPT AS OTHERWISE SPECIFIED IN ANY COLLATERAL DOCUMENT, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) AND OF THE UNITED

STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING LENDER OR THE HOLDER OF ANY NOTE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. THE DESIGNATED BORROWERS AND EACH FOREIGN GUARANTOR (EXCLUDING GLOBEOP FINANCIAL SERVICES LLC) FROM TIME TO TIME PARTY HERETO HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND

EMPOWERS CORPORATION SERVICE COMPANY, WITH OFFICES ON THE DATE HEREOF AT 1133 AVENUE OF THE AMERICAS, SUITE 3100, NEW YORK, NEW YORK 10036, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH OF THE PARTIES AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT.

11.15 Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the 2017 Refinancing Arranger and the Co-Managers, are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the 2017 Refinancing Arranger and the Co-Managers, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each of the Arrangers, the 2017 Refinancing Arranger and each of the Co-Managers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties (including pursuant to Section 11.06(c)

hereof), has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person, (B) neither the Administrative Agent nor any Arrangers, 2017 Refinancing Arranger or Co-Manager has assumed or will assume, except as expressly agreed in writing by the relevant parties (including pursuant to Section 11.06(c) hereof), an advisory, agency or fiduciary responsibility in favor of either Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Arrangers or 2017 Refinancing Arranger has advised or is currently advising either Borrower, the other Loan Parties or their respective Affiliates on other matters in any other capacity) and (C) neither the Administrative Agent nor the Arrangers, the 2017 Refinancing Arranger or Co-Managers have any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Co-Managers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arrangers, the 2017 Refinancing Arranger or the Arrangers or Co-Managers have any obligation to disclose any of such interests to the Loan Parties and their respective Affiliates. To the fullest extent permitted by Law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers, the 2017 Refinancing Arranger and the Co-Managers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution”, “signed”, “signature”, and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in the Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.18 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and, if applicable, tax identification number of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Company shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the applicable Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

11.20 Release of Collateral and Guaranty Obligations. Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Company in connection with any Disposition permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender), at the expense of the Company, take such actions as shall be required to release its security interest in any Collateral Disposed of in such Disposition, and to release any Guaranty under any Loan Document of any Person Disposed of in such Disposition (other than the Parent), upon consummation of such Disposition in accordance with the Loan Documents; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Senior Notes, any Permitted First Priority Refinancing Debt, any Permitted Junior Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt or any Indebtedness incurred under Section 8.03(f).

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, at such time as (a) all principal of and interest accrued to such date which constitute Obligations (other than (A) Obligations for indemnification, expense reimbursement, tax gross-up or yield protection for which no claim has been made and (B) obligations and liabilities under Secured Treasury Management Agreements and Secured Swap Contracts as to which arrangements satisfactory to the applicable provider thereof shall have been made) shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations (other than (A) Obligations for indemnification, expense reimbursement, tax gross-up or yield protection for which no claim has been made and (B) obligations and liabilities under Secured Treasury Management Agreements and Secured Swap Contracts as to which arrangements satisfactory to the applicable holder(s) of such obligations and/or liabilities shall have been made) shall have been paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully Cash Collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to each Applicable L/C Issuer, and (d) the Commitments shall have expired or been terminated in full, the Administrative Agent shall at the expense of the Company take such actions as shall be required to release its security interest in all Collateral, and to release any Guaranty under any Loan Document. Any such release of any Guaranty shall be deemed subject to the provision that such Guaranty shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(c) Any execution and delivery of documents pursuant to this Section 11.20 shall be without recourse to or warranty by the Administrative Agent.

11.21 Waiver of Sovereign Immunity. Each Loan Party that is incorporated outside the United States, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Loan Party or its respective Subsidiaries or any of its or its respective Subsidiaries’ properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon the Loans or any Loan Document or any other liability or obligation of such Loan Party or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Loan Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Loan Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, each Loan Party further agrees that the waivers set forth in this Section 11.21 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

11.22 Intercreditor Agreements.

(a) EACH LENDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS MAY BE CREATED ON THE COLLATERAL (OR ANY PORTION THEREOF) IN CONNECTION WITH A BORROWER’S INCURRENCE OF ANY PERMITTED FIRST PRIORITY REFINANCING DEBT AND PERMITTED JUNIOR PRIORITY REFINANCING DEBT, WHICH LIENS, IN EACH CASE, SHALL BE SUBJECT TO THE TERMS AND CONDITIONS OF AN INTERCREDITOR AGREEMENT. THE EXPRESS TERMS OF ANY SUCH INTERCREDITOR AGREEMENT SHALL PROVIDE THAT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF SUCH INTERCREDITOR AGREEMENT, ON THE ONE HAND, AND ANY OF THE LOAN DOCUMENTS, ON THE OTHER HAND, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b) EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO ANY SUCH INTERCREDITOR AGREEMENTS ON BEHALF OF THE LENDERS, AND TO TAKE ALL ACTIONS (AND EXECUTE AMENDMENTS THERETO AND ALL OTHER DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT.